Exhibit 10.8
FIRST AMENDMENT TO CREDIT AGREEMENT
FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 23, 2016, by and among VWR FUNDING, INC., a Delaware corporation (the “Parent Borrower”), the Guarantors, the Tranche B-1 Term Loan Lenders (as defined in Exhibit A) party hereto and CITIBANK, N.A., as the Additional Tranche B-2 Term Loan Lender (as defined in Exhibit A) and as Administrative Agent (as defined in the Existing Credit Agreement referred to below).
W I T N E S S E T H:
WHEREAS, the Parent Borrower, the Foreign Subsidiary Borrowers party from time to time thereto, the Lenders party from time to time thereto and the Administrative Agent are party to that certain Credit Agreement, dated as of September 28, 2015 (as may be amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);
WHEREAS, the Borrower shall prepay €50,000,000 in Tranche B Term Loans immediately prior to the effectiveness of this Amendment (the “Prepaid Tranche B Term Loans”);
WHEREAS, after giving effect to the Prepaid Tranche B Term Loans, (i) each Converting Consenting Lender (as defined in Exhibit A) has agreed, on the terms and conditions set forth herein, to consent to this Amendment and have all of its outstanding Tranche B-1 Term Loans (as defined in Exhibit A) (or such lesser amount as notified and allocated to such Converting Consenting Lender by the Administrative Agent, as determined by the Parent Borrower and the Administrative Agent in their sole discretion) converted into an equivalent principal amount of Tranche B-2 Term Loans (as defined in Exhibit A) effective as of the First Amendment Effective Date (as defined below) (the “Converted Tranche B-2 Term Loans”), (ii) each Non-Converting Consenting Lender (as defined in Exhibit A) has agreed, on the terms and conditions set forth herein, to consent to this Amendment and have all of its outstanding Tranche B-1 Term Loans, prepaid and to purchase by assignment from the Additional Tranche B-2 Term Loan Lender, in accordance with the terms of the Amended Credit Agreement, Tranche B-2 Term Loans in a principal amount equal to the principal amount of such Tranche B-1 Term Loans (or such lesser amount as notified and allocated to such Non-Converting Consenting Lender by the Administrative Agent, as determined by the Parent Borrower and the Administrative Agent in their sole discretion), and (iii) the Additional Tranche B-2 Term Loan Lender has agreed to make additional Tranche B-2 Term Loans in a principal amount equal to the principal amount of any outstanding Tranche B-1 Term Loans that are not converted into Tranche B-2 Term Loans on the First Amendment Effective Date as described in clause (i) above (the “Additional Tranche B-2 Term Loans”), the proceeds of which will be used to repay in full such non-converted Tranche B-1 Term Loans; and
WHEREAS, pursuant to Sections 9.08(b) and (d) of the Existing Credit Agreement, the Parent Borrower, the Administrative Agent and the Tranche B-1 Term Loan Lenders party hereto wish to amend the Existing Credit Agreement on the terms and subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Existing Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”).

SECTION 2. Amendments. Effective as of the First Amendment Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Existing Credit Agreement attached as Exhibit A hereto.
SECTION 3. Additional Agreements.

(a)On or prior to the fifth Business Day after the First Amendment Effective Date, each Lender holding a Note evidencing Tranche B-1 Term Loans shall deliver to the Administrative Agent such Note. All Notes evidencing Tranche B-1 Term Loans shall be deemed cancelled on the First Amendment Effective Date.
(b)Notwithstanding anything herein or in the Amended Credit Agreement to the contrary, the aggregate principal amount of the Tranche B-2 Term Loans will not exceed the aggregate principal amount of the Tranche B-1 Term Loans outstanding immediately prior to the First Amendment Effective Date, which, for the avoidance of doubt, shall not include the amount of the Prepaid Tranche B Term Loans. As of the First Amendment Effective Date, after giving effect to the Amendment (after giving effect to any principal amortization payments made on or prior to the First Amendment Effective Date), the aggregate outstanding principal of amount of “Tranche B-2 Term Loans” is €406,550,000.00.
SECTION 4. Conditions to Effectiveness and Funding. The effectiveness of the amendments set forth in Section 2 hereof and the obligations of the Additional Tranche B-2 Term Loan Lender to make the Additional Tranche B-2 Term Loans are subject to satisfaction of the following conditions precedent (the date of such satisfaction being the “First Amendment Effective Date”):

(a)(i) The Parent Borrower and the Guarantors shall have executed and delivered counterparts of this Amendment to the Administrative Agent, (ii) each Converting Consenting Lender shall have executed and delivered counterparts of this Amendment to the Administrative Agent, (iii) each Non-Converting Consenting Lender shall have executed and delivered counterparts of this Amendment to the Administrative Agent, (iv) the Additional Tranche B-2 Term Loan Lender shall have executed and delivered a counterpart of this Amendment to the Administrative Agent and (v) the Administrative Agent shall have executed a counterpart of this Amendment;
(b)The representations and warranties contained in Section 5 hereof shall be true and correct in all material respects on and as of the First Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;
(c)At the time of and immediately after the First Amendment Effective Date, no Event of Default shall have occurred and be continuing;
(d)The Administrative Agent shall have received, on behalf of itself and the Tranche B-2 Term Lenders, an opinion of Kirkland & Ellis LLP, special counsel for the Loan Parties, addressed to the Administrative Agent and the Tranche B-2 Term Lenders and in form consistent with the opinion delivered by Kirkland & Ellis LLP on the Closing Date (other than with respect to changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent);

(e)All fees and other amounts due and payable on or prior to the First Amendment Effective Date pursuant to that certain Engagement Letter, dated as of November 14, 2016, by and between the Parent Borrower and Citigroup Global Markets Inc., shall have been paid or shall be paid substantially concurrently with the funding of the Additional Tranche B-2 Term Loans; provided, that, with respect to the payment of any legal fees, the payment of such fees shall not be a condition hereunder unless invoiced to the Parent Borrower at least 1 Business Day prior to the First Amendment Effective Date;
(f)The Administrative Agent shall have received a Borrowing Request with respect to the Additional Tranche B-2 Term Loans as required by Section 2.03 of the Existing Credit Agreement;
(g)The Administrative Agent shall have received a certificate, dated the First Amendment Effective Date and signed by a Financial Officer of the Company, certifying that:
(i)no Event of Default shall have occurred and be continuing immediately prior to or after giving effect to this Amendment, including the incurrence of the Additional Tranche B-2 Term Loans; and
(ii)the condition set forth in clause (b) of this Section 4 has been satisfied;
(h)The Parent Borrower shall have delivered or caused to be delivered to the Administrative Agent a solvency certificate from a Responsible Officer of the Parent Borrower setting forth the conclusions that, after giving effect to this Amendment, the Loan Parties (on a consolidated basis) are Solvent;
(i)The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of each Loan Party dated the First Amendment Effective Date and certifying (A) (x) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the First Amendment Effective Date or (y) that the by-laws or operating (or limited liability company) agreement of such Loan Party has not been amended, restated or otherwise modified since the last date such document was delivered to the Administrative Agent, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent body) of such Loan Party authorizing the execution, delivery and performance of this Amendment and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or organization of such Loan Party have not been amended since the last date such document was delivered to the Administrative Agent, except as otherwise attached thereto, and (D) as to the incumbency and specimen signature of each officer executing this Amendment on behalf of such Loan Party and, other than in the case of VWR Jencons USA Limited, countersigned by another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and
(j)The Parent Borrower shall have, immediately after the making of Tranche B-2 Term Loans under the Amended Credit Agreement, (i) repaid (or caused to be repaid) all Tranche B-1 Term Loans outstanding immediately prior to the First Amendment Effective Date, less the amount of the Prepaid Tranche B Term Loans and (ii) paid (or cause to be paid) to all Tranche B- 1 Term Lenders all accrued and unpaid interest on their Tranche B-1 Term Loans (other than the Prepaid Tranche B Term Loans) outstanding immediately prior to the First Amendment Effective Date to, but not including, the First Amendment Effective Date.

(i)    A completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together, with respect to each such Mortgaged Property that is determined to be located within a special flood hazard area, with a notice about special flood hazard area status and flood disaster assistance duly executed by the Parent Borrower and each Loan Party relating thereto and as applicable, evidence of insurance).
SECTION 5. Representations and Warranties. The Parent Borrower hereby represents and warrants on and as of the First Amendment Effective Date that:
(a)the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the First Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;
(b)this Amendment has been duly executed and delivered by each Loan Party and this Amendment, the Amended Credit Agreement and each other Loan Document constitute legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally or by general equity principles;
(c)the Security Documents and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations;
(d)the execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of the Amended Credit Agreement (i) have been duly authorized by all requisite corporate or other organizational and, if required, stockholder or member action, (ii) will not (x) violate (A) any provision (I) of any applicable law, statute, rule or regulation, or (II) of the certificate or articles of incorporation, bylaws or other constitutive documents of such Loan Party, (B) any applicable order of any Governmental Authority, (C) any provision of the Existing Senior Notes Documentation to the extent the Existing Senior Notes constitute Material Indebtedness or (D) any provision of any other material indenture, agreement or other instrument to which such Loan Party is a party or by which it or any of its property is bound, (y) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to require the prepayment, repurchase or redemption of any obligation under (A) the Existing Senior Notes Documentation to the extent the Existing Senior Notes constitute Material Indebtedness or (B) any other such material indenture, agreement or other instrument or (z) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Loan Party (other than Liens created or permitted hereunder or under the Security Documents); except with respect to clauses (d)(ii)(x) through (d)(ii)(z) (other than clauses (d)(ii)(x)(A)(II), (d)(ii)(x)(C) and (d)(ii)(y)(A)), to the extent that such violation, conflict, breach, default, or creation or imposition of Lien could not reasonably be expected to result in a Material Adverse Effect; and
(e)except to the extent the failure to obtain or make the same could not reasonably be expected to result in a Material Adverse Effect, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is necessary or will be required in connection with this Amendment, except for (a) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent and (b) such as have been made or obtained and are in full force and effect.
SECTION 6. Effects on Loan Documents.
(a)On and after the effectiveness of this Amendment, each reference in any Loan Document to “the Credit Agreement” shall mean and be a reference to the Amended Credit Agreement and each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Credit Agreement.
(b)Except as specifically amended herein, all Loan Documents (including the Guarantee and Collateral Agreement and all Liens granted thereunder in respect of the Secured Obligations) shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)Other than as otherwise expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents.
(d)The Loan Parties acknowledge and agree that, on and after the First Amendment Effective Date, this Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement.
SECTION 7. Waivers. Solely in connection with the repayment of Tranche B-1 Term Loans on the First Amendment Effective Date, the Administrative Agent and the Tranche B-1 Term Loan Lenders delivering an executed counterpart of this Amendment hereby waive any required notice of prepayment of Tranche B-1 Term Loans pursuant to the Existing Credit Agreement. Each Tranche B-1 Term Loan Lender delivering an executed counterpart of this Amendment hereby irrevocably waives its right to receive any payments in respect of any Breakage Event or otherwise related to breakage costs that occurs as a result of its Tranche B-1 Term Loans being repaid or converted on the First Amendment Effective Date and not on the last day of the Interest Period applicable thereto.
SECTION 8. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 9. Miscellaneous.
(a)This Amendment shall be binding upon and inure to the benefit of the Loan Parties and their respective successors and permitted assigns, and upon the Administrative Agent and the Lenders and their respective successors and permitted assigns.
(b)In the event any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(c)This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.
(d)The parties hereto shall treat the Tranche B-2 Term Loans, whether converted or made on the First Amendment Effective Date, as one fungible tranche for U.S. federal income tax purposes.
SECTION 10. No Novation. This Amendment shall not extinguish the Obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the Liens and security interests existing immediately prior to the First Amendment Effective Date in favor of the Administrative Agent for the benefit of the Secured Parties securing payment of the Secured Obligations are in all respects continuing and in full force and effect with respect to all Secured Obligations. Nothing herein contained shall be construed as a novation of any of the Loan Documents or novation of the Obligations outstanding under the Existing Credit Agreement or instruments guaranteeing or securing the same, which instruments shall remain and continue in full force and effect. Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of any Loan Party under the Existing Credit Agreement or any other Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided herein or in the Loan Documents, such obligations and liabilities are in all respects continuing with only the terms being modified as provided in this Amendment.
SECTION 11. Acknowledgment and Consent to Bail-In.
(a)Each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under this Amendment, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(ii)the effects of any Bail-in Action on any such liability, including, if applicable:

(A)	a reduction in full or in part or cancellation of any such liability;

(B)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Amendment; or

(C)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(b)    Each party hereto acknowledges that the occurrence of any Distressed Person becoming the subject of a Bail-In Action would constitute a Lender-Related Distress Event.
(c)    For the purposes of this Section 11:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution;
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule;
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway;
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution;
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time; and
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 12. Acknowledgment. The parties hereto hereby agree that this Amendment constitutes an agreement pursuant to which the Applicable Percentage is set for the Refinancing Term Loans.
SECTION 13. Reaffirmation. Each of the Loan Parties party to the Credit Agreement, the Guarantee and Collateral Agreement and the other Security Documents, in each case as amended, supplemented or otherwise modified from time to time, hereby (i) acknowledges and agrees that the Tranche B-2 Term Loans are Term Loans and the Tranche B-2 Term Lenders are Lenders, and that all of its obligations under the Credit Agreement, the Guarantee and Collateral Agreement and the other Security Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by each Loan Party to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties (including the Tranche B-2 Term Lenders) and reaffirms the guaranties made pursuant to the Credit Agreement, (iii) acknowledges and agrees that the grants of security interests by and the guaranties of the Loan Parties contained in the Credit Agreement and the Guarantee and Collateral Agreement are, and shall remain, in full force and effect after giving effect to the Amendment, and (iv) agrees that the Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrowers when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the Tranche B-2 Term Loans under the Amended Credit Agreement.
SECTION 14. Post-Closing Deliverables.
Within forty five (45) days after the First Amendment Effective Date, unless waived or extended by the Administrative Agent in its sole discretion, with respect to each Mortgaged Property, the Administrative Agent shall have received from the Parent Borrower either the items listed in paragraph (i) or the items listed in paragraph (ii) as follows:
(i)    (A) a favorable opinion, addressed to the Administrative Agent and each of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent, from local counsel in the jurisdiction in which the real property is located substantially to the effect that:
(x)    the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Amended Credit Agreement and the other documents executed in connection therewith, for the benefit of the Secured Parties; and
(y)    no other documents, instruments, filings, recordings, re- recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Amended Credit Agreement and the other documents executed in connection therewith, for the benefit of the Secured Parties; and
(B)    a title search of the applicable real property encumbered by a Mortgage demonstrating that such real property is free and clear of all Liens (except those Liens created or permitted under the Existing Credit Agreement and the Security Documents); or
(ii)    with respect to the existing Mortgages, the following, in each case in form and substance reasonably acceptable to the Administrative Agent:
(A)    an amendment to the existing Mortgage (the “Mortgage Amendment”) to reflect the matters set forth in this Amendment, duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law;
(B)    a favorable opinion, addressed to the Administrative Agent and the Secured Parties covering, among other things, the enforceability of the applicable Mortgage as amended by the Mortgage Amendment (such opinion may take assumptions for any matters addressed in the local counsel opinion originally delivered in connection with the Mortgage);
(C)    a date down endorsement to the existing title policy, which shall be in form and substance reasonably satisfactory to the Administrative Agent and reasonably assure the Administrative Agent as of the date of such endorsement that the real property subject to the lien of such Mortgage is free and clear of all defects and encumbrances except those Liens permitted under such Mortgage;
(D)evidence of payment of all search charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendment referred to above; and
(E)such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title insurance company to issue the endorsement to the title policy contemplated in this Section 14 and evidence of payment of all applicable title insurance premiums required for the issuance of the endorsement to the title policy contemplated in this Section 14.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

VWR FUNDING, INC.,
as the Parent Borrower
By:	/s/ James M. Kalinovich
Name: James M. Kalinovich
Title: Vice President

VWR CORPORATION,
as a Guarantor
By:	/s/ James M. Kalinovich
Name: James M. Kalinovich
Title: Vice President

VWR INTERNATIONAL, LLC,
as a Guarantor
By:	/s/ James M. Kalinovich
Name: James M. Kalinovich
Title: Vice President

BIOEXPRESS, LLC,
as a Guarantor
By:	/s/ James M. Kalinovich
Name: James M. Kalinovich
Title: Vice President

VWR CHEMICALS, LLC,
as a Guarantor
By:	/s/ James M. Kalinovich
Name: James M. Kalinovich
Title: Vice President

[Signature Page to First Amendment to Credit Agreement]

VWR MANAGEMENT SERVICES LLC,
as a Guarantor
By:	VWR International, LLC
Its:	Sole Member
By:	/s/ James M. Kalinovich
Name: James M. Kalinovich
Title: Vice President

AMRESCO, LLC,
as a Guarantor
By:	/s/ James M. Kalinovich
Name: James M. Kalinovich
Title: Vice President

TEK PRODUCTS, INC.,
as a Guarantor
By:	/s/ James M. Kalinovich
Name: James M. Kalinovich
Title: Vice President

INTEGRA COMPANIES, LLC,
as a Guarantor
By:	/s/ James M. Kalinovich
Name: James M. Kalinovich
Title: Vice President

STI COMPONENTS, LLC,
as a Guarantor
By:	/s/ James M. Kalinovich
Name: James M. Kalinovich
Title: Vice President

[Signature Page to First Amendment to Credit Agreement]

THERAPAK, LLC,
as a Guarantor
By:	/s/ James M. Kalinovich
Name: James M. Kalinovich
Title: Vice President

PAW BIOSCIENCE PRODUCTS, LLC,
as a Guarantor
By:	/s/ James M. Kalinovich
Name: James M. Kalinovich
Title: Vice President

VWR JENCONS USA LIMITED,
as a Guarantor
By:	/s/ James M. Kalinovich
Name: James M. Kalinovich
Title: Vice President

[Signature Page to First Amendment to Credit Agreement]

CITIBANK, NA.,
as the Additional Tranche B-2 Term Loan Lender
By:	/s/ Akshay Kulkani
Name: Akshay Kulkani
Title: Vice President

CITIBANK, NA.,
as Administrative Agent
By:	/s/ Akshay Kulkani
Name: Akshay Kulkani
Title: Vice President

[Signature Page to First Amendment to Credit Agreement]

EXHIBIT A
Amended Credit Agreement
[Please see attached.]

Exh A

~~EXECUTION VERSION~~EXHIBIT A

CREDIT AGREEMENT
dated as of September 28, 2015, among
VWR FUNDING, INC.,
as the Parent Borrower,
THE FOREIGN SUBSIDIARY BORROWERS PARTY FROM TIME TO TIME HERETO, THE LENDERS PARTY HERETO
and
CITIBANK, N.A.,
as Administrative Agent and Collateral Agent

CITIGROUP GLOBAL MARKETS INC., BARCLAYS BANK PLC,
GOLDMAN SACHS BANK USA,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
J.P. MORGAN SECURITIES LLC
and
PNC CAPITAL MARKETS LLC,
as Joint Lead Arrangers and Joint Bookrunners,

BARCLAYS BANK PLC
and
GOLDMAN SACHS BANK USA,
as Co-Syndication Agents,

MIZUHO BANK,
WELLS FARGO BANK, NATIONAL ASSOCIATION
and
BBVA COMPASS,
as Co-Documentation Agents,
SUMITOMO MITSUI BANKING CORPORATION,
as Senior Managing Agent,
and
TD BANK, N.A.,
as Managing Agent

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINITIONS
SECTION 1.01.	Defined Terms		1
SECTION 1.02.	Terms Generally	~~65~~	61
SECTION 1.03.	Classification of Loans and Borrowings	~~66~~	62
SECTION 1.04.	Rounding	~~66~~	62
SECTION 1.05.	References to Agreements and Laws	~~66~~	62
SECTION 1.06.	Times of Day	~~66~~	62
SECTION 1.07.	Timing of Payment or Performance	~~66~~	62
SECTION 1.08.	Letter of Credit Amounts	~~66~~	62
SECTION 1.09.	Exchange Rate; Currency Equivalents Generally	~~66~~	62
SECTION 1.10.	Alternative Currencies	~~67~~	63
SECTION 1.11.	Pro Forma Calculations	~~67~~	63

ARTICLE II
THE CREDITS
SECTION 2.01.	Commitments	~~69~~	65
SECTION 2.02.	Loans	~~69~~	65
SECTION 2.03.	Borrowing Procedure	~~71~~	67
SECTION 2.04.	Evidence of Debt; Repayment of Loans	~~71~~	67
SECTION 2.05.	Fees	~~72~~	68
SECTION 2.06.	Interest on Loans	~~73~~	69
SECTION 2.07.	Default Interest	~~74~~	70
SECTION 2.08.	Alternate Rate of Interest	~~74~~	70
SECTION 2.09.	Termination and Reduction of Commitments	~~75~~	71
SECTION 2.10.	Conversion and Continuation of Borrowings	~~76~~	72
SECTION 2.11.	Repayment of Term Borrowings	~~77~~	73
SECTION 2.12.	Optional Prepayment	~~78~~	74
SECTION 2.13.	Mandatory Prepayments	~~85~~	81
SECTION 2.14.	Reserve Requirements; Change in Circumstances	~~88~~	83
SECTION 2.15.	Change in Legality	~~89~~	84
SECTION 2.16.	Indemnity	~~90~~	85
SECTION 2.17.	Pro Rata Treatment~~; Intercreditor Agreements~~	~~90~~	86
SECTION 2.18.	Sharing of Setoffs	~~91~~	87
SECTION 2.19.	Payments	~~92~~	87
SECTION 2.20.	Taxes	~~93~~	88
SECTION 2.21.	Assignment of Commitments Under Certain Circumstances; Duty to Mitigate	~~96~~	91
SECTION 2.22.	Swingline Loans	~~97~~	92
SECTION 2.23.	Letters of Credit	~~99~~	94
SECTION 2.24.	Incremental Credit Extensions	~~104~~	98
SECTION 2.25.	Extensions of Term Loans and Revolving Credit Commitments.	~~106~~	100
SECTION 2.26.	Defaulting Lenders	~~109~~	103
SECTION 2.27.	Refinancing Amendments	~~111~~	105

ARTICLE III
REPRESENTATIONS AND WARRANTIES
SECTION 3.01.	Organization; Powers	~~112~~	106
SECTION 3.02.	Authorization	~~113~~	106
SECTION 3.03.	Enforceability	~~113~~	107
SECTION 3.04.	Governmental Approvals	~~113~~	107

- i -

		Page
SECTION 3.05.	Financial Statements	~~113~~	107
SECTION 3.06.	No Material Adverse Change	~~114~~	107
SECTION 3.07.	Title to Properties	~~114~~	108
SECTION 3.08.	Subsidiaries	~~114~~	108
SECTION 3.09.	Litigation; Compliance with Laws	~~114~~	108
SECTION 3.10.	Federal Reserve Regulations	~~115~~	108
SECTION 3.11.	Investment Company Act	~~115~~	108
SECTION 3.12.	Taxes	~~115~~	108
SECTION 3.13.	No Material Misstatements	~~115~~	108
SECTION 3.14.	Employee Benefit Plans	~~115~~	109
SECTION 3.15.	Environmental Matters	~~116~~	109
SECTION 3.16.	Security Documents	~~116~~	109
SECTION 3.17.	Location of Real Property and Leased Premises	~~116~~	110
SECTION 3.18.	Labor Matters	~~116~~	110
SECTION 3.19.	Solvency	~~117~~	110
SECTION 3.20.	Intellectual Property	~~117~~	110
SECTION 3.21.	Subordination of Junior Financing	~~117~~	110
SECTION 3.22.	USA PATRIOT Act; Sanctions; Anti-Corruption Laws	~~117~~	110

ARTICLE IV
CONDITIONS OF LENDING
SECTION 4.01.	All Credit Events	~~117~~	111
SECTION 4.02.	First Credit Event	~~118~~	111
SECTION 4.03.	Additional Conditions Applicable to Foreign Subsidiary Borrowers	~~120~~	113

ARTICLE V
AFFIRMATIVE COVENANTS
SECTION 5.01.	Existence; Compliance with Laws; Businesses and Properties.	~~121~~	114
SECTION 5.02.	Insurance	~~121~~	114
SECTION 5.03.	Taxes	~~122~~	115
SECTION 5.04.	Financial Statements, Reports, etc.	~~122~~	115
SECTION 5.05.	Notices	~~125~~	117
SECTION 5.06.	Information Regarding Collateral	~~125~~	117
SECTION 5.07.	Maintaining Records; Access to Properties and Inspections	~~125~~	118
SECTION 5.08.	Use of Proceeds	~~125~~	118
SECTION 5.09.	Further Assurances	~~125~~	118
SECTION 5.10.	Post-Closing Obligations	~~128~~	120
SECTION 5.11.	Designation of Subsidiaries	~~129~~	122
SECTION 5.12.	Maintenance of New York Process Agent	~~130~~	123

ARTICLE VI
NEGATIVE COVENANTS
SECTION 6.01.	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock	~~131~~	123
SECTION 6.02.	Liens	~~138~~	130
SECTION 6.03.	Restricted Payments	~~139~~	130
SECTION 6.04.	Fundamental Changes	~~145~~	136
SECTION 6.05.	Dispositions	~~147~~	138
SECTION 6.06.	Transactions with Affiliates	~~149~~	140
SECTION 6.07.	Restrictive Agreements	~~151~~	142
SECTION 6.08.	Business of the Parent Borrower and Its Restricted Subsidiaries	~~153~~	144
SECTION 6.09.	Modification of Junior Financing Documentation	~~153~~	144

- ii -

		Page
SECTION 6.10.	Changes in Fiscal Year	~~153~~	144
SECTION 6.11.	First Lien Net Leverage Ratio	~~153~~	144
SECTION 6.12.	Amendments or Waivers of Organization Documents	~~153~~	144

ARTICLE VII
EVENTS OF DEFAULT
SECTION 7.01.	Events of Default	~~154~~	144
SECTION 7.02.	Equity Cure	~~157~~	147

ARTICLE VIII
THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT
SECTION 8.01.	Appointment and Authority	~~158~~	148
SECTION 8.02.	Exculpatory Provisions	~~158~~	148
SECTION 8.03.	Reliance by the Administrative Agent	~~159~~	149
SECTION 8.04.	Delegation of Duties	~~159~~	149
SECTION 8.05.	Resignation of Administrative Agent	~~159~~	149
SECTION 8.06.	No Other Duties, Etc.	~~160~~	150
SECTION 8.07.	Non-Reliance on Administrative Agent and Other Lenders.	~~160~~	150
SECTION 8.08.	Withholding Tax Indemnity.	~~161~~	151
SECTION 8.09.	Administrative Agent May File Proof of Claims.	~~161~~	151

ARTICLE IX
MISCELLANEOUS
SECTION 9.01.	Notices	~~162~~	152
SECTION 9.02.	Survival of Agreement	~~164~~	153
SECTION 9.03.	Binding Effect	~~164~~	154
SECTION 9.04.	Successors and Assigns	~~164~~	154
SECTION 9.05.	Expenses; Indemnity	~~172~~	161
SECTION 9.06.	Right of Setoff; Payments Set Aside	~~174~~	163
SECTION 9.07.	Applicable Law	~~175~~	164
SECTION 9.08.	Waivers; Amendment	~~175~~	164
SECTION 9.09.	Interest Rate Limitation	~~181~~	170
SECTION 9.10.	Entire Agreement	~~181~~	170
SECTION 9.11.	WAIVER OF JURY TRIAL	~~181~~	170
SECTION 9.12.	Severability	~~182~~	170
SECTION 9.13.	Counterparts	~~182~~	170
SECTION 9.14.	Headings	~~182~~	170
SECTION 9.15.	Jurisdiction; Consent to Service of Process	~~182~~	171
SECTION 9.16.	Confidentiality	~~184~~	172
SECTION 9.17.	No Advisory or Fiduciary Responsibility	~~184~~	173
SECTION 9.18.	Release of Collateral	~~185~~	173
SECTION 9.19.	USA PATRIOT Act Notice	~~186~~	174
SECTION 9.20.	Lender Action	~~186~~	174
SECTION 9.21.	Obligations of the Foreign Subsidiary Borrowers	~~186~~	174

- iii -

SCHEDULES
Schedule A	Additional Alternative Currencies
Schedule B	Foreign Subsidiary Borrowers
Schedule 1.01(a)	Subsidiary Guarantors
Schedule 1.01(b)	Disqualified Institutions
Schedule 1.01(c)	Existing Letters of Credit
Schedule 1.01(d)	Immaterial Subsidiaries
Schedule 2.01	Lenders and Commitments
Schedule 3.08	Subsidiaries
Schedule 3.09	Litigation
Schedule 3.17(a)	Owned Real Property
Schedule 3.17(b)	Leased Real Property
Schedule 3.18	Labor Matters
Schedule 3.20	Intellectual Property
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens

EXHIBITS
Exhibit A	Form of Administrative Questionnaire
Exhibit B-1	Form of Assignment and Acceptance
Exhibit B-2	Form of Affiliated Lender Notice
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Guarantee and Collateral Agreement
Exhibit E	Form of Non-Bank Certificate
Exhibit F-1	Form of Trademark Security Agreement
Exhibit F-2	Form of Patent Security Agreement
Exhibit F-3	Form of Copyright Security Agreement
Exhibit G-1	Form of Revolving Credit Note
Exhibit G-2	Form of Term Loan Note
Exhibit H	Form of Joinder Agreement
Exhibit I	Form of Affiliated Lender Assignment and Assumption
Exhibit J	Form of Acceptance and Prepayment Notice
Exhibit K	Form of Discount Range Prepayment Notice
Exhibit L	Form of Discount Range Prepayment Offer
Exhibit M	Form of Solicited Discounted Prepayment Notice
Exhibit N	Form of Solicited Discounted Prepayment Offer
Exhibit O	Form of Specified Discount Prepayment Notice
Exhibit P	Form of Specified Discount Prepayment Response

- iv -

CREDIT AGREEMENT dated as of September 28, 2015 (this “Agreement”), among VWR FUNDING, INC. (the “Parent Borrower”), each of the Foreign Subsidiary Borrowers (as defined herein) party from time to time hereto (the Foreign Subsidiary Borrowers, together with the Parent Borrower, collectively, the “Borrowers” and each, a “Borrower”), the Lenders (as defined herein), CITIBANK, N.A., as Administrative Agent and Collateral Agent (in each case, as defined herein) for the Lenders, CITIBANK, N.A., BARCLAYS BANK PLC, GOLDMAN SACHS BANK USA, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, J.P. MORGAN SECURITIES LLC and PNC CAPITAL MARKETS LLC, as joint lead arrangers (the “Arrangers”) for the initial Credit Facilities (as defined herein), BARCLAYS BANK PLC and GOLDMAN SACHS BANK USA, as co-syndication agents, MIZUHO BANK, WELLS FARGO BANK, NATIONAL ASSOCIATION and COMPASS BANK DBA BBVA COMPASS, as co-documentation agents, SUMITOMO MITSUI BANKING CORPORATION, as senior managing agent, and TD BANK, N.A., as managing agent. Capitalized terms used herein shall have the meanings set forth in Article I.
RECITALS
A.The Borrowers have requested (a) the Lenders to extend credit in the form of (i) Tranche A Term Loans on the Closing Date in an aggregate principal amount not in excess of $910,000,000, (ii) Tranche B-1 Term Loans on the Closing Date in an aggregate principal amount not in excess of €460,000,000 and (iii) Revolving Loans at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $250,000,000, (b) the Swingline Lender to extend credit in the form of Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of $25,000,000 and (c) the Issuing Banks to issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $70,000,000 (the “Letter of Credit Sublimit”).
B.The Lenders are willing to extend such credit to the Borrowers and the Issuing Banks are willing to issue Letters of Credit for the joint and several account of the Borrowers, in each case, on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
SECTION 1.01.     Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
“ABR,” when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acceptable Discount” has the meaning set forth in Section 2.12(f)(iv)(2).
“Acceptable Prepayment Amount” has the meaning set forth in Section 2.12(f)(iv)(3).
“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit J.
“Acceptance Date” has the meaning set forth in Section 2.12(f)(iv)(2).
“Acquired Indebtedness” shall mean, with respect to any specified Person,
(a)Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(b)Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Additional Lender” shall have the meaning assigned to such term in Section 2.24(a).
“Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor (other than any such bank, financial institution or other institutional lender or investor that is a Lender at such time) that agrees to provide any portion of Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.27, provided that each Additional Refinancing Lender shall be subject to the approval of (i) the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed, to the extent that each such Additional Refinancing Lender is not then an existing Lender, an Affiliate of a then existing Lender or an Approved Fund, (ii) the Parent Borrower, (iii) each Issuing Bank and (iv) the Swingline Lender, in the case of clauses (i), (iii) and (iv), only to the extent that such consent would be required under Section 9.04(b) if the related Refinancing Term Loans, Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans had been obtained by such Additional Refinancing Lender by way of assignment.
“Additional Tranche B-2 Term Loan Commitment” shall mean, with respect to the Additional Tranche B-2 Term Loan Lender, its commitment to make a Tranche B-2 Term Loan hereunder on the First Amendment Effective Date.
“Additional Tranche B-2 Term Loan Lender” shall mean the Person identified as such on the signature page to the First Amendment.
“Adjusted LIBO Rate” shall mean, (a) with respect to any Eurodollar Borrowing for any Interest Period (other than a Borrowing of Tranche B-2 Term Loans), an interest rate per annum equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves and (b) with respect to any Eurodollar Borrowing of Tranche B-2 Term Loans for any Interest Period, an interest rate per annum equal to the product of (i) the EURIBOR Rate in effect for such Interest Period and (ii) Statutory Reserves; provided that, with respect to Tranche B-2 Term Loans, if the Adjusted LIBO Rate shall ~~not~~ be less than ~~0.75%~~zero, such rate shall be deemed zero for purposes of this Agreement.
“Administration Fee” shall have the meaning assigned to such term in Section 2.05(b).
“Administrative Agent” shall mean Citibank, N.A., in its capacity as administrative agent for the Lenders, and shall include any successor administrative agent appointed pursuant to Article VIII.
“Administrative Agent’s Office” shall mean shall have the meaning assigned to such term in Section 2.19.
“Administrative Questionnaire” shall mean an Administrative Questionnaire substantially in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.
“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified; provided, however, that no Lender (nor any of its Affiliates) shall be deemed to be an Affiliate of the Parent Borrower or any of its subsidiaries by virtue of its capacity as a Lender hereunder.
“Affiliated Lender” means, at any time, any Lender that is the Sponsor (including portfolio companies of the Sponsor notwithstanding the exclusion in the definition of “Sponsor”) or a Non-Debt Fund Affiliate, in each case, other than Holdings, the Parent Borrower or any of its subsidiaries and other than any Debt Fund Affiliate.

“Affiliated Lender Assignment and Assumption” has the meaning set forth in Section 9.04(l)(ii).
“Affiliated Lender Cap” has the meaning set forth in Section 9.04(l)(v).
“Agent-Related Persons” means the Agents, together with their respective Affiliates, officers, directors, employees, partners, agents, advisors and other representatives.
“Agents” shall have the meaning assigned to such term in Section 8.01(a).
“Aggregate Revolving Credit Exposure” shall mean, at any time, the aggregate amount of the Lenders’ Revolving Credit Exposures at such time.
“Agreement” shall have the meaning assigned to such term in the preamble. “Agreement Currency” shall have the meaning specified in Section 9.15(d).
“AHYDO Payment” means any payment required to be made under the terms of Indebtedness in order to avoid the application of Section 163(e)(5) of the Code to such Indebtedness, as reasonably determined by Parent Borrower.
“All-In Yield” shall mean, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, any “Alternate Base Rate” (or equivalent term) floor then in effect or a “LIBO Rate” or “EURIBOR Rate” (or equivalent term) floor then in effect or otherwise, in each case incurred or payable by the borrower thereunder generally to all lenders of such Indebtedness; provided that original issue discount (“OID”) and upfront fees shall be equated to interest rate assuming a four-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of such Indebtedness); provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, commitment or facility fees and underwriting fees or other fees not shared with all lenders providing such Indebtedness. In calculating the All-In Yield, if on the date of incurrence of any applicable Indebtedness (including any Incremental Term Loans), such Indebtedness includes an interest rate floor greater than the interest rate floor applicable to the applicable Term Loans, such differential shall be added to the interest rate with respect to such Indebtedness for purposes of determining whether an increase to the interest rate margin under the Term Loans shall be required (if applicable), but only to the extent that an increase in the interest rate floor would cause an increase to the interest rate margin then in effect with respect to such Term Loans, solely for the purpose of determining the All-In Yield applicable to such Indebtedness and, in such case for purposes of Section 2.24(d), the interest rate floor (but not the interest rate margin) applicable to such Class of Term Loans shall be increased to the extent of such differential between interest rate floors.
“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% and (c) the LIBO Rate for an interest period of one month plus 1.00% (or, if such day is not a Business Day, the immediately preceding Business Day). Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.
“Alternative Currency” shall mean euro, Sterling, Canadian Dollars or any other foreign currency approved under Section 9.08(b) or, solely with respect to any Letter of Credit issued hereunder, any other readily available foreign currency requested by any Borrower approved by the Administrative Agent and the applicable Issuing Bank.
“Alternative Currency Sublimit” shall have the meaning assigned to such term in Section 2.01(~~c~~a)(iii).

“Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to the Parent Borrower and its subsidiaries from time to time concerning or relating to bribery or corruption (including the United States Foreign Corrupt Practices Act of 1977, as amended) administered or enforced by any Governmental Authority having jurisdiction over the Parent Borrower or any subsidiary.
“Applicable Discount” has the meaning set forth in Section 2.12(f)(iii)(2).
“Applicable Percentage” shall mean, for any day:
(a)with respect to any Tranche A Term Loan, (i) until the delivery of the financial statements for the fiscal year ending December 31, 2015 pursuant to Section 5.04(a), with respect to any Tranche A Term Loan that is a Eurodollar Loan, 2.00% and with respect to any Tranche A Term Loan that is an ABR Loan, 1.00%, and (ii) thereafter, the following percentages per annum set forth below under the caption “Applicable Percentage Eurodollar Loan” or “Applicable Percentage ABR Loan” as the case may be, based upon the First Lien Net Leverage Ratio as set forth in the most recent Pricing Certificate received by the Administrative Agent pursuant to Section 5.04(c):

First Lien Net Leverage Ratio	Applicable Percentage Eurodollar Loan	Applicable Percentage ABR Loan
Category 1 Greater than or equal to 2.50 to 1.00	2.00%	1.00%
Category 2 Less than 2.50 to 1.00 but Greater than or equal to 1.50 to 1.00	1.75%	0.75%
Category 3 Less than 1.50 to 1.00	1.50%	0.50%

(b)	with respect to any Tranche B-2 Term Loan, ~~3.25~~3.00%, and
(c) with respect to any Swingline Loan or Revolving Loan, (i) until the delivery of the financial statements for the fiscal year ending December 31, 2015 pursuant to Section 5.04(a), (1) with respect to any Swingline Loan under the Revolving Credit Commitments, 1.00%, (2) with respect to any Revolving Loan that is a Eurodollar Loan or a BA Rate Loan, 2.00%, and (3) with respect to any Revolving Loan that is an ABR Loan or a Canadian Base Rate Loan, 1.00%, and (ii) thereafter, the following percentages per annum set forth below under the caption “Applicable Percentage Eurodollar Loan/BA Rate Loan” or “Applicable Percentage ABR Loan/Canadian Base Rate Loan/Swingline Loan” as the case may be , based upon the First Lien Net Leverage Ratio as set forth in the most recent Pricing Certificate received by the Administrative Agent pursuant to Section 5.04(c):

First Lien Net Leverage Ratio	Applicable Percentage Eurodollar Loan/BA Rate Loan	Applicable Percentage ABR Loan/Canadian Base Rate Loan/Swingline Loan
Category 1 Greater than or equal to 2.50 to 1.00	2.00%	1.00%
Category 2 Less than 2.50 to 1.00 but Greater than or equal to 1.50	1.75%	0.75%

First Lien Net Leverage Ratio	Applicable Percentage Eurodollar Loan/BA Rate Loan	Applicable Percentage ABR Loan/Canadian Base Rate Loan/Swingline Loan
to 1.00
Category 3 Less than 1.50 to 1.00	1.50%	0.50%
(d)with respect to the Commitment Fee under the Revolving Credit Commitments, the applicable percentage per annum set forth below under the caption “Fee Percentage,” as the case may be (based upon the First Lien Net Leverage Ratio as set forth in the most recent Pricing Certificate received by the Administrative Agent pursuant to Section 5.04(c)):

First Lien Net Leverage Ratio	Fee Percentage
Category 1 Greater than or equal to 3.00 to 1.00	0.50%
Category 2 Less than 3.00 to 1.00	0.375%
In respect of clauses (a), (c) and (d) of this definition, each change in the Applicable Percentage resulting from a change in the First Lien Net Leverage Ratio shall be effective on and after the date of delivery to the Administrative Agent of the Section 5.04 Financials and a Pricing Certificate indicating such change until and including the date immediately preceding the next date of delivery of such financial statements and the related Pricing Certificate indicating another such change. Notwithstanding the foregoing, until the Parent Borrower shall have delivered the Section 5.04 Financials and the related Pricing Certificate covering a period that includes the first fiscal quarter of the Parent Borrower ended after the Closing Date, the First Lien Net Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage. In addition, at the option of the Administrative Agent and the Required Lenders, (x) at any time during which the Parent Borrower has failed to deliver the Section 5.04 Financials or the related Pricing Certificate by the date required thereunder or (y) at any time after the occurrence and during the continuance of an Event of Default, then the First Lien Net Leverage Ratio shall be deemed to be in the then-existing Category for the purposes of determining the Applicable Percentage (but only for so long as such failure or Event of Default continues, after which the Category shall be otherwise as determined as set forth above).
Notwithstanding the foregoing, (v) the Applicable Percentage in respect of any Class of Extended Revolving Credit Commitments or any Class of Extended Term Loans or Revolving Loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Offer, (w) the Applicable Percentage in respect of any Class of Incremental Term Loans shall be the percentages per annum set forth in the relevant Incremental Amendment, (x) the Applicable Percentage in respect of any loans made under any Class of Incremental Revolving Credit Commitment shall be the percentages per annum set forth in the relevant Incremental Amendment, (y) the Applicable Percentage in respect of any Class of Refinancing Revolving Credit Commitments or any Class of Refinancing Term Loans or Refinancing Revolving Credit Loans made pursuant to any Refinancing Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Refinancing Amendment and (z) the Applicable Percentage in respect of any Class of Replacement Term Loans shall be the applicable percentages per annum set forth in the relevant amendment pursuant to Section 9.08(d).
“Appropriate Lender” shall mean, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant Issuing Bank and (ii) the

Revolving Credit Lenders and (c) with respect to Swingline Loans, (i) the Swingline Lender and (ii) if any Swingline Loans are outstanding, the Revolving Credit Lenders.
“Approved Fund” shall mean, any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” shall have the meaning assigned to such term in the preamble.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and, to the extent required by Section 9.04(b), consented to by the Parent Borrower, substantially in the form of Exhibit B-1 or such other form as shall be reasonably approved by the Administrative Agent.
“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Parent Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.12(f); provided that the Parent Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).
“Auto-Renewal Letter of Credit” shall have the meaning assigned to such term in Section 2.23(c).
“BA Interest Period” shall mean, relative to any BA Rate Loan, the period beginning on (and including) the date on which such BA Rate Loan is made or continued to (but excluding) the date which is one, two or three months thereafter, as selected by the Parent Borrower; provided, that if any BA Interest Period would end on a day other than a Business Day, such BA Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such BA Interest Period shall end on the next preceding Business Day.
“BA Rate” shall mean for the relevant interest period, the Canadian deposit offered rate which, in turn means, on any day, the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant interest period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m. Toronto local time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:00 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest); provided that to the extent such market practice is not administratively feasible for the Administrative Agent, the BA Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; provided, further, that in no event shall the BA Rate be less than 0%.
“BA Rate Loan” shall mean a loan that bears interest at the BA Rate.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower Materials” shall have the meaning assigned to such term in Section 5.04.
“Borrower Offer of Specified Discount Prepayment” means the offer by any Company Party to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.12(f)(ii).
“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Company Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.12(f)(iii).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Company Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.12(f)(iv).
“Borrowers” shall have the meaning assigned to such term in the preamble.
“Borrowing” shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans or BA Rate Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.
“Borrowing Request” shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.
“Breakage Event” shall have the meaning assigned to such term in Section 2.16.
“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are generally authorized or required by law to close; provided, however:
(a)if such day relates to any interest rate settings as to a Eurodollar Loan denominated in dollars, any fundings, disbursements, settlements and payments in dollars in respect of any such Eurodollar Loan, or any other dealings in dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Loan, such day shall be a day on which dealings in deposits in dollars are conducted by and between banks in the London interbank eurodollar market;
(b)if such day relates to any interest rate settings as to a Eurodollar Loan denominated in euro, any fundings, disbursements, settlements and payments in euro in respect of any such Eurodollar Loan, or any other dealings in euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Loan, such day shall be a TARGET Day;
(c)if such day relates to any interest rate settings as to a Eurodollar Loan denominated in Sterling, such day shall be a day on which dealings in deposits in Sterling are conducted by and between banks in the London interbank market;
(d)if such day relates to any fundings, disbursements, settlements and payments in Sterling in respect of a Eurodollar Loan denominated in Sterling, or any other dealings in Sterling to be carried out pursuant to this Agreement in respect of any such Eurodollar Loan (other than any interest rate settings), such day shall be a day on which banks are open for foreign exchange business in London;
(e)if such day relates to any setting of the BA Rate or the Canadian Base Rate, such day shall be a day on which banks are open for business in Toronto; and
(f)if such day relates to any fundings, disbursements, settlements and payments in an Alternative Currency (other than those specified above) in respect of a Eurodollar Loan denominated in such Alternative Currency, or any other dealings in such Alternative Currency to be carried out pursuant to this Agreement in respect of any such Eurodollar Loan (other than any interest rate settings), such day shall be a day on which banks are open for foreign exchange business in London, New York and the principal financial center of such Alternative Currency as set forth on Schedule A.

“Canadian Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Canadian Prime Rate in effect on such day and (b) the sum of (i) the BA Rate for a one month interest period beginning on such date and (ii) 1.00%. Any change in the Canadian Base Rate due to a change in the Canadian Prime Rate or the BA Rate shall be effective (without notice) from and including the effective date of such change in the Canadian Prime Rate or the BA Rate, respectively.
“Canadian Base Rate Borrowing” shall mean a Borrowing of any Canadian Base Rate Loans.
“Canadian Base Rate Loan” shall mean a Loan that bears interest based on the Canadian Base Rate.
“Canadian Dollar” and “C$” shall each mean the lawful currency of Canada.
“Canadian Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its reference rate of interest then in effect for determining interest rates on Canadian Dollar commercial loans made by it to its prime commercial customers in Canada; each change in the Canadian Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that (x) many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, (y) it is not necessarily the lowest or best rate actually charged to any customer and (z) the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate; provided that if the Canadian Prime Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Capital Expenditures” shall mean, as to any Person for any period, the additions to property, plant and equipment and other capital expenditures of such Person and its subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the such Person.
“Capital Stock” shall mean:
(a)in the case of a corporation, corporate stock;
(b)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(d)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Capitalized Lease Obligations” shall mean, as to any Person, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP (except for temporary treatment of construction-related expenditures under EITF 97-10, “The Effect of Lessee Involvement in Asset Construction”, which will ultimately be treated as operating leases upon a Sale and Lease-Back Transaction).
“Cash Collateral” has the meaning set forth in Section 2.26(c).
“Cash Collateralize” has the meaning set forth in Section 2.26(c).
“Cash Equivalents” shall mean:

(a)dollars;
(b)(i) Sterling, Singapore Dollars, Swedish Kroner, Canadian Dollars, euro, or any national currency of any participating membe state of the EMU; or
(ii) in the case of the Parent Borrower or a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;
(c)securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;
(d)certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with (i) any Revolving Credit Lender or an Affiliate thereof or (ii) any commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;
(e)repurchase obligations for underlying securities of the types described in clauses (c), (d) and (g) entered into with any financial institution meeting the qualifications specified in clause (d) above;
(f)commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof;
(g)marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;
(h)investment funds investing 95% of their assets in securities of the types described in clauses (a) through (g) above;
(i)readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;
(j)Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;
(k)Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated A- (or the equivalent thereof) or better by S&P or A3 (or the equivalent thereof) or better by Moody’s;
(l)shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (k) above; and
(m)in the case of any Foreign Subsidiary, investments of comparable tenure and credit quality to those described in the foregoing clauses (a) through (l) or other high quality short term in-vestments, in each case, customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (b) above, provided that such amounts are converted into any currency listed in clauses (a) and (b) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
“Cash Management Obligations” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.
“Cash Pooling Arrangements” shall mean a deposit account arrangement among a single depository institution, the Parent Borrower and one or more Foreign Subsidiaries involving the pooling of cash deposits in and overdrafts in respect of one or more deposit accounts (each located outside of the United States and any States and territories thereof) with such institution by the Parent Borrower and such Foreign Subsidiaries for cash management purposes.
“CFC” shall mean a Foreign Subsidiary of the Parent Borrower that is a controlled foreign corporation within the meaning of Section 957 of the Code.
“CFC Holdco” shall mean a Domestic Subsidiary of the Parent Borrower substantially all the assets of which are Capital Stock (or Capital Stock and Indebtedness) of one or more CFCs.
“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
A “Change of Control” shall be deemed to have occurred if:
(a)the Permitted Investors cease to have the power, directly or indirectly, to vote or direct the voting of Equity Interests of the Parent Borrower representing a majority of the ordinary voting power for the election of directors (or equivalent governing body) of the Parent Borrower; provided that the occurrence of the foregoing event shall not be deemed a Change of Control if no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (w) any underwriters in connection with any Equity Offering, (x) any combination of Permitted Investors and (y) any employee benefit plan of such Person and its subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) 35% of outstanding Equity Interests of the Parent Borrower having ordinary voting power and (y) the percentage of the then outstanding Equity Interests of the Parent Borrower having ordinary voting power owned, directly or indirectly, beneficially and of record by the Permitted Investors; or
(b)any change in control (or similar event, however denominated) with respect to the Parent Borrower or any Restricted Subsidiary shall occur under and as defined in the Existing Senior Notes Documentation to the extent the Existing Senior Notes constitute Material

Indebtedness of the Parent Borrower or any Restricted Subsidiary or any other Indebtedness for borrowed money that constitutes Material Indebtedness of the Parent Borrower or any Restricted Subsidiary; or
(c)Holdings shall directly or indirectly own, beneficially and of record, less than 100% of the issued and outstanding Equity Interests of the Parent Borrower; or
(d)at any time when any Obligations (other than contingent obligations for unasserted claims) of a Foreign Subsidiary Borrower remain outstanding, such Foreign Subsidiary Borrower ceasing to be a direct or indirect Restricted Subsidiary of the Parent Borrower (unless a Borrower or a Guarantor shall expressly have assumed all the Obligations of such Foreign Subsidiary Borrower under this Agreement and the other Loan Documents to which such Foreign Subsidiary Borrower is a party).
“Charges” shall have the meaning assigned to such term in Section 9.09.
“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, any Class of Extended Revolving Credit Commitments, any Class of Incremental Revolving Credit Commitments, Refinancing Revolving Credit Commitments of a given Refinancing Series, Tranche A Term Loan Commitments, Tranche B-1 Term Loan Commitments, Tranche B-2 Term Loan Commitments, any Class of Commitments in respect of Incremental Term Loans, Refinancing Term Commitments of a given Refinancing Series, Commitments in respect of any Class of Replacement Term Loans or the Swingline Commitment and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Loans, Extended Revolving Loans under any Class of Extended Revolving Credit Commitments, Incremental Revolving Loans, Revolving Loans under Refinancing Revolving Credit Commitments of a given Refinancing Series, Tranche A Term Loans, Tranche B-1 Term Loans, Tranche B-2 Term Loans, any Class of Extended Term Loans, any Class of Incremental Term Loans, Refinancing Term Loans of a given Refinancing Series or any Class of Replacement Term Loans. Revolving Loans, Extended Revolving Loans under any Class of Extended Revolving Credit Commitments, any Class of Incremental Revolving Loans, Revolving Loans under Refinancing Revolving Credit Commitments of a given Refinancing Series, Tranche A Term Loans, Tranche B-1 Term Loans, Tranche B-2 Term Loans, any Class of Extended Term Loans, any Class of Incremental Term Loans, Refinancing Term Loans of a given Refinancing Series or any Class of Replacement Term Loans (together with the respective Commitments in respect thereof) or Swingline Loans shall, at the election of the Parent Borrower, be construed to be in different Classes; provided that any Credit Increase effected as a Term Loan Increase or a Revolving Commitment Increase to any existing Class of Term Loans or Revolving Loans, respectively, and such existing Class of Term Loans or Revolving Loans, as applicable, shall in all events be part of the same Class.
“Closing Date” shall mean September 28, 2015.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Collateral” shall mean all property and assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is or is purported to be created to secure any Secured Obligations.
“Collateral Agent” shall mean Citibank, N.A., in its capacity as collateral agent for the Secured Parties, and shall include any successor collateral agent appointed pursuant to Article VIII.
“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a). “Commitments” shall mean the Revolving Credit Commitments, any Class of Extended Revolving Credit Commitments, any Class of Incremental Revolving Credit Commitments, Refinancing

Revolving Credit Commitments of a given Refinancing Series, Tranche A Term Loan Commitments, Tranche B-1 Term Loan Commitments, Tranche B-2 Term Loan Commitments, any Class of Commitments in respect of Incremental Term Loans, Refinancing Term Commitments of a given Refinancing Series, Commitments in respect of any Class of Replacement Term Loans and the Swingline Commitment.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company Parties” means the collective reference to Holdings and its Restricted Subsidiaries, including the Borrowers, and “Company Party” means any one of them.
“Consolidated” or “consolidated” with respect to any Person, unless otherwise specifically indicated, shall refer to such Person consolidated with the Parent Borrower and its Restricted Subsidiaries.
“Consolidated Depreciation and Amortization Expense” shall mean, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits and amortization of other non-cash charges, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated Indebtedness” shall mean, as of any date of determination, the sum, without duplication, of (a) the total amount of Indebtedness under clauses (a)(i), (a)(ii), (a)(iii) (but, in the case of clause (iii), only to the extent of any unreimbursed drawings thereunder and, in the case of commercial letters of credit, only if such unreimbursed amount has not been paid within three Business Days after such amount is drawn) and (a)(iv) of the definition thereof of the Parent Borrower and its Restricted Subsidiaries, plus (b) the greater of the aggregate liquidation value and maximum fixed repurchase price without regard to any change of control or redemption premiums of all Disqualified Stock of the Parent Borrower and the Restricted Guarantors, in each case, as determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” shall mean, with respect to any Person for any period, without duplication, the sum of:
(a)consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit, bank guarantees or bankers acceptances, (iii) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations, (v) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, (vi) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (vii) costs of surety bonds in connection with financing activities and excluding (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus
(b)consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(c)interest income of such Person and its Restricted Subsidiaries for such period.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Parent Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Income” shall mean, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided, however, that (without duplication),
(a)the net income for such period of any Person that is not a subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a subsidiary thereof that is the Parent Borrower or a Restricted Subsidiary in respect of such period, and
(b)solely for the purpose of determining the amount available under paragraph (b) of the definition of “Restricted Payment Applicable Amount,” the net income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Parent Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Parent Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein.
Notwithstanding the foregoing, for the purpose of Section 6.03 only (other than paragraph (c) of the definition of “Restricted Payment Applicable Amount”), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Parent Borrower and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Parent Borrower and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Parent Borrower or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under paragraph (d) of the definition of “Restricted Payment Applicable Amount.”
“Contingent Obligations” shall mean, with respect to any Person, any obligation of such Person guaranteeing or having the economic effect of guaranteeing any leases, dividends or other obligations that, in each case, do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a)to purchase any such primary obligation or any property constituting direct or indirect security therefor, or

(b)	to advance or supply funds
(i)for the purchase of payment of any such primary obligation, or

(ii)to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or
(c)to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primarily obligor to make payment of such primary obligation against loss in respect thereof, or
(d)as an account party in respect of any letter of credit, letter of guaranty or bankers’ acceptance.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Converted Tranche B-1 Term Loan” shall mean each Tranche B-1 Term Loan held by a Converting Consenting Lender on the First Amendment Effective Date immediately prior to the funding of the Tranche B-2 Term Loans on such date.
“Converting Consenting Lender” shall mean a Tranche B-1 Term Loan Lender that has elected to be a “Converting Consenting Lender” on its signature page to the First Amendment.
“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness of the Parent Borrower incurred hereunder, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, any Class of existing Term Loans or any Class of existing Revolving Loans (or unused Revolving Credit Commitments), or any then-existing Credit Agreement Refinancing Indebtedness (the “Refinanced Debt”); provided that with respect to each of the foregoing clauses (a) through (d), (i) except in the case of any such Indebtedness in the form of a bridge loan intended to be refinanced with a securities offering the maturity date of which provides for an automatic extension of the maturity date thereof, subject to customary conditions, to a date that is not earlier than the maturity date of such Refinanced Debt, such Indebtedness shall have a maturity no earlier, and a Weighted Average Life to Maturity equal to or greater, than the Refinanced Debt; (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus an amount equal to the aggregate unused commitments cancelled in connection therewith, plus accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with the Refinancing; provided that nothing in this clause (ii) shall limit the ability of the Parent Borrower to incur additional Indebtedness concurrently as part of the issuance or incurrence of such Indebtedness so long as such additional Indebtedness is otherwise permitted pursuant to the terms of this Agreement, (iii) such Indebtedness shall not have the benefit of a financial maintenance covenant unless (x) the Loans or the Commitments hereunder being Refinanced, as applicable, have the benefit of such financial maintenance covenant on the same terms, (y) the Loans or the Commitments hereunder being Refinanced, as applicable, shall have in the future been provided with the benefit of a financial maintenance covenant, in which case such Credit Agreement Refinancing Indebtedness issued after such future date may be provided with the benefit of the same financial maintenance covenant on the same terms or (z) such financial maintenance covenant is only applicable after the then latest Revolving Credit Maturity Date or Term Loan Maturity Date applicable to the Loans or Commitments hereunder being Refinanced, (iv) the All-In Yield with respect to such Credit Agreement Refinancing Indebtedness shall be determined by the Parent Borrower and the lenders providing such Credit Agreement Refinancing Indebtedness, (v) except as provided for in preceding clauses (i), (ii), (iii) and (iv), optional prepayment or redemption terms shall be determined by the Parent Borrower and the other terms and conditions of such Indebtedness shall reflect market terms and conditions (as reasonably determined by the Parent Borrower) at the time of incurrence or issuance of such Credit Agreement Refinancing Indebtedness, (vi) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid substantially simultaneously with the issuance, incurrence or obtaining of such Credit Agreement Refinancing Indebtedness (or in any event not later than one Business Day following the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained), (vii) such Indebtedness is not at any time guaranteed by any Person that is not a Guarantor and (viii) to the extent secured, such Indebtedness is not secured by property or assets of Holdings, the Parent Borrower or any Restricted Subsidiary other than the Collateral, except to the extent permitted by the applicable intercreditor agreement.
“Credit Event” shall have the meaning assigned to such term in Section 4.01.
“Credit Facilities” shall mean the revolving credit, swingline and letter of credit facilities, the term loan A facility, the term loan B-1 facility and the term loan B-2 facility, in each case contemplated by Section 2.01, the incremental facilities, if any, contemplated by Section 2.24, any extension facilities contemplated by Section 2.25, any refinancing facilities contemplated by Section 2.27 and any replacement term loan facilities contemplated by Section 9.08(d).
“Credit Increase” shall have the meaning assigned to such term in Section 2.24(a).
“Cure Amount” shall have the meaning assigned to such term in Section 7.02(a).
“Cure Period” shall have the meaning assigned to such term in Section 7.02(a).
“Current Assets” shall mean, at any time, (a) the consolidated current assets (other than cash and Cash Equivalents) of the Parent Borrower and its Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries as current assets at such date of determination, other than (i) amounts related to current or deferred Taxes based on income or profits, (ii) assets held for sale, (iii) loans (permitted) to third parties, (iv) pension assets, (v) deferred bank fees and (vi) derivative financial instruments and (b) in the event that a Receivables Facility is accounted for off-balance sheet, (x) gross accounts receivable comprising part of the assets subject to such Receivables Facility less (y) collections against the amounts sold pursuant to clause (x).
“Current Liabilities” shall mean, at any time, the consolidated current liabilities of the Parent Borrower and its Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries as current liabilities at such date of determination, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) outstanding Revolving Loans, L/C Exposure and Swingline Loans, (c) accruals of consolidated interest expense (excluding consolidated interest expense that is due and unpaid), (d) accruals for current or deferred Taxes based on income or profits, (e) accruals of any costs or expenses related to restructuring reserves to the extent permitted to be included in the calculation of EBITDA pursuant to clause (a)(v) thereof and (f) the current portion of pension liabilities.
“Debt Fund Affiliate” means (a) any Affiliate of Holdings or the Sponsor (including, in the case of the Sponsor, any bona fide debt fund advised or managed by Symphony Asset Management, LLC or any of its Affiliates, any funds or partnerships managed or advised by any of them or any of their respective Affiliates) (other than a natural person) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and (i) whose managers have fiduciary duties to the third-party investors in such fund or investment vehicle independent of their duties to Holdings or the Sponsor and (ii) with respect to which the Sponsor does not, directly or indirectly, possess the power to direct or cause the direction of the investments or investment policies of such entity and (b) for purposes of the definition of Disqualified Institution, any Affiliate of the applicable specified financial institution or competitor (other than a natural person) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and (i) whose managers have fiduciary duties to the third-party investors in such fund or investment vehicle independent of their duties to such specified financial institution or competitor and (ii) with respect to which such financial institution or competitor does not, directly or indirectly, possess the power to direct or cause the direction of the investments or investment policies of such entity.
“Default” shall mean any event or condition which constitutes an Event of Default or which with the giving of any notice, the passage of time, or both, in each case, as set forth in this Agreement, without cure or waiver hereunder, would constitute an Event of Default.
“Defaulting Lender” shall mean, subject to Section 2.26, any Lender whose act or failure to act, whether directly or indirectly, causes it to meet any part of the definition of “Lender Default.”
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of country or territory-wide Sanctions, in each case identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time.
“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Parent Borrower or a Restricted Subsidiary in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by a Responsible Officer of the Parent Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.
“Designated Preferred Stock” shall mean Preferred Stock of the Parent Borrower, a Restricted Subsidiary or any direct or indirect parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to the Parent Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Parent Borrower or its subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by a Responsible Officer of the Parent Borrower, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in the definition of “Restricted Payment Applicable Amount.”
“Discount Prepayment Accepting Lender” has the meaning set forth in Section 2.12(f)(ii)(2).
“Discount Range” has the meaning set forth in Section 2.12(f)(iii)(1).
“Discount Range Prepayment Amount” has the meaning set forth in Section 2.12(f)(iii)(1).
“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.12 (f)(iii) substantially in the form of Exhibit K.
“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit L, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.
“Discount Range Prepayment Response Date” has the meaning set forth in Section 2.12(f)(iii)(1).
“Discount Range Proration” has the meaning set forth in Section 2.12(f)(iii)(3).
“Discounted Prepayment Determination Date” has the meaning set forth in Section 2.12(f)(iv)(3).
“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five Business Days following the Specified Discount

Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.12(f)(ii)(1), 2.12(f)(iii)(1) or 2.12(f)(iv)(1), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.
“Discounted Term Loan Prepayment” has the meaning set forth in Section 2.12(f)(i).
“Disposition” shall mean:
(a)the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Parent Borrower or any of its Restricted Subsidiaries; or
(b)the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions.
“Disqualified Institutions” shall mean (a) those institutions and other Persons set forth on Schedule 1.01(b) hereto or otherwise identified in writing to the Administrative Agent prior to the date hereof, (b) any Persons who are competitors of the Parent Borrower and its subsidiaries as identified to the Administrative Agent in writing from time to time or (c) in the cases of clause (a) or (b), Affiliates thereof (other than any Debt Fund Affiliates or bona fide debt funds) that are either (i) identified as specified in such clause (a) or (b) or (ii) clearly identifiable on the basis of such Affiliates’ names; it being understood and agreed that the identification of any Person as a Disqualified Institution after the Closing Date shall not apply to retroactively disqualify any Person that has previously acquired an assignment or participation interest in any Loan or Commitment so long as such Person was not a Disqualified Institution at the time of such assignment or participation. The list of Disqualified Institutions shall be posted to the Platform, it being understood that the Parent Borrower may update such list from time to time with respect to Disqualified Institutions to the extent provided for above, and the Administrative Agent shall post such updated schedule to the Platform promptly following its receipt thereof, with such updates effective solely upon the posting thereof to the Platform.
“Disqualified Stock” shall mean, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock which is not Disqualified Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (in each case, other than solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale shall be subject to the occurrence of the Termination Date or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver or amendment hereunder)), in whole or in part, in each case prior to the date 91 days after the latest Term Loan Maturity Date at the time of such incurrence; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Parent Borrower or its subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations.
“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in dollars, such amount and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in dollars as determined by the applicable Issuing Bank at such time on the basis of the rate (as determined in accordance with Section 1.09 as of the date of the relevant determination) for the purchase of dollars with such Alternative Currency.
“dollars” or “$” shall mean lawful money of the United States of America.
“Domestic Obligations” shall mean the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Parent Borrower or any other Loan Party (other than a Foreign

Subsidiary Borrower) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document and the Letters of Credit and whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid pursuant hereto or any other Loan Document and including interest, fees and other amounts accruing after the maturity of the Loans and L/C Disbursements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Loan Party, whether or not a claim for post-filing or post-petition interest or such fees or other amounts is allowed in such proceeding) or otherwise; provided, that Domestic Obligations of any Guarantor shall not include any Excluded Swap Obligation solely of such Guarantor.
“Domestic Subsidiaries” shall mean, with respect to any Person, any subsidiary of such Person other than a Foreign Subsidiary.
“EBITDA” shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period
(a)increased (without duplication) by:
(i)provision for taxes based on income or profits or capital (or any alternative tax in lieu thereof), including, without limitation, foreign, state, franchise and similar taxes and foreign withholding taxes of such Person and such subsidiaries paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income, including payments made pursuant to any tax sharing agreements or arrangements among the Parent Borrower, its Restricted Subsidiaries and any direct or indirect parent company of the Parent Borrower (so long as such tax sharing payments are attributable to the operations of the Parent Borrower and its Restricted Subsidiaries); plus
(ii)Fixed Charges of such Person and such subsidiaries for such period to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus
(iii)Consolidated Depreciation and Amortization Expense of such Person and such subsidiaries for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus
(iv)any fees, costs (including call premium), commissions, expenses or other charges (other than Consolidated Depreciation and Amortization Expense but including the effects of purchase accounting adjustments) related to the Transactions, any issuance of Equity Interests, Investment, acquisition, disposition, dividend or similar Restricted Payment, recapitalization or the incurrence, repayment, amendment or modification of Indebtedness permitted to be incurred under this Agreement (including a refinancing thereof) and any changes or non-recurring merger costs incurred during such period (in each case whether or not successful), including (w) any expensing of bridge, commitment or other financing fees, (x) such fees, costs, commissions, expenses or other charges related to the Credit Facilities, (y) any such fees, costs (including call premium), commissions, expenses or other charges related to any amendment or other modification of the Existing Senior Notes, any Receivables Facility or the Credit Facilities and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(v)the amount of any business optimization expense and restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions after the Closing Date, costs related to the closure and/or consolidation of facilities, retention charges, contract termination costs, future lease commitments, systems establishment costs, conversion costs and excess pension charges, consulting fees and any one-time expense relating to enhanced accounting function, or costs associated with becoming a standalone entity or public company incurred in connection with any of the foregoing; provided that the aggregate amount of expenses added pursuant to this clause (v) shall not exceed an amount equal to 20% of EBITDA of the Parent Borrower for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (v) or clause (xii) below); plus
(vi)any other non-cash charges, expenses or losses including any write offs or write downs and any non-cash expense relating to the vesting of warrants, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (i) the Parent Borrower may determine not to add back such non-cash item in the current period and (ii) to the extent the Parent Borrower determines to add back such non-cash item in the current period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period); plus
(vii)the amount of any minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus
(viii)other than for the purpose of determining the amount available for Restricted Payments under paragraph (b) of the definition of Restricted Payment Applicable Amount, the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid in such period to the Sponsor and amounts paid under the TRA, in each case, to the extent otherwise permitted under Section 6.06 deducted (and not added back) in computing Consolidated Net Income; plus
(ix)the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility deducted (and not added back) in computing Consolidated Net Income; plus
(x)(A) non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights and (B) other costs or expense deducted (and not added back) in computing Consolidated Net Income pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Parent Borrower or net cash proceeds of an issuance of Equity Interest of the Parent Borrower (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in the definition of “Restricted Payment Applicable Amount”; plus

(xi)	[reserved];
(xii)the amount of net cost savings and acquisition synergies projected by the Parent Borrower in good faith to be realized during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period) as a result of actions taken or to be taken in connection with any acquisition or disposition by the Parent Borrower or any Restricted Subsidiary, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of EBITDA from such actions; provided that (A) such cost savings are reasonably identifiable and factually supportable and (B) such actions are taken within 18 months after the Closing Date or the date of such acquisition or disposition and (C) the aggregate amount of cost savings added pursuant to this clause (xii) shall not exceed an amount equal to the greater of (x) $100,000,000 and (y) 20% of EBITDA of the Parent Borrower for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to clause (v) above or this clause (xii)); plus
(xiii)any net after-tax non-recurring, extraordinary or unusual gains or losses (less all fees and expenses relating thereto) or expenses; plus
(xiv)to the extent covered by insurance and actually reimbursed or otherwise paid, or, so long as the Parent Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed or otherwise paid by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed or otherwise paid within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed or otherwise paid within such 365 days), expenses with respect to liability or casualty events and expenses or losses relating to business interruption; plus
(xv)expenses to the extent covered by contractual indemnification or refunding provisions in favor of the Parent Borrower or a Restricted Subsidiary and actually paid or refunded, or, so long as the Parent Borrower has made a determination that there exists reasonable evidence that such amount will in fact be paid or refunded by the indemnifying party or other obligor and only to the extent that such amount is (A) not denied by the applicable indemnifying party or obligor in writing within 90 days and (B) in fact reimbursed within 180 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 180 days); plus
(xvi)any non-cash increase in expenses (A) resulting from the reevaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or (B) due to purchase accounting associated with the Transactions; plus
(xvii)the amount of loss from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;
(b)decreased by (without duplication) (i) non-cash gains increasing Consolidated Net Income of such Person and such subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and (ii) the minority interest income consisting of subsidiary losses attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income; and

(c)	increased or decreased by (without duplication):
(i)any net gain or loss resulting in such period from Hedging Obligations and the application of Financial Accounting Standards Codification Topic

815-Derivatives and Hedging (ASC 815) and International Financial Reporting Standards 9-Financial Instruments and their respective related pronouncements and interpretations; plus or minus, as applicable,
(ii)any net gain or loss included in calculating Consolidated Net Income resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk), plus or minus, as applicable,
(iii)the cumulative effect of a change in accounting principles during such period, plus or minus, as applicable,
(iv)any net gain or loss from disposed or discontinued operations and any net gains or losses on disposal of disposed, abandoned or discontinued operations, plus or minus, as applicable,
(v)the amount of gains or losses (less all accrued fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, plus or minus, as applicable, and
(vi)accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP.
“ECF Percentage” shall mean, with respect to any fiscal year, 50%; provided, however, if the First Lien Net Leverage Ratio as of the end of a fiscal year is (a) less than or equal to 2.25 to 1.00 but greater than 1.75 to 1.00, then the ECF Percentage with respect to such fiscal year shall mean 25% and (b) less than or equal to 1.75 to 1.00, then the ECF Percentage with respect to such fiscal year shall mean 0%.
“Eligible Assignee” shall have the meaning assigned to such term in Section 9.04(b).
“EMU” shall mean economic and monetary union as contemplated in the Treaty on European Union.
“Environmental Laws” shall mean all applicable Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives and orders (including consent orders), having the force and effect of law, in each case, relating to protection of the environment or natural resources, or to human health and safety as it relates to environmental protection.
“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“Equity Offering” shall mean any public or private sale of common stock or Preferred Stock of the Parent Borrower or of a direct or indirect parent of the Parent Borrower (excluding Disqualified Stock), other than:
(a)public offerings with respect to any such Person’s common stock registered on Form S-4 or S-8;

(b)	issuances to the Parent Borrower or any subsidiary of the Parent Borrower; and

(c)	any such public or private sale that constitutes an Excluded Contribution.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is under common control with any Loan Party under Section 414 of the Code or Section 4001 of ERISA.
“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, but excluding any event for which the 30-day notice period is waived, with respect to a Pension Plan, (b) any failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, or the failure to satisfy any statutory funding requirement that results in a Lien, with respect to a Pension Plan, (c) the incurrence by any Loan Party or an ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of any Loan Party or an ERISA Affiliate from any Pension Plan or Multiemployer Plan, (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice of intent to terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan, (e) the adoption of any amendment to a Pension Plan that would require the provision of security pursuant to the Code, ERISA or other applicable law, (f) the receipt by any Loan Party or any ERISA Affiliate of any notice concerning statutory liability arising from the withdrawal or partial withdrawal of any Loan Party or any ERISA Affiliate from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA, (g) the occurrence of a “prohibited transaction” (within the meaning of Section 4975 of the Code) with respect to which the Parent Borrower or any Restricted Subsidiary is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Parent Borrower or any Restricted Subsidiary could reasonably be expected to have any liability, (h) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of any Pension Plan or Multiemployer Plan or the appointment of a trustee to administer any Pension Plan or (i) any other extraordinary event or condition with respect to a Pension Plan or Multiemployer Plan which could reasonably be expected to result in a Lien or any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan.
“EURIBOR Rate” shall mean, with respect to any Eurodollar Borrowing of Tranche B-2 Term Loans for any Interest Period, the rate per annum equal to the Euro interbank offered rate administered by the Banking Federation of the European Union as published by Reuters (or another commercially available source providing quotations of that rate as designated by the Administrative Agent from time to time) on Reuters Page EURIBOR01 (or any replacement Reuters page that displays that rate) at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period, for Euro deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such rate per annum shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; provided, further, that if the EURIBOR Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“euro” and “€” shall mean the single currency of participating member states of the EMU.
“Eurodollar,” when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” shall have the meaning assigned to such term in Article VII.
“Excess Cash Flow” shall mean, for any fiscal year of the Parent Borrower, an amount, derived solely from the U.S. operations of the Parent Borrower and its Domestic Subsidiaries, repayments (net of all Taxes payable upon the repatriation of any such amounts) under the Existing Intercompany Debt (excluding repayments of the proceeds of which are used to repay Revolving Loans made on the Closing Date) and dividends (net of all Taxes payable upon the repatriation of any such amounts) from Foreign Subsidiaries, equal to:

(a)	the sum, without duplication, of:
(i)EBITDA;
(ii)reductions to working capital of the Parent Borrower and its Restricted Subsidiaries (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), but excluding any such reductions in working capital arising from the acquisition of any Person by the Parent Borrower and/or the Restricted Subsidiaries;
(iii)foreign currency translation gains received in cash related to currency remeasurements of indebtedness (including any net cash gain resulting from hedge agreements for currency exchange risk), to the extent not otherwise included in calculating EBITDA;
(iv)net cash gains resulting in such period from Hedging Obligations and the application of Financial Accounting Standards Codification Topic 815-Derivatives and Hedging (ASC 815) and International Financial Reporting Standards 9-Financial Instruments and their respective pronouncements and interpretations;
(v)extraordinary, unusual or nonrecurring cash gains (other than gains on Dispositions), to the extent not otherwise included in calculating EBITDA; and
(vi)to the extent not otherwise included in calculating EBITDA, cash gains from any sale or disposition outside the ordinary course of business;
minus

(b)	the sum, without duplication, of:
(i)the amount of any Taxes, including Taxes based on income, profits or capital, (or alternative tax in lieu thereof), foreign, state, franchise and similar Taxes, foreign withholding Taxes and foreign unreimbursed value added Taxes (to the extent added in calculating EBITDA), and including penalties and interest on any of the foregoing, in each case, paid in cash by the Parent Borrower and its Restricted Subsidiaries (to the extent not otherwise deducted in calculating EBITDA), including payments made pursuant to any tax sharing agreements or arrangements among the Parent Borrower, its Restricted Subsidiaries and any direct or indirect parent company of the Parent Borrower (so long as such tax sharing payments are attributable to the operations of the Parent Borrower and its Restricted Subsidiaries);
(ii)Consolidated Interest Expense, to the extent payable in cash and not otherwise deducted in calculating EBITDA;
(iii)foreign currency translation losses payable in cash related to currency remeasurements of indebtedness (including any net cash loss resulting from hedge agreements for currency risk), to the extent not otherwise deducted in calculating EBITDA;

(iv)without duplication of amounts deducted pursuant to clause (xviii) below in a prior fiscal year, Capital Expenditures of, or acquisitions of or expenses incurred to develop intellectual property (to the extent not expensed) by, the Parent Borrower and its subsidiaries made in cash, to the extent not financed with the proceeds of any long-term Indebtedness of the Parent Borrower and its Restricted Subsidiaries;
(v)repayments of long-term Indebtedness (including (A) the principal component of Capitalized Lease Obligations and (B) the amount of repayment of Loans pursuant to Section 2.11 and, to the extent made with the Net Cash Proceeds of a Prepayment Asset Sale that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, Section 2.13(b), but excluding all other prepayments of the Loans and voluntary prepayments of loans secured on a pari passu basis with the Obligations), made by the Parent Borrower and its Restricted Subsidiaries, but only to the extent that such repayments (x) by their terms cannot be reborrowed or redrawn and (y) are not financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness);
(vi)additions to working capital (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), but excluding any such additions to working capital arising from the acquisition of any Person by the Parent Borrower and/or the Restricted Subsidiaries;
(vii)without duplication of amounts deducted pursuant to clause (xviii) below in a prior fiscal year, the amount of Permitted Investments and Investments made by the Parent Borrower and its Restricted Subsidiaries pursuant to Section 6.03 (other than Permitted Investments in (x) Cash Equivalents and Government Securities and (y) the Parent Borrower or any of its Restricted Subsidiaries), in cash, to the extent such Investments were not financed with the proceeds of any long-term Indebtedness of the Parent Borrower and its Restricted Subsidiaries;
(viii)letter of credit fees paid in cash, to the extent not otherwise deducted in calculating EBITDA;
(ix)extraordinary, unusual or nonrecurring cash charges, to the extent not otherwise deducted in calculating EBITDA;
(x)cash fees and expenses incurred in connection with the Transactions, any Permitted Investment, any Investment permitted under Section 6.03, any disposition not prohibited under Section 6.05, any recapitalization, any Equity Offering, the issuance of any Indebtedness or any exchange, refinancing or other early extinguishment of Indebtedness permitted by this Agreement (in each case, whether or not consummated);
(xi)an amount equal to all cash charges, expenses or losses added to EBITDA pursuant to the definition thereof;
(xii)the amount of management, monitoring, consulting, transactional and advisory fees and related expenses paid to the Sponsor permitted by Section 6.06, to the extent not otherwise deducted in calculating EBITDA;
(xiii)the amount of Restricted Payments made by the Parent Borrower and its Restricted Subsidiaries to the extent permitted by Section 6.03 (other than pursuant to Sections 6.03(a) (to the extent such Restricted Payment is made by utilizing clause (b) of the definition of Restricted Payment Applicable Amount), 6.03(b)(i) (to the extent relating to any other clause of Section 6.03 referred to in the first parenthetical in this clause (xiii)), 6.03(b)(ii)(A), 6.03(b)(ii)(B), 6.03(b)(iii), 6.03(b)(viii), 6.03(b)(x),

6.03(b)(xiii) (except to the extent relating to a transaction permitted under Section 6.04), 6.03(b)(xviii)(A), and 6.03(b)(xxiv)) to the extent that such Restricted Payments were not financed with the proceeds of any long-term Indebtedness of the Parent Borrower and its Restricted Subsidiaries;
(xiv)    cash expenditures in respect of Hedging Obligations (including net cash losses resulting in such period from Hedging Obligations and the application of Financial Accounting Standards Codification Topic 815-Derivatives and Hedging (ASC 815) and International Financial Reporting Standards 9-Financial Instruments and their respective pronouncements and interpretations), to the extent not otherwise deducted in calculating EBITDA;
(xv)    to the extent not otherwise deducted in calculating EBITDA, cash losses from any sale or disposition outside the ordinary course of business;
(xvi)    cash payments by the Parent Borrower and its Restricted Subsidiaries in respect of long-term liabilities (other than Indebtedness) of the Parent Borrower and its Restricted Subsidiaries;
(xvii)    the aggregate amount of expenditures actually made by the Parent Borrower and its Restricted Subsidiaries in cash (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed; and
(xviii)    without duplication of amounts deducted from Excess Cash Flow in a prior fiscal year, the aggregate consideration required to be paid in cash by the Parent Borrower and its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such fiscal year relating to Permitted Investments and Investments permitted under Section 6.03 (other than Investments in (x) Cash Equivalents and Government Securities and (y) the Parent Borrower or any of its Restricted Subsidiaries), Capital Expenditures or acquisitions of or expenses incurred to develop intellectual property (to the extent not expensed) to be consummated or made during the period of 4 consecutive fiscal quarters of the Parent Borrower following the end of such fiscal year provided that to the extent the aggregate amount actually utilized to finance such Capital Expenditures, Investments or acquisitions or development of intellectual property during such period of 4 consecutive fiscal quarters is less than the Contract Consideration or to the extent such aggregate amount is financed with the proceeds of any long-term Indebtedness of the Parent Borrower and its Restricted Subsidiaries, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of 4 consecutive fiscal quarters;
provided that, at the option of the Parent Borrower, all such payments made after the applicable fiscal year and prior to the applicable due date of such Excess Cash Flow payment may (without duplication of such amount deducted in any period) be deducted from Excess Cash Flow for such prior fiscal year.
“Excluded Contributions” shall mean net cash proceeds, marketable securities or Qualified Proceeds received by or contributed to the Parent Borrower from:
(a)contributions to its common equity capital, and
(b)the sale (other than to the Parent Borrower or a subsidiary of the Parent Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Parent Borrower or a subsidiary of the Parent Borrower) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Parent Borrower,

in each case, designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation of the Restricted Payment Applicable Amount.
“Excluded Information” has the meaning set forth in Section 2.12(f)(vi).
“Excluded Parties” has the meaning set forth in Section 9.16.
“Excluded Subsidiary” shall mean (a) any subsidiary that is not a Wholly-Owned Subsidiary, (b) any Immaterial Subsidiary, (c) any subsidiary that is prohibited by applicable law or contractual obligations existing on the Closing Date or if later, the date such person becomes a subsidiary (so long as such prohibition is not incurred in contemplation thereof) from guaranteeing the Obligations, (d) any Restricted Subsidiary acquired pursuant to an acquisition permitted by Section 6.03 financed with secured Indebtedness permitted to be incurred pursuant to Section 6.01(b)(xi) (but only to the extent such Indebtedness is otherwise permitted to be secured under clause (ff) of the definition of “Permitted Liens”) and Section 6.01(b)(xviii) and each Restricted Subsidiary thereof that guarantees such Indebtedness; provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (d) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable, (e) any Unrestricted Subsidiary, (f) solely with respect to any Domestic Obligation, (i) any direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary that is a CFC and (ii) any CFC Holdco, (g) any captive insurance subsidiary, (h) any not-for-profit subsidiary, (i) any other subsidiary with respect to which in the reasonable judgment of the Administrative Agent and the Parent Borrower, the cost or other consequences of providing a guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom (it being agreed that the cost and other consequences of a Foreign Subsidiary providing a guarantee are excessive in view of the benefits), (j) any Receivables Subsidiary and (k) any subsidiary that is a special purpose entity.
“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) income Taxes imposed on (or measured by) such recipient’s net income and franchise (and similar) Taxes imposed on such recipient in lieu of income Taxes, in each case, imposed by a jurisdiction as a result of such recipient being organized in or having its principal office or applicable lending office located in such jurisdiction, or as a result of any other present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document) (b) any branch profits Taxes imposed under Section 884(a) of the Code, or any similar Taxes, imposed by any jurisdiction described in clause (a) above, (c) in the case of a Lender (other than an assignee pursuant to a request by the Parent Borrower under Section 2.21(a)), any U.S. federal withholding Tax that is imposed on amounts payable to such Lender in respect of any Loans made to the Parent Borrower pursuant to any law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office) except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.20(a), (d) any withholding Tax that is attributable to such recipient’s failure to comply with Section 2.20(e) or and (e) any United States federal Taxes imposed by FATCA. For the avoidance of doubt, the term “Lender” shall, for purposes of this definition of Excluded Taxes, include any Issuing Bank or Swingline Lender.
“Existing Credit Agreement” shall mean that certain Credit Agreement dated as of June 29, 2007, among the Parent Borrower and the foreign subsidiary borrowers from time to time party thereto, as borrowers thereunder, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the other agents party thereto.
“Existing Debt” shall mean Indebtedness outstanding under (i) the Existing Credit Agreement (other than letters of credit which constitute Existing Letters of Credit outstanding under such agreement) and (ii) the Parent Borrower’s 7.25% Senior Notes due 2017.
“Existing Intercompany Debt” shall mean the intercompany Indebtedness among the Parent Borrower and its Foreign Subsidiaries outstanding on the Closing Date and identified as such on Schedule 6.01.
“Existing Letters of Credit” shall mean all letters of credit outstanding on the Closing Date as more fully described on Schedule 1.01(c).
“Existing Senior Notes” shall mean the Parent Borrower’s 4.625% Senior Notes due 2022 (and includes any Refinancing Indebtedness in respect thereof permitted by Section 6.01 and any notes issued in exchange or replacement of any of the foregoing on substantially identical terms).
“Existing Senior Notes Documentation” shall mean any indenture governing the Existing Senior Notes and all documentation delivered pursuant thereto.
“Extended Revolving Credit Commitment” shall have the meaning set forth in Section 2.25(a).
“Extended Revolving Loan” shall mean a Revolving Loan whose Revolving Credit Maturity Date has been extended pursuant to Section 2.25(a).
“Extended Term Loans” shall have the meaning set forth in Section 2.25(a).
“Extension” has the meaning set forth in Section 2.25(a).
“Extension Offer” has the meaning set forth in Section 2.25(a).
“FATCA” shall mean Sections 1471 through 1474 of the Code as in effect on the date hereof, or any amended or successor version that is substantively comparable and not materially more onerous to comply with, the U.S. Treasury Regulations and official published guidance with respect thereto, whether in existence on the date hereof or promulgated thereafter, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreement (or related laws, regulations or official administrative practices) implementing the foregoing.
“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for

such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent; provided, further, that if the Federal Funds Effective Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letters” shall mean the Fee Letters, each dated the Closing Date, between the Parent Borrower and each Arranger.
“Fees” shall mean the Commitment Fee, the Administration Fee, the L/C Participation Fee and the Issuing Bank Fee.
“Financial Officer” of any Person shall mean the chief executive officer, the president, chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person.
“First Amendment” shall mean that certain First Amendment to Credit Agreement, dated as of November 23, 2016, by and among the Parent Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent.
“First Amendment Effective Date” shall have the meaning assigned to such term in the First Amendment.
“First Lien Net Leverage Ratio” shall mean, the ratio of (i) (A) Consolidated Indebtedness of the Parent Borrower and its Restricted Subsidiaries on such date that is secured by a Lien on any assets of the Parent Borrower or any of its Restricted Subsidiaries (other than (i) Indebtedness subordinated in right of payment to the Obligations and (ii) secured Indebtedness to the extent such Lien is on Collateral and ranks junior to the corresponding Lien securing the Obligations) minus (B) the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of the Parent Borrower and its Restricted Subsidiaries and held by the Parent Borrower and its Restricted Subsidiaries as of such date of determination, as determined in accordance with GAAP to (ii) EBITDA of the Parent Borrower and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which Section 5.04 Financials have been delivered to the Administrative Agent.
“Fixed Charges” shall mean, with respect to any Person for any period, the sum, without duplication, of:
(a)Consolidated Interest Expense (excluding all non-cash interest expense and amortization/accretion of original issue discount) of such Person and Restricted Subsidiaries for such period; plus
(b)all cash dividends or other distributions paid to any Person other than such Person or any such subsidiary (excluding items eliminated in consolidation) on any series of Preferred Stock of the Parent Borrower or a Restricted Subsidiary during such period; plus
(c)all cash dividends or other distributions paid to any Person other than such Person or any such subsidiary (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Parent Borrower or a Restricted Subsidiary during such period.
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” shall mean any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“Foreign Obligations” shall mean the unpaid principal of and interest on the Loans and all other obligations and liabilities of any Foreign Subsidiary Borrower to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document and the Letters of Credit and whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid pursuant hereto or any other Loan Document and including interest, fees and other amounts accruing after the maturity of the Loans and L/C Disbursements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Loan Party, whether or not a claim for post-filing or post-petition interest or such fess or other amounts are allowed in such proceeding) or otherwise.
“Foreign Plan” shall mean any pension plan, fund or other similar program (other than a government-sponsored plan) that (a) primarily covers employees of any Loan Party and/or any of its Restricted Subsidiaries who are employed outside of the United States and (b) is subject to any statutory funding requirement as to which the failure to satisfy results in a Lien or other statutory requirement permitting any governmental authority to accelerate the obligation of the Parent Borrower or any Restricted Subsidiary to fund all or a substantial portion of the unfunded, accrued benefit liabilities of such plan.
“Foreign Subsidiary” shall mean, with respect to any Person, (a) any subsidiary of such Person that is organized and existing under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia.
“Foreign Subsidiary Borrower” shall mean any Foreign Subsidiary which is listed as a Foreign Subsidiary Borrower on Schedule B, as such schedule may be amended from time to time pursuant to Section 9.08(g) (including, without limitation, the delivery of the documents required by Section 9.08(g)); provided that, with respect to each such listed Foreign Subsidiary, its status as a Foreign Subsidiary Borrower hereunder shall not be effective until such Foreign Subsidiary and its subsidiaries shall have become a Grantor, to the extent applicable, under and as defined in the Guarantee and Collateral Agreement or shall otherwise have entered into collateral and security documents reasonably satisfactory to the Administrative Agent and providing, to the extent reasonably practicable under relevant law, substantially the equivalent of the lien and security interests contemplated to be provided by Grantors under the Guarantee and Collateral Agreement.
“Foreign Subsidiary Borrower Sublimit” shall have the meaning assigned to such term in Section 2.01(~~c~~a)(iii).
“Foreign Subsidiary Reorganization” shall mean the reorganization of the Parent Borrower’s Foreign Subsidiaries (including the creation of a new holding company subsidiary to hold substantially all of the capital stock of the Parent Borrower’s Foreign Subsidiaries).
“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to the Issuing Banks, such Defaulting Lender’s Pro Rata Percentage of the outstanding L/C Exposure other than L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Pro Rata Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.
“GAAP” shall mean United States generally accepted accounting principles in effect on the date of this Agreement, except for any reports required to be delivered pursuant to Section 5.04(a) and (b), which shall be prepared in accordance with GAAP in effect on the date thereof, except as provided below. At any time after adoption of IFRS by the Parent Borrower for its financial statements and reports for all financial reporting purposes, the Parent Borrower may elect to apply IFRS for all purposes of this Agreement, in lieu of GAAP, and, upon any such election, references herein to GAAP shall be construed to mean IFRS as in effect on the date of the election (except for any reports required to be delivered under Section 5.04(a) and (b), which shall be prepared in accordance with IFRS in effect on the date thereof) from time to time; provided that (1) any such election once made shall be irrevocable (and shall only be made once), (2) all financial statements and reports required to be provided after such election pursuant to this Agreement shall be prepared on the basis of IFRS and (3) from and after such election, all ratios, computations and other determinations (A) based on GAAP contained in this Agreement shall be computed in conformity with IFRS and (B) in this Agreement that require the application of GAAP for periods that include fiscal quarters ended prior to the Parent Borrower’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Parent Borrower shall give written notice of any election to the Administrative Agent within 15 days of such election. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.
“Government Securities” shall mean securities that are:
(a)(1) direct obligations of any country that is a member of the European Monetary Union whose long-term debt is rated “A-1” or higher by Moody’s or “A+” or higher by S&P or the equivalent rating category of another internationally recognized rating agency on the date hereof, for the payment of which the full faith and credit of such country is pledged and (2) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
(b)obligations of a Person controlled or supervised by and acting as an agency or instrumentality of any country referred to in clause (a), the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case, are not callable or redeemable at the option of the issuer thereof.
“Governmental Authority” shall mean the government of the United States of America or any other nation, any political subdivision thereof, whether state, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).
“Grantor” shall mean shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.
“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations. When used as a verb, “guarantee” shall have a corresponding meaning.

“Guarantee” means any guarantee of the obligations of the Borrowers under this Agreement and other Loan Documents by a Guarantor in accordance with the provisions of this Agreement and the other Loan Documents. When used as a verb, “Guarantee” shall have a corresponding meaning.
“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit D, among the Loan Parties party thereto and the Collateral Agent for the benefit of the Secured Parties.
“Guarantors” shall mean Holdings and the Subsidiary Guarantors (and, in the case of any Foreign Obligation, the Parent Borrower).
“Hazardous Materials” shall mean any material, substance or waste classified, characterized or regulated as “hazardous,” “toxic,” “pollutant,” “contaminant” or words of similar import and regulatory effect under any Environmental Laws, including petroleum, petroleum products or asbestos.
“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any (a) currency exchange, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer of mitigation of interest rate or currency risks either generally or under specific contingencies and (b) other agreements or arrangements, in each case designed to manage, hedge or protect such Person with respect to fluctuations in currency exchange, interest rates or commodity, raw material, utility or energy prices.
“Holdings” shall mean VWR Corporation, a Delaware corporation and the direct parent of the Parent Borrower and shall include any successors to such Person or assigns.
“Identified Participating Lenders” has the meaning set forth in Section 2.12(f)(iii)(3).
“Identified Qualifying Lenders” has the meaning set forth in Section 2.12(f)(iv)(3).
“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.
“Immaterial Subsidiary” shall mean all Restricted Subsidiaries of the Parent Borrower (other than any Foreign Subsidiary Borrower) for which (a) (i) the assets of such Restricted Subsidiary constitute less than 2.5% of Total Assets and (ii) the EBITDA of such Restricted Subsidiary accounts for less than 2.5% of the EBITDA of the Parent Borrower and its Restricted Subsidiaries on a consolidated basis and (b) thereafter, (i) the assets of all relevant Restricted Subsidiaries constitute 5.0% or less of Total Assets, and (ii) the EBITDA of all relevant Restricted Subsidiaries accounts for less than 5.0% of EBITDA of the Parent Borrower and its Restricted Subsidiaries on a consolidated basis. The Immaterial Subsidiaries as of the Closing Date are listed on Schedule 1.01(d).
“Incremental Amendment” shall have the meaning assigned to such term in Section 2.24(b).
“Incremental Cap” shall have the meaning assigned to such term in Section 2.24(a).
“Incremental Equivalent Debt” shall have the meaning assigned to such term in Section 6.01(b)(ii).
“Incremental Equivalent Debt Conditions” shall have the meaning assigned to such term in Section 6.01(b)(ii).
“Incremental Facility Closing Date” shall have the meaning assigned to such term in Section 2.24(b).

“Incremental Revolving Credit Commitments” shall have the meaning assigned to such term in Section 2.24(a).
“Incremental Revolving Loan” shall mean any loan funded pursuant to an Incremental Revolving Credit Commitment.
“Incremental Term Loans” shall have the meaning assigned to such term in Section 2.24(a).
“Indebtedness” shall mean, with respect to any Person, without duplication:
(a)any indebtedness (including principal and premium) of such Person, whether or not contingent:
(i)in respect of borrowed money;
(ii)evidenced by bonds, notes, debentures or similar instruments;
(iii)evidenced by letters of credit, bank guarantees or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);
(iv)Capitalized Lease Obligations;
(v)representing the balance deferred and unpaid of the purchase price of any property (other than Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (B) liabilities accrued in the ordinary course of business and (C) earn-outs and other contingent payments in respect of acquisitions except to the extent that the liability on account of any such earn-outs or contingent payment becomes fixed; or
(vi)representing any Hedging Obligations;
if and to the extent that any of the foregoing Indebtedness (other than letters of credit, bank guarantees, bankers’ acceptances and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(b)to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and
(c)to the extent not otherwise included, the obligations of the type referred to in clause (a) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (x) Contingent Obligations incurred in the ordinary course of business, (y) items that would appear as a liability on a balance sheet prepared in accordance with GAAP as a result of the application of EITF 97-10, “The Effect of Lessee Involvement in Asset Construction”, and (z) obligations under or in respect of Receivables Facilities. The amount of Indebtedness of any person under clause (c) above shall be deemed to equal the lesser of (x) the aggregate unpaid amount of such Indebtedness secured by such Lien and (y) the fair market value of the property encumbered thereby as determined by such person in good faith.

“Indemnified Taxes” shall mean all Taxes other than Excluded Taxes and Other Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).
“Independent Financial Advisor” shall mean an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Parent Borrower, qualified to perform the task for which it has been engaged.
“Insolvency Proceedings” shall mean, with respect to any Person, any case or proceeding with respect to such Person under U.S. federal bankruptcy laws or any other state, federal or foreign bankruptcy, insolvency, reorganization, liquidation, receivership, or other similar law, or the appointment, whether at common law, in equity or otherwise, of any trustee, custodian, receiver, liquidator or the like for all or any material portion of the property of such Person.
“Intellectual Property Security Agreement” shall mean any of the following agreements executed on or after the Closing Date (a) a Trademark Security Agreement substantially in the form of Exhibit F-1, (b) a Patent Security Agreement substantially in the form of Exhibit F-2 or (c) a Copyright Security Agreement substantially in the form of Exhibit F-3.
“Interest Payment Date” shall mean (a) with respect to any ABR Loan (including any Swingline Loan), the last day of each March, June, September and December, commencing December 31, ~~2015 and~~2015, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to such Loan and, in the case of a Eurodollar Borrowing with an Interest Period of more than 3 months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of 3 months’ duration been applicable to such Borrowing and (c) with respect to any Tranche B-1 Term Loan, the First Amendment Effective Date.
“Interest Period” shall mean (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 (or 12, with the consent of all of the relevant Lenders) months (or such other periods acceptable to the Lenders) thereafter, as the relevant Borrower may elect; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) all Tranche B-2 Term Loans made pursuant to Section 2.01(b), including those converted from Converted Tranche B-1 Term Loans, shall have the same Interest Period as in effect for the Tranche B-1 Term Loans on the First Amendment Effective Date and (b) with respect to any BA Rate Loan, the applicable BA Interest Period. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
“Investment Grade Securities” shall mean:
(a)securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);
(b)debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Parent Borrower and its subsidiaries;

(c)investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment or distribution; and
(d)corresponding instruments in countries other than the United States customarily utilized for high quality investments.
“Investments” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances, issuances of letters of credit, bank guarantees or similar financial accommodations or capital contributions (excluding accounts receivable, trade credit, management fees, advances to customers, commission, travel, entertainment, relocation, payroll and similar advances to directors, officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions (in one transaction or a series of transactions, including by way of merger) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person, purchases or other acquisitions of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. The amount of any Investment shall be deemed to be the amount actually invested, without adjustment for subsequent increases or decreases in value but giving effect to any returns or distributions received by such Person with respect thereto. For purposes of the definition of “Unrestricted Subsidiary” and Section 6.03:
(a)“Investments” shall include the portion (proportionate to the Parent Borrower’s direct or indirect equity interest in such subsidiary) of the fair market value of the net assets of a subsidiary of the Parent Borrower at the time that such subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such subsidiary as a Restricted Subsidiary, the Parent Borrower or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:
(a)the Parent Borrower’s direct or indirect “Investment” in such subsidiary at the time of such redesignation; less
(b)the portion (proportionate to the Parent Borrower’s direct or indirect equity interest in such subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and
(b)any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Parent Borrower.
“Issuing Bank” shall mean, as the context may require, (a) Citibank, N.A., acting through any of its Affiliates or branches, in its capacity as the issuer of Letters of Credit hereunder, (b) Bank of America, N.A., in respect of the Existing Letters of Credit and (c) any other Person that may become an Issuing Bank pursuant to Section 2.23(i) or 2.23(k), with respect to Letters of Credit issued at the time such Person was a Lender; provided further that, if any Extended Revolving Credit Commitments are effected in accordance with Section 2.25, then on the occurrence of a Revolving Credit Maturity Date (each, an “Issuing Bank/Swing Line Termination Date”), each Issuing Bank at such time shall have the right to resign as an Issuing Bank on the respective Issuing Bank/Swing Line Termination Date, in each case upon not less than ten (10) days’ prior written notice thereof to the Borrowers and the Administrative Agent and, in the event of any such resignation and upon the effectiveness thereof, the respective entity so resigning shall retain all of its rights hereunder and under the other Loan Documents as an Issuing Bank with respect to all Letters of Credit theretofore issued by it (which Letters of Credit shall remain outstanding in accordance with the terms hereof until their respective expirations) but shall not be required to issue any further Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch. Notwithstanding anything else to the contrary in this Agreement, other than with respect to the Existing Letters of Credit, each Issuing Bank shall not be obligated to issue (but may issue) Letters of Credit in an aggregate principal amount in excess of such Issuing Bank’s pro rata portion (based on the Revolving Credit Commitments of such Issuing Bank) of the Letter of Credit Sublimit.
“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).
“Issuing Bank/Swing Line Termination Date” shall have the meaning given to that term in the definition of “Issuing Bank.”
“Judgment Currency” shall have the meaning specified in Section 9.15(d).
“Junior Financing” shall mean any Subordinated Indebtedness which is Material Indebtedness.
“Junior Financing Documentation” shall mean any indenture and/or other agreement pertaining to Junior Financing and all documentation delivered pursuant thereto.
“L/C Backstop” shall mean, in respect of any Letter of Credit, (a) a letter of credit delivered to the applicable Issuing Bank which may be drawn by such Issuing Bank to satisfy any obligations of the Borrowers in respect of such Letter of Credit or (b) cash or Cash Equivalents deposited with such Issuing Bank to satisfy any obligation of the Borrowers in respect of such Letter of Credit, in each case, in an amount equal to the Dollar Equivalent of the undrawn face amount of such Letter of Credit and otherwise on terms and pursuant to arrangements (including, if applicable, any appropriate reimbursement agreement) reasonably satisfactory to such Issuing Bank.
“L/C Commitment” shall mean the commitment of an Issuing Bank to issue Letters of Credit pursuant to Section 2.23.
“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.
“L/C Exposure” shall mean the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time, in each case, calculated using the Dollar Equivalent at such time of all outstanding Letters of Credit denominated in an Alternative Currency. The L/C Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.
“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).
“LCA Election” shall have the meaning assigned to such term in Section 1.11(d).
“LCA Test Date” shall have the meaning assigned to such term in Section 1.11(d).
“Lender Default” shall mean (i) the refusal or failure of any Revolving Credit Lender to make available its portion of any incurrence of Revolving Loans or participations in Letters of Credit or Swingline Loans when required hereunder, which refusal or failure is not cured within one Business Day after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute; (iii) the notification by a Lender to the Borrower or the Administrative Agent that such Lender does not intend or expect to comply with any of its funding obligations hereunder or a public statement by a Lender to that effect with respect to such Lender’s funding obligations hereunder; (iv) the failure by a Lender to confirm in a manner reasonably satisfactory to the Administrative Agent that such Lender will comply with such Lender’s obligations hereunder; or (v) the admission in writing by a Distressed Person that it is insolvent or such Distressed Person becoming subject to a Lender-Related Distress Event.
“Lender Presentation” shall mean the lender presentation dated September 9, 2015, relating to the syndication of the initial Credit Facilities.
“Lender-Related Distress Event” shall mean, with respect to any Lender, that such Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver, or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person, or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.
“Lenders” shall mean the lenders in respect of any Credit Facility from time to time party hereto. Unless the context indicates otherwise, the term “Lenders” shall include the Issuing Banks and the Swingline Lender.
“Letter of Credit” shall mean any letter of credit issued (or, in the case of an Existing Letter of Credit, deemed issued) pursuant to Section 2.23.
“Letter of Credit Application” shall have the meaning assigned to such term in Section 2.23(b).
“Letter of Credit Expiration Date” shall have the meaning assigned to such term in Section 2.23(c).
“Letter of Credit Sublimit” shall have the meaning assigned to such term in the recitals.
“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing of any currency (other than any Eurodollar Borrowing of Tranche B-2 Term Loans) for any Interest Period, the rate per annum equal to the ICE Benchmark Administration Limited LIBOR Rate (“ICE LIBOR”), as published by Reuters (or another commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period for a period equal to such Interest Period (or on the first day of such Interest Period in the case of any LIBO Rate Loan denominated in Sterling); provided that to the extent such market practice is not administratively feasible for the Administrative Agent, the LIBO Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; provided, further, that if the LIBO Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Lien” shall mean, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof and any other agreement to give a security interest in such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Acquisition” means any permitted acquisition of or permitted Investment in any assets, business or Person, in each case the consummation of which is not conditioned on the availability of, or on obtaining, third party financing, and which is designated as such by the Parent Borrower in a written notice to the Administrative Agent on or prior to the date on which the definitive agreements for such transaction are entered into.
“Limited Non-Guarantor Debt Exceptions” shall have the meaning assigned to such term in Section 6.01(g).
“Loan Documents” shall mean, collectively, (i) this Agreement, (ii) the Notes, (iii) the Security Documents, (iv) any Refinancing Amendment, Incremental Amendment or Extension Offer, (v) any intercreditor agreement contemplated hereby, (vi) any amendment or joinder to this Agreement (including the First Amendment), (vii) the Fee Letters and (viii) each other agreement that the Parent Borrower and the Administrative Agent (or the Required Lenders) designate in writing as a Loan Document.
“Loan Parties” shall mean the Borrowers and the Guarantors.
“Loans” shall mean the Revolving Loans, the Term Loans and the Swingline Loans.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Material Adverse Effect” shall mean a material adverse effect (a) on the business, operations, assets, financial condition or results of operations of the Parent Borrower and its Restricted Subsidiaries, taken as a whole or (b) on any material rights and remedies of the Administrative Agent and the Lenders under the Loan Documents, taken as a whole.
“Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit), or Hedging Obligations, of any one or more of the Parent Borrower and its Restricted Subsidiaries in an aggregate principal amount greater than or equal to $50,000,000. For purposes of determining “Material Indebtedness,” the “principal amount” of the obligations of the Parent Borrower or any Restricted Subsidiary in respect of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent Borrower or such Restricted Subsidiary would be required to pay if the relevant hedging agreement were terminated at such time.
“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.
“Minimum Currency Threshold” shall mean (a) in the case of ABR Loans, $2,000,000 or an integral multiple of $1,000,000 in excess thereof, (b) in the case of Eurodollar Loans denominated in Dollars, $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (c) in the case of Revolving Loans denominated in euro, €1,000,000 or an integral multiple of €1,000,000 in excess thereof, (d) in the case of Term Loans denominated in euro, €2,500,000 or an integral multiple of €500,000 in excess thereof, (e) in the case of Loans denominated in Sterling, £1,000,000 or an integral multiple of £500,000 in excess thereof, (f) in the case of Loans denominated in Canadian Dollars, C$1,000,000 or an integral multiple of C$1,000,000 in excess thereof and (g) in the case of Loans denominated in any other Alternative Currency, such Alternative Currency equivalent of $1,000,000 or an integral multiple of such Alternative Currency equivalent of $1,000,000 in excess thereof.
“MFN Adjustment” shall have the meaning set forth in Section 2.24(d).
“Minimum Extension Condition” shall have the meaning set forth in Section 2.25(b).
“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean each parcel of fee owned real property located in the United States with a book value as reasonably estimated by the Parent Borrower in excess of $10,000,000 and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.09 or Section 5.10 to secure the Obligations.
“Mortgages” shall mean the mortgages, deeds of trust and other security documents granting a Lien on any fee owned real property or interest therein to secure the Secured Obligations, each in a form reasonably satisfactory to the Collateral Agent.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA under which any Loan Party or any ERISA Affiliate has any obligation or liability (contingent or otherwise).
“Net Cash Proceeds” shall mean (a) with respect to any Disposition or Property Loss Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds subsequently received (as and when received) in respect of deferred payments or noncash consideration initially received, net of any costs relating to the disposition thereof), net of (i) out-of-pocket expenses incurred (including reasonable and customary broker’s fees or commissions, investment banking, consultant, legal, accounting or similar fees, survey costs, title insurance premiums, and related search and recording charges, transfer, deed, recording and similar taxes incurred by the Parent Borrower and its Restricted Subsidiaries in connection therewith), and the Parent Borrower’s good faith estimate of Taxes paid or payable (including payments under any tax sharing agreement or arrangement of the type described in clause (b)(i) of the definition of “Excess Cash Flow”), in connection with such Disposition or such Property Loss Event (including, in the case of any such Disposition or Property Loss Event in respect of property of any Foreign Subsidiary, Taxes payable upon the repatriation of any such proceeds), (ii) amounts provided as a reserve, in accordance with GAAP, against any (x) liabilities under any indemnification obligations or purchase price adjustment associated with such Disposition and (y) other liabilities associated with the asset disposed of and retained by the Parent Borrower or any of its Restricted Subsidiaries after such disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness or other obligation which is secured by a Lien on the asset sold that (A) has priority over the Lien securing the Obligations and which is repaid (other than Indebtedness hereunder) or (B) is required to be repaid and is repaid pursuant to intercreditor arrangements entered into by the Administrative Agent or the Collateral Agent and (iv) in the case of any such Disposition or Property Loss Event by a non-Wholly-Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of the Parent Borrower or a wholly owned Restricted Subsidiary as a result thereof and (b) with respect to any incurrence of Indebtedness, the cash proceeds thereof, net of all Taxes (including, in the case of such Indebtedness incurred by a Foreign Subsidiary, Taxes payable upon the repatriation of any such proceeds) and customary fees, commissions, costs and other expenses incurred by the Parent Borrower and its Restricted Subsidiaries in connection therewith.
“New York Process Agent” shall have the meaning assigned to such term in Section 9.15(e).
“Non-Bank Certificate” shall have the meaning assigned to such term in Section 2.20(e)(ii)(C).
“Non-Consenting Lenders” shall have the meaning assigned to such term in Section 2.21.
“Non-Converting Consenting Lender” means a Tranche B-1 Term Loan Lender that has elected to be a “Non-Converting Consenting Lender” on its signature page to the First Amendment.
“Non-Debt Fund Affiliate” means any Affiliate of Holdings, including Holdings or any of its subsidiaries, but excluding (a) any Debt Fund Affiliate and (b) any natural person.

“Note” shall have the meaning specified in Section 2.04(e).
“Notice of Intent to Cure” shall have the meaning specified in Section 7.02(a).
“Not Otherwise Applied” shall mean, with reference to any amount of Net Cash Proceeds of any transaction or event, that such amount was both (a) not required to be applied to prepay the Loans pursuant to Section 2.13, and (b) not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose. The Borrowers shall promptly notify the Administrative Agent of any application of such amount as contemplated by clause (b) above.
“Obligations” shall mean the Domestic Obligations and the Foreign Obligations.
“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Treasury Department.
“Offered Amount” has the meaning set forth in Section 2.12(f)(iv)(1).
“Offered Discount” has the meaning set forth in Section 2.12(f)(iv)(1).
“Officer’s Certificate” shall mean a certificate signed on behalf of the Parent Borrower by a Responsible Officer of the Parent Borrower.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Opinion of Counsel” shall mean a written opinion from legal counsel who is reasonably acceptable to the Administrative Agent. The counsel may be an employee of or counsel to the Borrowers or the relevant Agent.
“Other Taxes” shall mean all present or future stamp, court, filing, recording, documentary, intangible or similar Taxes arising from the execution, delivery, registration or enforcement of, or otherwise with respect to, any Loan Document.
“Parent Borrower” shall have the meaning assigned to such term in the preamble.
“Participating Lender” shall have the meaning set forth in Section 2.12(f)(iii)(2).
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Pension Event” shall mean (a) the whole or partial withdrawal of a Loan Party or any Restricted Subsidiary from a Foreign Plan during a Foreign Plan year, (b) the filing or a notice of interest to terminate in whole or in part a Foreign Plan or the treatment of a Foreign Plan amendment as a termination or partial termination, (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Foreign Plan, (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of a trustee to administer, any Foreign Plan, (e) the failure to satisfy any statutory funding requirement, (f) the adoption of any amendment to a Foreign Plan that would require the provision of security pursuant to applicable law or (g) any other extraordinary event or condition with respect to a Foreign Plan which could reasonably be expected to result in a Lien or any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan.
“Pension Plan” shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan or Foreign Plan) that is subject to Title IV of ERISA and/or Section 412 of the Code or Section 302 of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has any obligation or liability (contingent or otherwise).
“Perfection Certificate” shall mean a perfection certificate executed by the Loan Parties in a form reasonably approved by the Collateral Agent, as the same shall be supplemented from time to time.
“Permitted Asset Swap” shall mean, to the extent allowable under Section 1031 of the Code, the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets (excluding any boot thereon) between the Parent Borrower or any of its Restricted Subsidiaries and another Person.
“Permitted First Priority Refinancing Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Parent Borrower or any other Loan Party in the form of one or more series of senior secured notes; provided that (i) such Indebtedness is subject to intercreditor arrangements reasonably satisfactory to the Collateral Agent and is not secured by any property or assets of Holdings, the Parent Borrower or any Restricted Subsidiary other than the Collateral, except to the extent permitted by the applicable intercreditor agreement, (ii) such Indebtedness is not at any time guaranteed by any Person that is not a Guarantor and (iii) except in the case of any such Indebtedness in the form of a bridge loan intended to be refinanced with a securities offering the maturity date of which provides for an automatic extension of the maturity date thereof, subject to customary conditions, to a date that is not earlier than the then latest Term Loan Maturity Date at the time such Indebtedness is incurred or issued, such Indebtedness does not mature prior to the date that is the then latest Term Loan Maturity Date, or have a Weighted Average Life to Maturity less than the Weighted Average Life to Maturity of, any Term Loan outstanding at the time such Indebtedness is incurred or issued. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Investments” shall mean:
(a)any Investment in the Parent Borrower or any of its Restricted Subsidiaries; provided that the aggregate amount of all Investments made by Loan Parties in Restricted Subsidiaries that are not Loan Parties made pursuant to this clause (a) shall not exceed at any time outstanding the sum of (i) the greater of (A) $150,000,000 and (B) 3.75% of Total Assets and (ii) the Net Cash Proceeds from any Disposition or Property Loss Event which are not required to be used prior to such time to prepay Term Loans or reinvested (other than in reliance on this clause (a)) pursuant to Section 2.13(b); provided, further, that any Investment in a Restricted Subsidiary that is not a Loan Party made pursuant to this clause (a) shall not be subject to the immediately preceding proviso if such Restricted Subsidiary subsequently becomes a Loan Party;

(b)	any Investment in cash and Cash Equivalents or Investment Grade Securities;
(c)any Investment by the Parent Borrower or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:
(i)such Person becomes a Loan Party; or

(ii)such Person, in one transaction or a series of related transactions, is merged or consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Loan Party, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;
(d)any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with a Disposition made pursuant to Section 6.05 or any other disposition of assets not constituting a Disposition;
(e)any Investment existing on the Closing Date or made pursuant to binding commitments in effect on the Closing Date, or an Investment consisting of any extension, modification or renewal of any Investment existing on the Closing Date; provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Closing Date or (ii) as otherwise permitted under this Agreement;
(f)any Investment acquired by the Parent Borrower or any of its Restricted Subsidiaries:
(i)in exchange for any other Investment or accounts receivable held by the Parent Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or
(ii)as a result of a foreclosure by the Parent Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(g)Hedging Obligations permitted under Section 6.01(b)(ix);
(h)Loans repurchased by the Parent Borrower or a Restricted Subsidiary, or purchased by Holdings and contributed to the Parent Borrower, pursuant to and in accordance with Section 2.12(f) or Section 9.04, so long as such Loans are immediately cancelled;
(i)Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Parent Borrower or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the Restricted Payment Applicable Amount;
(j)Indebtedness permitted under Section 6.01, performance guaranties consistent with past practice or required under applicable Requirements of Law or pursuant to any statutory filing and Liens permitted by Section 6.02;
(k)any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 6.06;
(l)Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;
(m)additional Investments having an aggregate amount, taken together with all other Investments made pursuant to this clause (m) that are at the time outstanding, not to exceed the greater of $175,000,000 and 4.375% of Total Assets; provided, further, that any Investment in a Person that is not a Loan Party made pursuant to this clause (m) shall be deemed permitted under clause (a) above (without giving effect to the provisos thereto) and shall not be included as having been made pursuant to this clause (m) if such Person subsequently becomes a Loan Party;

(n)Investments relating to a Receivables Subsidiary that, in the good faith determination of the Parent Borrower, are necessary or advisable to effect any Receivables Facility;
(o)loans and advances to, or guarantees of Indebtedness of, directors, employees, officers and consultants not in excess of the greater of $20,000,000 and 0.5% of Total Assets outstanding at any one time, in the aggregate;
(p)loans and advances to officers, directors and employees for moving or relocation expenses and other similar expenses, in each case incurred in the ordinary course of business or to fund such Person’s purchase of Equity Interests of the Parent Borrower or any direct or indirect parent company thereof;
(q)Investments in the ordinary course of business consisting of endorsements for collection or deposit;
(r)additional Investments in joint ventures in an aggregate amount not to exceed the greater of $30,000,000 and 0.75% of Total Assets at any time outstanding;
(s)loans and advances relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity or as otherwise specified in Section 6.06;
(t)Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;
(u)Investments in industrial development or revenue bonds or similar obligations secured by assets leased to and operated by the Parent Borrower or any of its subsidiaries that were issued in connection with the financing of such assets, so long as the Parent Borrower or any such subsidiary may obtain title to such assets at any time by optionally canceling such bonds or obligations, paying a nominal fee and terminating such financing transaction;
(v)deposits made by the Parent Borrower and Foreign Subsidiaries in Cash Pooling Arrangements;
(w)Investments made in connection with the Foreign Subsidiary Reorganization;
(x)Investments in (i) new offshore finance companies, including, without limitation, non-Wholly-Owned Subsidiaries and (ii) new Foreign Subsidiaries that would engage in transactions with other Foreign Subsidiaries to maximize tax efficiency and dividend capacity;
(y)extensions of trade credit in the ordinary course of business;
(z)Investments consisting of (i) non-exclusive licensing of intellectual property pursuant to joint marketing arrangements with other Persons or (ii) exclusive licensing of intellectual property pursuant to joint marketing arrangements with other Persons; provided, such exclusive license is limited to a specific geographic region or geographic area;
(aa)Investments consisting of earnest money deposits required in connection with a purchase agreement or other acquisition permitted hereunder; and

(bb)    guarantees (including Guarantees) of Indebtedness permitted under Section 6.01(b)(xvi) and performance guarantees consistent with past practice and the creation of liens on the assets of the Borrowers or any Restricted Subsidiaries in compliance with Section 6.02.
To the extent a Permitted Investment is permitted to be made by a Loan Party directly in any Restricted Subsidiary or any other Person who is not a Loan Party (each such person, a “Target Person”), such Investment may be made by advance, contribution or distribution by a Loan Party to a Restricted Subsidiary or Holdings, and further contemporaneously advanced or contributed to a Restricted Subsidiary for purposes of making the relevant Investment in the Target Person without constituting an Investment for purposes of this definition (it being understood that such Investment must satisfy the requirements of, and shall count towards any thresholds in, a provision of this definition or a provision in Section 6.03 as if made by the applicable Loan Party directly to the Target Person).
For purposes of this definition, in the event that a proposed Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Investments described in clauses (a) through (bb) above, or is otherwise entitled to be incurred or made pursuant to Section 6.03, the Parent Borrower will be entitled to classify, or later reclassify, such Investment (or portion thereof) in one or more of such categories set forth above or under Section 6.03.
“Permitted Investors” shall mean (a) the Sponsor, (b) [reserved], (c) any Person who is an officer or otherwise a member of management of Holdings or any of its subsidiaries on the Closing Date; provided that if such officers and members of management beneficially own more shares of voting stock of the Parent Borrower or its direct or indirect parent than the number of shares beneficially owned by all the officers on the Closing Date or issued within 90 days thereafter, such excess shall be deemed not to be beneficially owned by the Permitted Investors, (d) any Related Entity of any of the foregoing Persons and (e) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 or any successor provision) of which any of the foregoing are members; provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such Persons specified in clause (a), (c), or (d) above (subject, in the case of officers, to the foregoing limitation), collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Parent Borrower or any of its direct or indirect parent entities held by such “group,” and provided, further, that, in no event shall the Sponsor own a lesser percentage of voting stock than any other person or group referred to in clause (c), or (d).
“Permitted Junior Priority Refinancing Debt” means secured Indebtedness (including any Registered Equivalent Notes) incurred by the Parent Borrower or any other Loan Party in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is subject to intercreditor agreements reasonably satisfactory to the Collateral Agent, is secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of Holdings, the Parent Borrower or any Restricted Subsidiary other than the Collateral, except to the extent permitted by the applicable intercreditor agreement, (ii) such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, notwithstanding any provision to the contrary contained in the definition of “Credit Agreement Refinancing Indebtedness” and (iii) such Indebtedness meets the Permitted Other Debt Conditions. Permitted Junior Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Liens” shall mean, with respect to any Person:
(a)pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance laws, social security laws or regulations or similar legislation, or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, or deposits or other security securing liabilities to insurance carriers under insurance or self-insurance arrangements or earnest money deposits required in connection with a purchase agreement or other acquisition, in each case incurred in the ordinary course of business or consistent with past practice;
(b)Liens imposed by law constituting carriers’, warehousemen’s, materialmen’s, repairmen’s, mechanics’ and other like Liens, (i) not yet overdue for a period of more than 60 days or (ii) that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(c)Liens for taxes, assessments or other governmental charges (i) not yet overdue for a period of more than 45 days or the nonpayment of which in the aggregate would not reasonably be expected to result in a Material Adverse Effect, (ii) which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP or (iii) for property taxes on property (other than any Mortgaged Property) that the Parent Borrower or one of its subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;
(d)Liens in favor of the issuer of stay, customs, appeal, performance, indemnity, warranty, release and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit, bank guarantees or bankers’ acceptance issued, and compulsory guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;
(e)minor survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(f)Liens securing Indebtedness permitted to be incurred pursuant to Section 6.01(b)(ii), (iv), (xvii), (xviii), (xxii) and (xxvi); provided, that Liens securing Indebtedness permitted to be incurred pursuant to clause (xvii) shall extend only to the assets of Foreign Subsidiaries and Liens securing Indebtedness permitted to be incurred pursuant to paragraphs (b)(iv) and (b)(xviii) are solely on the assets financed, purchased, constructed, improved, acquired or assets of the acquired entity, as the case may be; provided, further, that the Liens securing such Indebtedness shall be subject to intercreditor arrangements reasonably satisfactory to the Collateral Agent to the extent such Indebtedness is secured by the Collateral;
(g)Liens existing on the Closing Date; provided that any Lien securing Indebtedness in excess of $5,000,000 in the aggregate shall only be permitted to the extent such Lien is listed on Schedule 6.02;
(h)subject to intercreditor arrangements reasonably satisfactory to the Collateral Agent, Liens on Collateral securing Indebtedness permitted to be incurred pursuant to Sections 6.01(a), 6.01(b)(ii), or 6.01(b)(xiii) (i) ranking junior to the Liens securing the Obligations or (ii) ranking pari passu with the Liens securing the Obligations so long as in the case of this clause

(ii), (x) after giving pro forma effect to the incurrence of any such Indebtedness in reliance on this clause (ii), the First Lien Net Leverage Ratio is no greater than 3.30 to 1.00 (assuming any revolving facility incurred in connection therewith is fully drawn and without netting the cash proceeds of such Indebtedness; provided, that to the extent the proceeds thereof are used to repay Indebtedness, pro forma effect shall be given to such repayment of Indebtedness) and (y) such Indebtedness satisfies the Incremental Equivalent Debt Conditions as if it was Incremental Equivalent Debt;
(i)Liens on property or shares of stock of a Person at the time such Person becomes a subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided, further, that such Liens may not extend to any other property owned by the Parent Borrower or any of its subsidiaries;
(j)Liens on property at the time the Parent Borrower or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Parent Borrower or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by the Parent Borrower or any of its Restricted Subsidiaries;
(k)Liens securing Indebtedness or other obligations of the Parent Borrower or a Restricted Subsidiary owing to the Parent Borrower or another Restricted Subsidiary permitted to be incurred in accordance with Section 6.01(b)(vii);
(l)Liens securing (i) Hedging Obligations or (ii) Cash Management Obligations;
(m)Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances, bank guarantees or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, and pledges or deposits in the ordinary course of business securing inventory purchases from vendors;
(n)leases, subleases, licenses or sublicenses (including, without limitation, licenses and sublicenses of intellectual property) granted to others in the ordinary course of business which do not materially interfere with the business of the Parent Borrower or any of its Restricted Subsidiaries or which do not by their own terms secure any Indebtedness;
(o)Liens arising from UCC financing statement filings regarding operating leases or consignments entered into by the Parent Borrower and its Restricted Subsidiaries in the ordinary course of business;
(p)Liens in favor of any Borrower or any Restricted Guarantor;
(q)Liens on inventory or equipment of the Parent Borrower or any of its Restricted Subsidiaries granted in the ordinary course of business to the Parent Borrower’s or such Restricted Subsidiary’s clients or customers at which such inventory or equipment is located;
(r)Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;
(s)Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness permitted by Section 6.01 and secured by any Lien referred to in the foregoing clauses (f), (g), (i), and (j); provided, however, that such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property and proceeds and products thereof and customary security deposits);
(t)pledges or deposits made in the ordinary course of business to secure liability to insurance carriers and Liens on insurance policies and the proceeds thereof (whether accrued or not), rights or claims against an insurer or other similar asset securing insurance premium financings permitted under Section 6.01(b)(xxiv);
(u)Liens securing judgments for the payment of money not constituting an Event of Default;
(v)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(w)Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(x)Liens deemed to exist in connection with Investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;
(y)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(z)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Parent Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent Borrower and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Parent Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(aa)Liens securing the Obligations and the Secured Obligations;
(bb)    Liens on cash deposits of the Parent Borrower and Foreign Subsidiaries subject to a Cash Pooling Arrangement or otherwise over bank accounts of the Parent Borrower and Foreign Subsidiaries maintained as part of the Cash Pooling Arrangement, in each case securing liabilities for overdrafts of the Parents Borrower and Foreign Subsidiaries participating in such Cash Pooling Arrangements;
(cc)     any encumbrance or retention (including put and call agreements and rights of first refusal) with respect to the Equity Interests of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement;
(dd)    Liens on property subject to Sale and Lease-Back Transactions permitted hereunder and general intangibles related thereto;
(ee)    Liens consisting of contractual restrictions of the type described in the definition of Restricted Cash;

(ff)    other Liens securing Indebtedness or other obligations which do not exceed the greater of $100,000,000 and 2.5% of Total Assets at any one time outstanding;
(gg)     Liens on the Collateral securing obligations in respect of Credit Agreement Refinancing Indebtedness in the form of Permitted First Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt and any permitted refinancing of any of the foregoing;
(hh)     the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Parent Borrower or any Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit or to require annual or periodic payments as a condition to the continuation thereof;
(ii)     Liens solely on any cash earnest money deposits made by the Parent Borrower or any Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement;
(jj)    Liens with respect to the assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary incurred in accordance with Section 6.01;
(kk)    Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;
(ll)    landlords’ and lessors’ Liens in respect of rent not in default for more than 60 days or the existence of which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; and
(mm)    Liens on the Capital Stock of Unrestricted Subsidiaries.
“Permitted Other Debt Conditions” means that such applicable Indebtedness (i) does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except (x) customary asset sale or change of control or similar event provisions that provide for the prior repayment in full of the Loans and all other Obligations, (y) AHYDO Payments and (z) to the extent constituting Permitted Junior Priority Refinancing Debt, mandatory repayments or prepayments (or offers to prepay or repurchase) that are customarily available in junior secured loan facilities or note issuances), in each case prior to the latest Term Loan Maturity Date at the time such Indebtedness is incurred, (ii) is not at any time guaranteed by any Person that is not a Guarantor and (iii) to the extent secured, is not secured by property or assets of Holdings, the Parent Borrower or any Restricted Subsidiary other than the Collateral, except to the extent permitted by the applicable intercreditor agreement.
“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness (including any unsecured Registered Equivalent Notes) incurred by the Parent Borrower or any Loan Party in the form of one or more series of senior unsecured notes or loans; provided that such Indebtedness (i) constitutes Credit Agreement Refinancing Indebtedness and (ii) meets the Permitted Other Debt Conditions.
“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.
“Platform” shall have the meaning assigned to such term in Section ~~5.04~~5.04.
“Potentially Restricted Revolving Credit Lender” shall mean each Revolving Credit Lender party to this Agreement which notifies the Administrative Agent at any time from time to time that it is unwilling to make extensions of credit pursuant to its Revolving Credit Commitment to Foreign Subsidiary Borrowers in certain jurisdictions.

“Preferred Stock” shall mean any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.
“Prepayment Asset Sale” shall mean any Disposition, to the extent that (a) the aggregate Net Cash Proceeds of all such Dispositions during any fiscal year exceed $25,000,000 and (b) the aggregate Net Cash Proceeds of all such Dispositions during any five fiscal year period exceed $50,000,000; provided, however, that the term “Prepayment Asset Sale” shall not include any transaction permitted (or not expressly prohibited) by Section 6.05 (other than transactions consummated in reliance on Section 6.05(o) and (p)).
“Pricing Certificate” shall mean a certificate delivered pursuant to Section 5.04(c).
“Prime Rate” shall mean the rate of interest per annum announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective as of the opening of business on the date such change is announced as being effective. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.
“Property Loss Event” shall mean any event that gives rise to the receipt by the Parent Borrower or any of its Restricted Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property; provided, however, for purposes of determining whether a prepayment under Section 2.13(b) would be required, a Property Loss Event shall be deemed to have occurred only to the extent that the aggregate Net Cash Proceeds (a) of all such events during any fiscal year exceed $25,000,000 and (b) of all such vents during any five-fiscal year period exceed $50,000,000.
“Pro Rata Percentage” of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment then in effect represented by such Lender’s applicable Revolving Credit Commitment. In the event the applicable Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages of any Revolving Credit Lender shall be determined on the basis of the applicable Revolving Credit Commitments most recently in effect, giving effect to any subsequent assignments.
“Public Lender” shall have the meaning assigned to such term in Section 5.04.
“Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not Disqualified Stock.
“Qualified Proceeds” shall mean assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Parent Borrower in good faith.
“Qualifying Lender” has the meaning set forth in Section 2.12(f)(iv)(3).
“Rating Agencies” shall mean Moody’s and S&P or if Moody’s or S&P or any other nationally recognized statistical rating agency or agencies.
“Ratio Calculation Date” shall have the meaning assigned to such term in Section 1.11(a).
“Receivables Facility” shall mean any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Parent Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Parent Borrower or any of its

Restricted Subsidiaries sells their accounts receivable to either (A) a Person that is not a Restricted Subsidiary or (B) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.
“Receivables Fees” shall mean distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.
“Receivables Subsidiary” shall mean any subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.
“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness.”
“Refinanced Term Loans” shall have the meaning assigned to such term in Section 9.08(d).
“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the
Parent Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each
Lender that agrees to provide any portion of Refinancing Term Loans, Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans incurred pursuant thereto, in accordance with Section 2.27.
“Refinancing Indebtedness” shall have the meaning assigned to such term in Section 6.01(b)(xii).
“Refinancing Revolving Credit Commitments” means one or more Classes of Revolving Credit
Commitments hereunder that result from a Refinancing Amendment.
“Refinancing Revolving Credit Loans” means one or more Classes of Revolving Loans that result from a Refinancing Amendment.
“Refinancing Series” means all Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Credit Loans, or Refinancing Revolving Credit Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Credit Loans or Refinancing Revolving Credit Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same All-In Yield and, if applicable, amortization schedule.
“Refinancing Term Commitments” means one or more term loan commitments hereunder that fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.
“Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.
“Refunding Capital Stock” shall have the meaning set forth in Section 6.03(b)(ii).
“Register” shall have the meaning assigned to such term in Section 9.04(d).
“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Parent Borrower or a Restricted Subsidiary in exchange for assets transferred by the Parent Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
“Related Entity” means (a) with respect to Madison Dearborn Partners, LLC, (i) any investment fund controlled by or under common control with Madison Dearborn Partners, LLC, any officer, director or person performing an equivalent function of the foregoing persons, or any entity controlled by any of the foregoing Persons and (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the officers and directors referred to clause (a)(i); and (b) with respect to any officer of the Parent Borrower or its subsidiaries, (i) any spouse or lineal descendant (including by adoption and stepchildren) of the officer and (ii) any trust, corporation or partnership or other entity, in each case to the extent not an operating company, of which an 80% or more controlling interest is held by the beneficiaries, stockholders, partners or owners who are the officer, any of the persons described in clause (b)(i) above or any combination of these identified relationships.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person’s Affiliates.
“Release” shall mean any spill, emission, leaking, dumping, injection, pouring, disposal, discharge, migration or leaching into the environment.
“Replacement Term Loans” shall have the meaning assigned to such term in Section 9.08(d).
“Repricing Transaction” shall mean with respect to the Tranche B-2 Term Loans, the prepayment or refinancing of all or a portion of the Tranche B-2 Term Loans with the incurrence by any Loan Party of any long-term financing incurred for the primary purpose of repaying, refinancing, substituting or replacing the Tranche B-2 Term Loans at an All-In Yield that is less than the All-In Yield of the Tranche B-2 Term Loans, including without limitation, as may be effected through any amendment to this Agreement relating to the All-In Yield of the Tranche B-2 Term Loans but excluding any Indebtedness incurred in connection with a Change of Control, an Equity Offering or a Transformative Acquisition.
“Required Covenant Lenders” shall mean, at any time, Lenders having Revolving Credit Exposure, unused Revolving Credit Commitments, Tranche A Term Loans and Tranche A Term Loan Commitments representing more than 50% of the sum of all Revolving Credit Exposure, unused Revolving Credit Commitments, Tranche A Term Loans and Tranche A Term Loan Commitments at such time; provided that any Defaulting Lender shall be excluded for purposes of making a determination of Required Covenant Lenders; provided, further, that, to the same extent set forth in Section 9.04(n) with respect to determination of Required Covenant Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Covenant Lenders.
“Required Class Lenders” shall mean (a) with respect to any Term Loan Facility, Lenders holding more than 50% of the Term Loan Commitments and Term Loans under such Term Loan Facility and (b) with respect to the Revolving Credit Facility, the Required Revolving Lenders.

“Required Lenders” shall mean, at any time, Lenders having Revolving Credit Exposure, unused Revolving Credit Commitments, Term Loans and Term Loan Commitments representing more than 50% of the sum of all Revolving Credit Exposure, unused Revolving Credit Commitments, Term Loans and Term Loan Commitments at such time; provided that any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that, to the same extent set forth in Section 9.04(n) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Lenders.
“Required Revolving Lenders” shall mean, at any time, Lenders having Revolving Credit Exposure and unused Revolving Credit Commitments representing more than 50% of the sum of all Revolving Credit Exposure and unused Revolving Credit Commitments at such time; provided that any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
“Responsible Officer” of any Person shall mean any Financial Officer or any executive vice president, senior vice president, vice president, secretary or assistant secretary of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement and, as to any document delivered on the Closing Date, any secretary or assistant secretary of such Person.
“Restricted Cash” shall mean cash and Cash Equivalents held by the Parent Borrower and its Restricted Subsidiaries that are contractually restricted from being distributed to the Parent Borrower, except for such restrictions that are contained in agreements governing Indebtedness permitted under Section 6.01 and that is secured by such cash or Cash Equivalents, or that are classified as “restricted cash” on the consolidated balance sheet of the Parent Borrower prepared in accordance with GAAP.
“Restricted Guarantor” shall mean a Guarantor that is a Restricted Subsidiary.
“Restricted Investment” shall mean an Investment other than a Permitted Investment.
“Restricted Payment” shall mean:
(a)the declaration or payment of any dividend or the making of any payment or distribution on account of the Parent Borrower’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:
(i)dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Parent Borrower or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock);
(ii)dividends or distributions by a Restricted Subsidiary payable to the Parent Borrower or a Restricted Subsidiary; or
(iii)so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, pro rata dividends or distributions to minority stockholders of such Restricted Subsidiary (or the owners of an equivalent interest in the case of a subsidiary that is an entity other than a corporation); provided, that, the Parent Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;
(b)the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Parent Borrower or any direct or indirect parent of the Parent Borrower, including in connection with any merger or consolidation;

(c)the making of any principal payment on, or redemption, repurchase, defeasance or other acquisition or retirement for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, of any Subordinated Indebtedness other than:
(i)Indebtedness permitted under Section 6.01(b)(vii); or
(ii)the purchase, repurchase or other acquisition of any Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(d)	the making of any Restricted Investment.
“Restricted Payment Applicable Amount” shall mean, at any time, an amount equal to the sum (without duplication) of:
(a)    $100,000,000; plus
(b)     an amount equal to 50% of cumulative Consolidated Net Income for the period (taken as one accounting period) from the first day of the fiscal quarter during which the Closing Date occurs to the end of the Borrower’s most recently ended fiscal quarter for which Section 5.04 Financials have been delivered to the Administrative Agent (or, if Consolidated Net Income for such period is a deficit, 100% of such deficit); provided, that if Consolidated Net Income is a deficit, such deficit shall in no event reduce amounts available pursuant to other clauses of this definition; plus
(c)100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Parent Borrower, of marketable securities or other property received by the Parent Borrower or a Restricted Subsidiary (without the issuance of additional Equity Interests in such Restricted Subsidiary other than to the Parent Borrower or another Restricted Subsidiary) since immediately after the Closing Date (other than net cash proceeds to the extent such net cash proceeds have been used pursuant to Section 6.01(b)(xi)(A)) from the issue or sale of:
(i)    (A) Equity Interests of the Parent Borrower, including Treasury Capital Stock, but excluding cash proceeds and the fair market value, as determined in good faith by the Parent Borrower, of marketable securities or other property received from the sale of:
(x)     Equity Interests to members of management, directors or consultants of the Parent Borrower, Restricted Subsidiaries and any direct or indirect parent company of the Parent Borrower, after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 6.03(b)(iv); and
(y)    Designated Preferred Stock; and
(B)     to the extent such net cash proceeds or other property are actually contributed to the capital of the Parent Borrower or any Restricted Subsidiary (without the issuance of additional Equity Interests of such Restricted Subsidiary), Equity Interests of the Parent Borrower’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 6.03(b)(iv)); or

(ii)    debt of the Parent Borrower or any Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Parent Borrower or a direct or indirect parent company of the Parent Borrower; or
(iii)    Disqualified Stock of the Parent Borrower or any Restricted Subsidiary that has been converted into or exchanged for Qualified Capital Stock of the Parent Borrower;
provided, however, that this paragraph (c) shall not include the proceeds from (v) contributions to capital or issuances of Equity Interests issued to fund costs and expenses described in clause (a)(x) of the definition of EBITDA, (w) Refunding Capital Stock, (x) Equity Interests or convertible debt securities sold to the Parent Borrower or a Restricted Subsidiary, as the case may be, (y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (z) Excluded Contributions; plus
(d)100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Parent Borrower, of marketable securities or other property contributed to the capital of the Parent Borrower following the Closing Date (other than (i) net cash proceeds to the extent utilized pursuant to Section 6.01(b)(xi), (ii) to the extent applied to fund the Transactions, (iii) by a Restricted Subsidiary and (iv) any Excluded Contributions); plus
(e)100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Parent Borrower, of marketable securities or other property received by the Parent Borrower or a Restricted Subsidiary by means of:
(a)the sale or other disposition (other than to the Parent Borrower or a Restricted Subsidiary) of, or interest, returns, profits, distribution, income or similar amounts in respect of, Restricted Investments made by the Parent Borrower or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Parent Borrower or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Parent Borrower or its Restricted Subsidiaries, in each case after the Closing Date; or
(b)the sale or other disposition (other than to the Parent Borrower or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent the Investment in such Unrestricted Subsidiary was made by the Parent Borrower or a Restricted Subsidiary pursuant to Section 6.03(b)(vii) or to the extent such Investment constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary after the Closing Date; plus
(f)in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into a Borrower or any Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to a Borrower or any Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Parent Borrower in good faith, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Parent Borrower or a Restricted Subsidiary pursuant to Section 6.03(b)(vii) or to the extent such Investment constituted a Permitted Investment; plus
(g)an amount equal to Waivable Mandatory Prepayments waived by the Lenders in accordance with Section 2.13(f).

“Restricted Revolving Credit Lender” shall have the meaning assigned to such term in Section 9.08(g)(i)(A)(x).
“Restricted Subsidiary” shall mean, at any time, each direct and indirect subsidiary of the Parent Borrower (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such subsidiary shall be included in the definition of “Restricted Subsidiary.”
“Revolving Commitment Increase” shall have the meaning assigned to such term in Section 2.24(a).
“Revolving Commitment Increase Lender” shall have the meaning assigned to such term in Section 2.24(b).
“Revolving Credit Borrowing” shall mean a Borrowing comprised of Revolving Loans.
“Revolving Credit Commitment” shall mean, with respect to any Lender, the commitment of such Lender to make Revolving Loans (and acquire participations in Letters of Credit and Swingline Loans) hereunder, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable (including, in any case, any Revolving Commitment Increase), as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.21(a), (b) modified from time to time pursuant to an Incremental Amendment, a Refinancing Amendment or an Extension Offer, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The principal amount of the Revolving Credit Commitment of each Revolving Credit Lender as of the Closing Date is set forth on Schedule 2.01.
“Revolving Credit Commitment Period” shall mean, with respect to any Class of Revolving Credit Commitments, the period from and including the Closing Date to but not including the applicable Revolving Credit Maturity Date therefor, or such earlier date as the Revolving Credit Commitments shall terminate as provided herein.
“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate Dollar Equivalent principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s L/C Exposure, plus the aggregate amount at such time of such Lender’s Swingline Exposure.
“Revolving Credit Facility” means, at any time, each Class of Revolving Credit Commitments in effect at such time.
“Revolving Credit Lender” shall mean a Lender with a Revolving Credit Commitment or any Revolving Credit Exposure.
“Revolving Credit Maturity Date” shall mean (i) with respect to the initial Revolving Credit Facility, September 28, 2020, (ii) with respect to any Class of Extended Revolving Credit Commitments, the final maturity date specified in the applicable Extension Offer accepted by the respective Lender or Lenders and (iii) with respect to any Class of Refinancing Revolving Credit Commitments, the final maturity date specified in the applicable Refinancing Amendment.
“Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrowers pursuant to Section 2.01(~~c~~a)(iii) and, if applicable, any extensions of credit under any Incremental Revolving Credit Commitment, any Extended Revolving Credit Commitment or any Refinancing Revolving Credit Commitment.
“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Lease-Back Transaction” shall mean any arrangement providing for the leasing by the Parent Borrower or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Parent Borrower or such Restricted Subsidiary to a third Person in contemplation of such leasing.
“Sanctions” shall mean any economic or financial sanctions or trade embargoes imposed, administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury.
“SEC” shall mean the U.S. Securities and Exchange Commission.
“Section 5.04 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Sections 5.04(a) and (b).
“Secured Indebtedness” shall mean any Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries secured by a Lien.
“Secured Obligations” shall mean all obligations defined as “Obligations” in the Guarantee and Collateral Agreement and the other Security Documents.
“Secured Parties” shall mean the “Secured Parties” as defined in the Guarantee and Collateral Agreement.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security Documents” shall mean the Mortgages, Guarantee and Collateral Agreement, the Intellectual Property Security Agreements and the Perfection Certificate and each of the other instruments and documents executed and delivered with respect to the Collateral pursuant to Section 4.03, 5.09, 5.10, 9.08(g) or otherwise.
“Similar Business” shall mean any business and any services, activities or businesses incidental, or reasonably related or similar to, or complementary, corollary, synergistic, incidental or ancillary to any line of business engaged in by the Parent Borrower and its subsidiaries on the Closing Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.
“Solicited Discount Proration” has the meaning set forth in Section 2.12(f)(iv)(3).
“Solicited Discounted Prepayment Amount” has the meaning set forth in Section 2.12(f)(iv)(1).
“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.12(f)(iv) substantially in the form of Exhibit M.
“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit N, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.
“Solicited Discounted Prepayment Response Date” has the meaning set forth in Section 2.12(f)(iv)(1).
“Solvent” shall mean, with respect to any Person, (a) on a going concern basis the consolidated fair saleable value of the assets of such Person and its subsidiaries, at a fair valuation, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (b) the consolidated fair value of the property of such Person and its subsidiaries will be greater than the amount that will be required to pay the probable liability of their consolidated debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person and its subsidiaries, taken as a whole, will be able to pay their consolidated debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such Person and its subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SPC” shall have the meaning assigned to such term in Section 9.04(i).
“Special Notice Currency” shall mean at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Specified Default” shall mean an Event of Default under clause (b), (c), (g) or (h) of Section 7.01.
“Specified Discount” has the meaning set forth in Section 2.12(f)(ii)(1).
“Specified Discount Prepayment Amount” has the meaning set forth in Section 2.12(f)(ii)(1).
“Specified Discount Prepayment Notice” means a written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to 2.12(f)(ii) substantially in the form of Exhibit O.
“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit P, to a Specified Discount Prepayment Notice.
“Specified Discount Prepayment Response Date” has the meaning set forth in Section 2.12(f)(ii)(1).
“Specified Discount Proration” has the meaning set forth in Section 2.12(f)(ii)(3).
“Specified Equity Contribution” shall mean any cash contribution to the common equity of the Parent Borrower and/or any purchase or investment in an Equity Interest of the Parent Borrower other than Disqualified Stock that has been contributed for purposes of Section 7.02.
“Specified Transaction” means any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any permitted acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Parent Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the Equity Interest of, another Person or any Disposition of a business unit, line of business or division of the Parent Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, or any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit), Restricted Payment or Credit Increase that by the terms of this Agreement requires such test to be calculated on a “pro forma basis” or after giving “pro forma effect.”
“Sponsor” shall mean Madison Dearborn Partners, LLC and each of its Affiliates but not including, however, any operating portfolio companies of any of the foregoing.
“Spot Rate” shall have the meaning assigned to such term in Section 1.09.
“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) applicable on the interest rate determination date (expressed as a decimal) established by the Board and applicable to any member of bank of the Federal Reserve System in respect of Eurocurrency Liabilities (as defined in Regulation D of the Board).
“Sterling” and the sign “£”each shall mean the lawful money of United Kingdom.
“Subject Letters of Credit” shall have the meaning assigned to such term in Section 2.21(a).
“Submitted Amount” shall have the meaning assigned to such term in Section 2.12(f)(iii)(1).
“Submitted Discount” shall have the meaning assigned to such term in Section 2.12(f)(iii)(1).
“Subordinated Indebtedness” shall mean any Indebtedness of the Borrowers and the Guarantors which is by its terms subordinated in right of payment to the Obligations of the Parent Borrower or such Guarantor, as applicable.
“Subsidiary” or “subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned or held by the parent, one or more subsidiaries of the parent or a combination thereof. Unless otherwise specified, “Subsidiary” or “subsidiary” shall mean any subsidiary of the Parent Borrower.
“Subsidiary Guarantor” shall mean each subsidiary listed on Schedule 1.01(a), and each other subsidiary that is or becomes a party to the Guarantee and Collateral Agreement pursuant to Section 5.09 or otherwise with the consent of the Collateral Agent, excluding (a) any Excluded Subsidiary and (b) any Foreign Subsidiary; provided, that, for the avoidance of doubt, the Parent Borrower in its sole discretion may cause any Restricted Subsidiary that is not a Subsidiary Guarantor (subject, in the case of any Foreign Subsidiary, to the consent of the Collateral Agent (which consent shall not be unreasonably withheld or delayed)) to Guarantee the Obligations by causing such Restricted Subsidiary to execute a joinder to the Guarantee and Collateral Agreement, and thereafter any such Restricted Subsidiary shall be a Guarantor, Loan Party and Subsidiary Guarantor hereunder for all purposes.
“Substitute Interest Rate” shall have the meaning assigned to such term in Section 2.08(i).
“Successor Company” shall have the meaning assigned to such term in Section 6.04(a)(i).
“Successor Person” shall have the meaning assigned to such term in Section 6.04(c)(i).
“Survey” shall mean a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any material exterior construction on the site of such Mortgaged Property or any material easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) within a reasonable period after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by Section 5.10 or (b) otherwise reasonably acceptable to the Collateral Agent.
“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09.
“Swingline Exposure” shall mean, at any time, the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.
“Swingline Lender” shall mean Citibank, N.A., acting through any of its Affiliates or branches, in its capacity as lender of Swingline Loans hereunder; provided that, if any Extended Revolving Credit Commitments are effected in accordance with Section 2.25, then on the occurrence of each Issuing Bank/Swing Line Termination Date, the Swingline Lender at such time shall have the right to resign as Swingline Lender on the respective Issuing Bank/Swing Line Termination Date, in each case upon not less than ten (10) days’ prior written notice thereof to the Borrowers and the Administrative Agent and, in the event of any such resignation and upon the effectiveness thereof, the Borrowers shall repay any outstanding Swingline Loans made by the respective entity so resigning and such entity shall not be required to make any further Swingline Loans hereunder.
“Swingline Loan” shall mean any loan made by the Swingline Lender pursuant to Section 2.22.
“TARGET2” shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” shall mean any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in euro.
“Target Person” shall have the meaning assigned to such term in the definition of “Permitted Investment”.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority and any interest, penalties or additions to tax related thereto.
“Term Loan” shall mean each of the Tranche A Term Loans, the Tranche B-1 Term Loans, the Tranche B-2 Term Loans and, if applicable, each Class of Incremental Term Loans, each Class of Replacement Term Loans, each Class of Refinancing Term Loans and each Class of Extended Term Loans.
“Term Loan Commitment” shall mean, with respect to any Lender, the commitment of such Lender to make Term Loans hereunder, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable (including, in any case, any Incremental Term Loans), as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.21(a), (b) modified from time to time pursuant to an Incremental Amendment, a Refinancing Amendment or an Extension Offer, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Term Loan Facility” shall mean, at any time, each Class of Term Loans (and the related Commitments, if any) outstanding at such time.
“Term Loan Increase” shall have the meaning assigned to such term in Section 2.24(a).
“Term Loan Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.
“Term Loan Maturity Date” shall mean (i) with respect to the Tranche A Term Loans, September 28, 2020, (ii) with respect to the Tranche B-2 Term Loans, January 15, 2022, (iii) with respect to any Class of Incremental Term Loans, the final maturity date specified in the applicable Incremental Amendment, (iv) with respect to any Class of extensions of credit made pursuant to an amendment pursuant to Section 9.08(d), the final maturity date specified in such amendment, (v) with respect to any Class of Extended Term Loans, the final maturity date specified in the applicable Extension Offer accepted by the respective Lender or Lenders and (vi) with respect to any Class of Refinancing Term Loans, the final maturity date specified in the applicable Refinancing Amendment.
“Termination Date” shall mean the date upon which all Commitments have terminated, no Letters of Credit are outstanding (or if Letters of Credit remain outstanding, as to which an L/C Backstop exists or such Letters of Credit have been deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank), and the Loans and L/C Exposure (less the amount of any Cash Collateral previously provided in respect of outstanding Letters of Credit in accordance with the terms of this Agreement), together with all interest, Fees and other non-contingent Obligations (other than Hedging Obligations and Cash Management Obligations), have been paid in full.
“Title Company” shall mean any title insurance company as shall be retained by the Parent Borrower and reasonably acceptable to the Administrative Agent.
“Title Policy” shall have the meaning assigned to such term in Section 5.10(a).
“Total Assets” shall mean total assets of the Parent Borrower and its Restricted Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Parent Borrower and its Restricted Subsidiaries as may be expressly stated.
“Total Net Leverage Ratio” shall mean the ratio of (i) (A) Consolidated Indebtedness of the Parent Borrower and its Restricted Subsidiaries on such date minus (B) the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of the Parent Borrower and its Restricted Subsidiaries and held by the Parent Borrower and its Restricted Subsidiaries as of such date of determination, as determined in accordance with GAAP to (ii) EBITDA of the Parent Borrower and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which Section 5.04 Financials have been delivered to the Administrative Agent.
“Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.
“TRA” shall mean the Income Tax Receivable Agreement, dated as of October 7, 2014 by and between Holdings and Varietal Distribution Holdings, LLC, as in effect on the Closing Date.
“Tranche A Term Loan” shall mean each of the Term Loans made on the Closing Date pursuant to Section 2.01(a)(i) pursuant to the Tranche A Term Loan Commitments and any Incremental Term Loans constituting an increase in the amount of the Tranche A Term Loans.
“Tranche A Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Tranche A Term Loans hereunder, or in the Assignment and Acceptance pursuant to which such Lender assumed its Tranche A Term Loan Commitment or Tranche A Term Loans, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) modified from time to time pursuant to an Incremental Amendment, a Refinancing Amendment or an Extension Offer, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The principal amount of the Tranche A Term Loan Commitment of each Tranche A Term Loan Lender as of the Closing Date is set forth on Schedule 2.01.
“Tranche A Term Loan Lender” shall mean a Lender with a Tranche A Term Loan Commitment or an outstanding Tranche A Term Loan.
“Tranche B-1 Term Loan” shall mean each of the term loans made on the Closing Date pursuant to Section 2.01(~~b)~~a)(ii) by the Tranche B-1 Term Loan Lenders pursuant to the Tranche B-1 Term Loan Commitments ~~and any Incremental Term Loans constituting an increase in the amount of the Tranche B Term Loans~~.
“Tranche B-1 Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Tranche B-1 Term Loans hereunder, or in the Assignment and Acceptance pursuant to which such Lender assumed its Tranche B-1 Term Loan Commitment or Tranche B-1 Term Loans, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The principal amount of the Tranche B-1 Term Loan Commitment of each Tranche B-1 Term Loan Lender as of the Closing Date is set forth on Schedule 2.01.
“Tranche B-1 Term Loan Lender” shall mean a Lender with a Tranche B-1 Term Loan Commitment or an outstanding Tranche B-1 Term Loan.
“Tranche B-2 Term Loan” shall mean each of the term loans made or converted on the First Amendment Effective Date pursuant to Section 2.01(b) by the Tranche B-2 Term Loan Lenders pursuant to the Tranche B-2 Term Loan Commitments and any Incremental Term Loans constituting an increase in the amount of the Tranche B-2 Term Loans.
“Tranche B-2 Term Loan Commitment” shall mean, (i) with respect to each Converting Consenting Lender, the commitment of such Lender to convert its Tranche B-1 Term Loans for an equal aggregate principal amount of Tranche B-2 Term Loans on the First Amendment Effective Date pursuant to the First Amendment and (ii) with respect to the Additional Tranche B-2 Term Loan Lender, its Additional Tranche B-2 Term Loan Commitment, in each case as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) modified from time to time pursuant to an Incremental Amendment, a Refinancing Amendment or an Extension Offer, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate principal amount of the Tranche B-2 Term Loan ~~Commitment of each Tranche B Term Loan Lender~~Commitments as of the ~~Closing~~First Amendment Effective Date is ~~set forth on Schedule 2.01.~~€406,550,000.00.
“Tranche B-2 Term Loan Lender” shall mean a Lender with a Tranche B-2 Term Loan Commitment or an outstanding Tranche B-2 Term Loan.
“Transaction Expenses” shall mean any fees, costs or expenses incurred or paid by the Sponsor, the Parent Borrower (or any direct or indirect parent of the Parent Borrower) or any of its subsidiaries in connection with the Transactions (including expenses with respect to Hedging Obligations and Cash Management Obligations), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
“Transactions” shall mean, collectively, (a) the funding of the Loans and the other transactions contemplated by this Agreement and the other Loan Documents, (b) the consummation of the refinancing of the Existing Debt as contemplated by Section 4.02(l) and (c) the payment of Transaction Expenses.

“Transformative Acquisition” shall mean any acquisition of assets, a business or Person by Holdings, any Borrower or any other Restricted Subsidiary that (i) is not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (ii) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, would not provide Holdings, the Borrowers and the other Restricted Subsidiaries with reasonable and adequate flexibility hereunder for the continuation and/or expansion of their combined operations following such consummation, as determined by the Parent Borrower acting in good faith based on projections of the combined business (and such projections shall have been delivered to the Administrative Agent).
“Treasury Capital Stock” shall have the meaning set forth in Section 6.03(b)(ii).
“Type,” when used in respect of any Loan or Borrowing, in each case in the same Class, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate, the Alternate Base Rate, the BA Rate and the Canadian Base Rate.
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.
“Unrestricted Subsidiary” shall mean:
(a)any subsidiary of the Parent Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the Parent Borrower, as provided in Section 5.11); and
(b)any subsidiary of an Unrestricted Subsidiary.
“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“VWR Instruments” shall mean VWR Advanced Instruments, LLC, a Puerto Rico limited liability company.
“VWR International” shall mean VWR International, Inc., a Delaware corporation.
“Waivable Mandatory Prepayment” shall have the meaning assigned to such term in Section 2.13(f).
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:
(a)the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including any payment at final maturity, in respect of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(b)the then outstanding principal amount of such Indebtedness, Disqualified Stock or Preferred Stock;
provided that AHYDO payments and the effects of any reductions in scheduled amortization or other scheduled payments as a result of any prior prepayment of the applicable Indebtedness shall be disregarded.

“Wholly-Owned Subsidiary” of any Person shall mean a subsidiary of such Person, 100% of the Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals under applicable law) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
SECTION 1.02.    Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, paragraphs, clauses, subclauses, Exhibits and Schedules shall be deemed references to Articles, Sections, paragraphs, clauses and subclauses of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, the First Lien Net Leverage Ratio and the Total Net Leverage Ratio (and the financial definitions used therein) shall be construed in accordance with GAAP, as in effect on the Closing Date; provided, however, that if the Parent Borrower notifies the Administrative Agent that the Parent Borrower wishes to amend the First Lien Net Leverage Ratio or the Total Net Leverage Ratio or any financial definition used therein to implement the effect of any change in GAAP or the application thereof occurring after the Closing Date on the operation thereof (or if the Administrative Agent notifies the Parent Borrower that, in accordance with Section 9.08(b), the Required Lenders and/or the Required Covenant Lenders wish to amend the First Lien Net Leverage Ratio or the Total Net Leverage Ratio or any financial definition used therein for such purpose), then the Parent Borrower and the Administrative Agent shall negotiate in good faith to amend the First Lien Net Leverage Ratio or the Total Net Leverage Ratio or the definitions used therein (subject to the approval of the Required Lenders and/or the Required Covenant Lenders in accordance with Section 9.08(b)) to preserve the original intent thereof in light of such changes in GAAP; provided that all determinations made pursuant to the First Lien Net Leverage Ratio or the Total Net Leverage Ratio or any financial definition used therein shall be determined on the basis of GAAP as applied and in effect immediately before the relevant change in GAAP or the application thereof became effective, until the First Lien Net Leverage Ratio or the Total Net Leverage Ratio or such financial definition is amended. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time. Notwithstanding any other provision contained herein, (a) any lease that is treated as an operating lease for purposes of GAAP as of the Closing Date shall not be treated as Indebtedness or as a Capitalized Lease Obligation and shall continue to be treated as an operating lease (and any future lease, if it were in effect on the Closing Date, that would be treated as an operating lease for purposes of GAAP as of the Closing Date shall be treated as an operating lease), in each case for purposes of this Agreement, notwithstanding any actual or proposed change in GAAP after the Closing Date and (b) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to Statement of Financial Accounting Standards 141R or ASC 805 (or any other financial accounting standard having a similar result or effect).
SECTION 1.03.     Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Credit Borrowing”).
SECTION 1.04.    Rounding. The calculation of any financial ratios under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-down if there is no nearest number).
SECTION 1.05.    References to Agreements and Laws. Unless otherwise expressly provided herein, (a) all references to documents, instruments and other agreements (including the Loan Documents and Organization Documents) shall be deemed to include all subsequent amendments, restatements, amendments and restatements, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, supplements and other modifications are not prohibited by any Loan Document and (b) references to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.
SECTION 1.06.    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
SECTION 1.07.    Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that with respect to any payment of interest on or principal of Eurodollar Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
SECTION 1.08.    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the undrawn face amount of such Letter of Credit in effect at such time.
SECTION 1.09.    Exchange Rate; Currency Equivalents Generally. For purposes of determining compliance with the provisions of this Agreement on any date of determination (including the issuance, amendment or extension of a Letter of Credit), any Alternative Currency will be converted to dollars on the basis of the Spot Rate (as defined below) as determined by the Administrative Agent at such time. Notwithstanding the foregoing, for purposes of determining compliance with Article II and Sections 6.01, 6.02 and 6.03 of this Agreement with respect to any amount of Indebtedness or Investment denominated in an Alternative Currency, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or made; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.09 shall otherwise apply to such Article and such Sections, including with respect to determining whether any Indebtedness or Investment (not previously incurred or made on any date) may be incurred or made under such Article and such Sections. For purposes of this Section 1.09, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
SECTION 1.10.    Alternative Currencies. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Parent Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.
SECTION 1.11.    Pro Forma Calculations. Notwithstanding anything to the contrary herein:
(a)For purposes of determining whether any action is otherwise permitted to be taken hereunder, the First Lien Net Leverage Ratio and the Total Net Leverage Ratio shall be calculated as follows, in the event that the Parent Borrower or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Indebtedness or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which such ratio is being calculated but prior to or simultaneously with the event for which the calculation of such ratio is made (a “Ratio Calculation Date”), then such ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.
(b)For purposes of making the computation referred to in clause (a) above or calculation of any basket that is based on a percentage of Total Assets, Specified Transactions made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the relevant Ratio Calculation Date, and other operational changes that the Parent Borrower or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with such Ratio Calculation Date shall be calculated on a pro forma basis in accordance with GAAP assuming that all such Specified Transactions and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Parent Borrower or any of its Restricted Subsidiaries since the beginning of such period shall have made any Specified Transaction or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then such ratio shall be calculated giving pro forma effect thereto for such period as if such Specified Transaction or operational change had occurred at the beginning of the applicable four-quarter period.
(c)For purposes of this Section 1.11, whenever pro forma effect is to be given to any Specified Transaction or operational change, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Parent Borrower. Any such pro forma calculation may include “run rate” adjustments appropriate, in the reasonable determination of the Parent Borrower as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition, amalgamation, merger or operational change (including, to the extent applicable, from the Transactions) and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent reference period in which the effects thereof are expected to be realized relating to the Transactions, such Specified Transaction or such implementation of an operational change; provided that such operating expense reductions and other operating improvements or synergies are reasonably identifiable and factually supportable and otherwise comply with the limitations set forth in the definition of “EBITDA.”
(d)     Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating the First Lien Net Leverage Ratio or the Total Net Leverage Ratio, as applicable, testing availability under any basket provided for in this Agreement or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom or requiring the accuracy of representations and warranties) in connection with a Specified Transaction undertaken in connection with the consummation of a Limited Condition Acquisition, the date of determination of such ratio and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant or accuracy of representations and warranties shall, at the option of the

Parent Borrower (the Parent Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”) and if, after such ratios and other provisions are measured or determined on a pro forma basis after giving effect to such Limited Condition Acquisition and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the four consecutive fiscal quarter period being used to calculate such financial ratio ending prior to the LCA Test Date, the Parent Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with on such date. For the avoidance of doubt, (x) if any of such ratios or baskets are exceeded as a result of fluctuations in such ratio or basket (including due to fluctuations in EBITDA of the Parent Borrower or the target of any Limited Condition Acquisition (other than as a result of any incurrence, Disposition or Restricted Payment) at or prior to the consummation of the relevant Limited Condition Acquisition), such ratios, baskets and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (y) such ratios, baskets and other provisions shall not be tested at the time of consummation of such Limited Condition Acquisition or related Specified Transactions. If the Parent Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio (excluding, for the avoidance of doubt, any ratio contained in Section 6.11) or basket availability with respect to any other transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be (x) calculated (and tested) on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (y) also calculated (and tested) on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated.
ARTICLE II
The Credits
SECTION 2.01.     Commitments.
(a)Subject to the terms and conditions herein set forth, each Lender agrees, severally and not jointly, (~~a~~i) to make a Tranche A Term Loan to the Parent Borrower on the Closing Date in a principal amount not to exceed its Tranche A Term Loan Commitment, (~~b~~ii) to make a Tranche B-1 Term Loan to the Parent Borrower on the Closing Date in a principal amount not to exceed its Tranche B-1 Term Loan Commitment and (~~c~~iii) to make Revolving Loans to the Borrowers, at any time and from time to time during the applicable Revolving Credit Commitment Period, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment as then in effect; provided that (x) no Revolving Credit Lender shall make any Revolving Loans in any Alternative Currency if, after giving effect to the making of such Revolving Loan, the sum of the Dollar Equivalent of the then outstanding Revolving Loans in Alternative Currencies and the then outstanding L/C Exposure in Alternative Currencies would exceed $150,000,000 (the “Alternative Currency Sublimit”) and (y) the aggregate amount of Revolving Loans (the “Foreign Subsidiary Borrower Sublimit”) made to Foreign Subsidiary Borrowers shall at no time exceed $50,000,000 (it being understood that the Administrative Agent shall calculate the Dollar Equivalent of the then outstanding Revolving Loans in any Alternative Currency and the then outstanding L/C Exposure with respect to any Letters of Credit issued in an Alternative Currency on the date on which the Parent Borrower has given the Administrative Agent a Borrowing Request with respect to any Revolving

Loan for purposes of determining compliance with this clause (~~c~~iii)). Within the limits set forth in clause (~~c~~iii) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Tranche A Term Loans and Tranche B-1 Term Loans may not be reborrowed.
(b)     Subject to the terms and conditions set forth in the First Amendment (i) the Additional Tranche B-2 Term Loan Lender agrees to make a Tranche B-2 Term Loan to the Parent Borrower on the First Amendment Effective Date in a principal amount not to exceed its Additional Tranche B-2 Term Loan Commitment on the First Amendment Effective Date, (ii) each Converting Consenting Lender agrees to have all of its outstanding Tranche B-1 Term Loans (or such lesser amount as notified and allocated to such Converting Consenting Lender by the Administrative Agent, as determined by the Parent Borrower and the Administrative Agent in their sole discretion) converted to an equivalent principal amount of Tranche B-2 Term Loans effective as of the First Amendment Effective Date and (iii) each Non-Converting Consenting Lender agrees to have all of its outstanding Tranche B-1 Term Loans prepaid and will purchase by assignment from the Additional Tranche B-2 Term Loan Lender, in accordance with the terms of this Agreement, Tranche B-2 Term Loans in a principal amount equal to the principal amount of such Tranche B-1 Term Loans (or such lesser amount as notified and allocated to such Non-Converting Consenting Lender by the Administrative Agent, as determined by the Parent Borrower and the Administrative Agent in their sole discretion). Amounts paid or prepaid in respect of the Tranche B-2 Term Loans may not be reborrowed.
SECTION 2.02.     Loans.
(a)    Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f) and subject to Section 2.22, the Loans comprising any Borrowing shall be in an aggregate principal amount that is not less than the lesser of (i) the Minimum Currency Threshold or (ii) equal to the remaining available balance of the applicable Commitments.
(b)    Subject to Sections 2.02(e), 2.08 and 2.15, (i) all Loans denominated in dollars (other than Swingline Loans) shall be made as ABR Loans or Eurodollar Loans, (ii) all Loans denominated in Canadian Dollars shall be made as BA Rate Loans; provided, however, that all such Loans pursuant to the foregoing subclauses (i) shall be made as ABR Loans, unless, subject to Section 2.15, the Borrowing Request specifies that all or a portion thereof shall be Eurodollar Loans, (iii) all Swingline Loans shall be dollar denominated and shall be made as ABR Loans, and (iv) all Loans denominated in any currency other than dollars or Canadian Dollars shall be made as Eurodollar Loans or otherwise pursuant to Section 2.06(e), as the Parent Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan or BA Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than fifteen Eurodollar Borrowings outstanding hereunder at any time; provided, that Borrowers shall be entitled to five additional Eurodollar Borrowings for each Class of Loans established after the Closing Date. For the avoidance of doubt, notwithstanding any other provision herein, the Borrowers shall not request any Borrowings of Canadian Base Rate Loans.
(c)    Except with respect to Loans deemed made pursuant to Section 2.02(f) and subject to Sections 2.03 and 2.22, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 12:30 p.m. and the Administrative Agent shall promptly wire transfer the amounts so received to an account designated by the relevant Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.
(d)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the relevant Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the relevant Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrowers, a rate per annum equal to the interest rate applicable to the Loans comprising such Borrowing at the time and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate plus the Applicable Percentage then in effect for ABR Revolving Loans. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement and (x) the relevant Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease and (y) if the relevant Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount.
(e)    Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request any Eurodollar Borrowing or BA Rate Borrowing if the Interest Period requested with respect thereto would end after (i) with respect to the Revolving Loans, the applicable Revolving Credit Maturity Date and (ii) with respect to Term Loans, the applicable Term Loan Maturity Date.
(f)    If the relevant Issuing Bank shall not have received from the relevant Borrower the payment required to be made by Section 2.23(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof (and, in the case of any L/C Disbursement made in an Alternative Currency, calculated using the Dollar Equivalent of such L/C Disbursement, as determined on the date on which such L/C Disbursement was made by the relevant Issuing Bank). Each Revolving Credit Lender shall pay by wire transfer of immediately available funds in dollars to the Administrative Agent not later than 2:00 p.m. on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon) on any day, not later than 10:00 a.m. on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such L/C Disbursement as determined above (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender’s Class or Classes of Revolving Credit Commitments then in effect and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the relevant Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the relevant Issuing Bank any amounts received by it from the relevant Borrower pursuant to Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to such Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the relevant Borrower severally agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the relevant Issuing Bank at (i) in the case of the relevant Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate (or, in the case of amounts owed in an Alternative Currency, at the respective Issuing Bank’s customary rate for interbank advances denominated in such Alternative Currency), and for each day thereafter, the interest rate applicable to ABR Revolving Loans.
SECTION 2.03.    Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan ~~or~~, a deemed Borrowing pursuant to Section 2.02(f) or a Borrowing pursuant to Section 2.01(b)(ii), as to which this Section 2.03 shall not apply), the relevant Borrower shall notify the Administrative Agent of such request (a) in the case of a Eurodollar Borrowing or a BA Rate Borrowing, not later than 12:30 p.m. 3 Business Days (or 4 Business Days in the case of a Special Notice Currency) before a proposed Borrowing and (b) in the case of an ABR Borrowing or Canadian Base Rate Borrowing, not later than 12:30 p.m. 1 Business Day before a proposed Borrowing. Each such request shall be irrevocable, shall be delivered to the Administrative Agent in the form of a written Borrowing Request and shall specify the following information: (i) the Class of Borrowing requested and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing or, in the case of a Borrowing in Canadian Dollars, whether such Borrowing is to be a BA Rate Borrowing or a Canadian Base Rate Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount and currency of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing or a BA Rate Borrowing, the initial Interest Period or Interest Periods with respect thereto and (vi) the Revolving Credit Exposure (after giving effect to the proposed Borrowing); provided, however, that notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02 If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing or, in the case of a Borrowing in Canadian Dollars, a Canadian Base Rate Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the relevant Borrower shall be deemed to have selected an Interest Period of 1 month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.
SECTION 2.04.     Evidence of Debt; Repayment of Loans.
(a)     (i) The Parent Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, (x) the principal amount of each Term Loan of such Lender as provided in Section 2.11 and (y) on the applicable Revolving Credit Maturity Date, the then unpaid principal amount of each related Revolving Loan of such Lender made to the Parent Borrower and (ii) each Foreign Subsidiary Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, on the applicable Revolving Credit Maturity Date, the then unpaid principal amount of each related Revolving Loan of such Lender made to such Foreign Subsidiary Borrower. Each Borrower hereby promises to pay to the Swingline Lender on the applicable Revolving Credit Maturity Date the then unpaid principal amount of each related Swingline Loan made to such Borrower.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the relevant Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(c)    The Administrative Agent shall maintain accounts in which it will record (i) the relevant Borrower, (ii) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the relevant Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrowers or any Guarantor and each Lender’s share thereof.

(d)    The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans made by it hereunder be evidenced by a promissory note in substantially the form of Exhibit G-1 or Exhibit G-2, as applicable, with appropriate insertions and deletions (each, a “Note”). In such event, the relevant Borrower shall execute and deliver to such Lender a Note payable to such Lender and its permitted registered assigns. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a Note, the interests represented by such Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more Notes payable to the payee named therein or its registered assigns.
SECTION 2.05.    Fees.
(a)    The Parent Borrower agrees to pay to each Revolving Credit Lender under the initial Revolving Credit Facility, through the Administrative Agent, on the last Business Day of March, June, September and December of each year, commencing December 31, 2015, and on each date on which the Revolving Credit Commitment of such Lender under such Revolving Credit Facility shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to the Applicable Percentage per annum on the actual daily unused amount of the Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing on or after the Closing Date or ending with the applicable Revolving Credit Maturity Date or the date on which the Revolving Credit Commitment of such Lender under such Revolving Credit Facility shall be terminated); provided any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Parent Borrower so long as such Lender shall be a Defaulting Lender, except to the extent that such Commitment Fee shall otherwise have been due and payable by the Parent Borrower prior to such time; and provided, further, that no Commitment Fee shall accrue on the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Notwithstanding the foregoing, the provisions of this Section 2.05(a) to the extent otherwise applicable to Extended Revolving Credit Commitments shall be subject to modification as expressly provided in Section 2.25.
(b)    The Parent Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the applicable Fee Letter at the times and in the amounts specified therein (the “Administration Fee”).
(c)    The relevant Borrower agrees to pay (i) to each Revolving Credit Lender under the initial Revolving Credit Facility, through the Administrative Agent, on the last Business Day of March, June, September and December of each year, commencing December 31, 2015, and on the date on which the Revolving Credit Commitment of such Lender under such Revolving Credit Facility shall be terminated as provided herein, a fee (an “L/C Participation Fee”) calculated on such Lender’s Pro Rata Percentage of the daily aggregate undrawn amounts of all outstanding Letters of Credit during the preceding quarter (or shorter period commencing on or after the Closing Date or ending with the applicable Revolving Credit Maturity Date or the date on which all Letters of Credit under such Revolving Credit Facility have been canceled or have expired and the Revolving Credit Commitments of all Lenders under such Revolving Credit Facility shall have been terminated) at a rate per annum equal to the Applicable Percentage then in effect for the applicable Class or Classes of such Revolving Credit Lender’s Revolving Credit Commitments used to determine the interest rate on Eurodollar Revolving Credit Borrowings minus the Issuing Bank Fees referred to in clause (ii)(A) below, and (ii) to the relevant Issuing Bank (A) with respect to each outstanding Letter of Credit a fronting fee that shall accrue at a rate of 0.125% per annum (or such lesser rate as shall be separately agreed upon between the relevant

Borrower and such Issuing Bank) on the undrawn amount of such Letter of Credit, payable quarterly in arrears on the last day of March, June, September and December of each year, commencing December 31, 2015, and upon expiration of the applicable Letter of Credit or any earlier termination of the Revolving Credit Commitment and (B) within 30 days after demand therefor such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by such Issuing Bank or processing of drawings thereunder (the fees in this clause (ii) being collectively the “Issuing Bank Fees”). Notwithstanding the foregoing, the provisions of this Section 2.05(c), solely to the extent otherwise applicable to fees payable on that portion (if any) of Letters of Credit participated in by Revolving Credit Lenders pursuant to Extended Revolving Credit Commitments, shall be subject to modification as expressly provided in Section 2.25.
(d)    All Fees shall be computed on the basis of the actual number of days elapsed in a year of
360 days, and shall be paid, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders and the Issuing Banks, except that the Issuing Bank Fees shall be paid directly to the Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances absent manifest error.
SECTION 2.06.    Interest on Loans.
(a)    Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.
(b)    Subject to the provisions of Section 2.07, the Loans comprising each Canadian Base Rate Borrowing shall bear interest at a rate per annum equal to the Canadian Base Rate plus the Applicable Percentage in effect from time to time.
(c)    Subject to the provisions of Section 2.07, Loans comprising a Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.
(d)    Subject to the provisions of Section 2.07, Loans comprising a BA Rate Borrowing shall bear interest at a rate per annum equal to the BA Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.
(e)    Subject to the provisions of Section 2.07, Loans comprising Borrowings denominated in an Alternative Currency approved under Section 9.08(b) shall bear interest at a rate per annum designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent plus the Applicable Percentage in effect from time to time.
(f)    Interest, including interest payable pursuant to Section 2.07, shall be computed on the basis of the actual number of days elapsed over a year of 360 days (other than computations of interest for ABR Loans, Canadian Base Rate Loans and Loans denominated in Sterling which shall be made by the Administrative Agent on the basis of the actual number of days elapsed over a year of 365 or 366 day, as applicable) and shall be calculated from and including the date of the relevant Borrowing to, but excluding, the date of repayment thereof. Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan, except as otherwise provided in this Agreement. The applicable Alternate Base Rate, Adjusted LIBO Rate, Canadian Base Rate or BA Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.07.     Default Interest. If an Event of Default under Section 7.01(b) or (c) shall have occurred and shall be continuing, by acceleration or otherwise, then, upon the request of the Required Lenders until the related defaulted amount shall have been paid in full, to the extent permitted by law, such overdue amount shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal of a Loan, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum equal to the rate that would be applicable to an ABR Revolving Loan plus 2.00% per annum.
SECTION 2.08.    Alternate Rate of Interest. In the event, and on each occasion, that (i) the Administrative Agent shall have reasonably determined that deposits in the principal amounts and denominations of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such deposits are being offered in the London interbank market will not adequately and fairly reflect the cost to any participating Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate or BA Rate, as applicable, for such Interest Period or (ii) the Required Lenders of any Class of Loans notify the Administrative Agent that the Adjusted LIBO Rate or the BA Rate for any Interest Period will not adequately reflect the cost to the Lenders in such Class of making or maintaining such Loans in the applicable currency for such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Parent Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Parent Borrower and the participating Lenders that the circumstances giving rise to such notice no longer exist (which the Administrative Agent agrees to give promptly after such circumstances no longer exist), (x) each affected Eurodollar Loan denominated in dollars shall automatically, on the last day of the current Interest Period for such Loan, convert into a ABR Loan and the obligations of the Lenders to make Adjusted LIBO Rate Loans denominated in dollars or to convert ABR Loans into Adjusted LIBO Rate Loans shall be suspended until the Administrative Agent shall notify the Parent Borrower that the Required Lenders of such affected Class of Loans have determined that the circumstances causing such suspension no longer exist, (y) each BA Rate Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a Canadian Base Rate Loan and the obligations of the Revolving Credit Lenders to make BA Rate Loans or to convert Canadian Base Rate Loans into BA Rate Loans shall be suspended until the Administrative Agent shall notify the Parent Borrower that the Required Revolving Lenders have determined that the circumstances causing such suspension no longer exist and (z) each affected Eurodollar Loan that is denominated in a currency other than dollars, shall be made or continued, as the case may be, as Eurodollar Loans with an Interest Period of one month and the amount of interest payable in respect of any such Eurodollar Loan shall be determined in accordance with the following provisions:
(i)    if the Administrative Agent so requires, within five days of such notification the Administrative Agent and the applicable Borrower, as applicable, shall enter into negotiations with a view to agreeing on a substitute basis for determining the rate of interest (a “Substitute Interest Rate”) which may be applicable to affected Eurodollar Loans of such Borrower in the future and any such Substitute Interest Rate that is agreed shall take effect in accordance with its terms and be binding on each party hereto; provided that the Administrative Agent may not agree on any such Substitute Interest Rate without the prior consent of the Required Lenders of the affected Class of Loans;
(ii)    if no Substitute Interest Rate is agreed pursuant to clause (i) above, any affected Eurodollar Loan shall bear interest during the subsequent Interest Period at the rate per annum otherwise applicable to Eurodollar Loans under such Credit Facility, except that in the place of the Adjusted LIBO Rate, the Administrative Agent shall use the cost to the applicable Lender (as conclusively certified by such Lender in a certificate to the Administrative Agent and the applicable Borrower and expressed as a rate per annum) and containing a general description of the source selected of funding such Loan from whatever source it shall reasonably select; and
(iii)    if the Administrative Agent has required a Borrower to enter into negotiations pursuant to clause (i) above, the Administrative Agent may (acting on the instructions of the Required Lenders of the affected Class of Loans) declare that no further Eurodollar Loans in the applicable currency shall be converted, continued or made unless a Substitute Interest Rate has been agreed by the applicable Borrower and the Administrative Agent within 30 days of the Administrative Agent having so required negotiations.
Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.
SECTION 2.09.    Termination and Reduction of Commitments.
(a)    The Tranche A Term Loan Commitments and Tranche B-1 Term Loan Commitments shall automatically terminate upon the making of the related Term Loans on the Closing Date. The Additional Tranche B-2 Term Loan Commitments shall automatically terminate upon the making of the Tranche B-2 Term Loans by the Additional Tranche B-2 Term Loan Lender on the First Amendment Effective Date. The Revolving Credit Commitments and the Swingline Commitment shall automatically terminate on the applicable Revolving Credit Maturity Date. The L/C Commitment shall automatically terminate on the earlier to occur of (i) the termination of the related Revolving Credit Commitments and (ii) the date 5 days prior to the applicable Revolving Credit Maturity Date, unless otherwise agreed by each Issuing Bank in the applicable Revolving Credit Facility and the Parent Borrower.
(b)    Upon at least 3 Business Days’ prior written or fax notice to the Administrative Agent, the Parent Borrower may at any time in whole terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments of any Class or the Swingline Commitment without premium or penalty; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in an aggregate amount of not less than the Minimum Currency Threshold, (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure then in effect (after giving effect to any repayment or prepayment effected simultaneously therewith) and (iii) any termination or permanent reduction of any Revolving Credit Commitments pursuant to this Section 2.09(b) shall be applied as directed by the Parent Borrower, including as to any Class of Extended Revolving Credit Commitments or existing Revolving Credit Commitments (including any Class of Incremental Revolving Credit Commitments or Refinancing Revolving Credit Commitments). Any notice given by the Parent Borrower pursuant to this Section 2.09(b) shall be irrevocable; provided that any such notice delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness of other financing arrangements, in which case such notice may be revoked or extended by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(c)    Each reduction in the Revolving Credit Commitments of any Class hereunder shall be made ratably among the Lenders of such Class in accordance with their respective applicable Commitments; provided that none of the Swingline Commitment, the L/C Commitment, the Alternative Currency Sublimit or the Foreign Subsidiary Borrower Sublimit shall be reduced unless the Revolving Credit Commitment is reduced to an amount less than the Swingline Commitment, the Letter of Credit Commitment, the Alternative Currency Sublimit or the Foreign Subsidiary Borrower Sublimit, as applicable, then in effect (and then only to the extent of such deficit). The Borrowers shall pay to the Administrative Agent for the account of the Revolving Credit Lenders, on the date of each termination or reduction of the Revolving Credit Commitments, the applicable Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.
(d)    On the applicable Revolving Credit Maturity Date of any Revolving Credit Commitments, such Revolving Credit Commitments will terminate and the respective Lenders who held such terminated Commitments will have no obligation to make, or participate in, extensions of credit (whether the making of Loans or the issuance of Letters of Credit) made pursuant to such Commitments after such Revolving Credit Maturity Date; provided that, except as expressly provided in the immediately succeeding sentence, (x) the foregoing shall not release any Revolving Credit Lender from liability it may have for its failure to fund Revolving Loans, L/C Disbursements or participations in Swingline Loans that was required to be performed by it on or prior to such Revolving Credit Maturity

Date and (y) the foregoing will not release any Revolving Credit Lender from any obligation to fund its portion of L/C Disbursements or participations in Swingline Loans with respect to Letters of Credit issued or Swingline Loans made prior to such Revolving Credit Maturity Date.
SECTION 2.10.    Conversion and Continuation of Borrowings. The Borrowers shall have the right at any time upon prior written or fax notice to the Administrative Agent (i) not later than 12:30 p.m., 1 Business Day prior to conversion, to convert any dollar denominated Eurodollar Borrowing into an ABR Borrowing or any BA Rate Borrowing into a Canadian Base Rate Borrowing and (ii) not later than 12:30 p.m., 3 Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing, to convert any Canadian Base Rate Borrowing into a BA Rate Borrowing, to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period or to continue any BA Rate Borrowing as a BA Rate Borrowing, subject in each case to the following:
(w)    each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;
(x)    if less than all of the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;
(y)    each conversion shall be effected by each Lender and the Administrative Agent recording, for the account of such Lender, the Type of such Loan resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan or BA Rate Loan (or portion thereof) being converted shall be paid by the relevant Borrower at the time of conversion; and
(z)    if any Eurodollar Borrowing or BA Rate Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the relevant Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16.
Each notice pursuant to this Section 2.10 shall be irrevocable (subject to Sections 2.08 and 2.15) and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the relevant Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing, an Alternate Base Rate Borrowing, a BA Rate Borrowing or a Canadian Base Rate Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing or a BA Rate Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing or BA Rate Borrowing, the relevant Borrower shall be deemed to have selected an Interest Period of 1 month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the relevant Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing or Canadian Base Rate Borrowing. This Section 2.10 shall not apply to Swingline Loans.
SECTION 2.11.    Repayment of Term Borrowings.
(a)    The Parent Borrower shall repay to the Administrative Agent in dollars for the ratable account of the Tranche A Term Loan Lenders the aggregate principal amount of all Tranche A Term Loans outstanding in consecutive quarterly installments as follows (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.12 and 2.13 or Section 9.04 to the extent such Indebtedness is cancelled (which reduction, in the case of prepayments pursuant to Section 2.12(f), shall be limited to the cash amount paid)):

Date	Amount
03/31/16	$11,375,000
06/30/16	$11,375,000
09/30/16	$11,375,000
12/31/16	$11,375,000
03/31/17	$11,375,000
06/30/17	$11,375,000
09/30/17	$11,375,000
12/31/17	$11,375,000
03/31/18	$17,062,500
06/30/18	$17,062,500
09/30/18	$17,062,500
12/31/18	$17,062,500
03/31/19	$22,750,000
06/30/19	$22,750,000
09/30/19	$22,750,000
12/31/19	$22,750,000
03/31/20	$22,750,000
06/30/20	$22,750,000
provided, that the final principal repayment installment of the Tranche A Term Loans shall be repaid on the Term Loan Maturity Date for the Tranche A Term Loans and in any event shall be in an amount equal to the aggregate principal amount of all Tranche A Term Loans outstanding on such date.
(b)    The Parent Borrower shall repay to the Administrative Agent in euro for the ratable account of (i) the Tranche B-1 Term Loan Lenders (A) on the last Business Day of each March, June, September and December, commencing with March 31, 2016 and ending on September 30, 2016, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Tranche B-1 Term Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments made prior to the First Amendment Effective Date in accordance with the order of priority set forth in Sections 2.12 and 2.13 or Section 9.04 to the extent such Indebtedness is cancelled (which reduction, in the case of prepayments pursuant to Section 2.12(f), shall be limited to the cash amount paid)) and (B) on the First Amendment Effective Date for the Tranche B-1 Term Loans (other than Converted Tranche B-1 Term Loans), the aggregate principal amount of such Tranche B-1 Term Loans outstanding on such date and (ii) the Tranche B-2 Term Loan Lenders (A) on the last Business Day of each March, June, September and December, commencing with December 31, 2016, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Tranche B-1 Term Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments of (x) the Tranche B-1 Term Loans made prior to the First Amendment Effective Date and (y) the Tranche B-2 Term Loans made on or after the First Amendment Effective Date, in the case of each of clauses (x) and (y), in accordance with the order of priority set forth in Sections 2.12 and 2.13 or Section 9.04 to the extent such Indebtedness is cancelled (which reduction, in the case of prepayments pursuant to Section 2.12(f), shall be limited to the cash amount paid)) and (B) on the Term Loan Maturity Date for the Tranche B-2 Term Loans, the aggregate principal amount of all Tranche B-2 Term Loans outstanding on such date.
(c)    Notwithstanding the foregoing, the amortization, if any, in respect of (i) any Class of Extended Term Loans shall be as set forth in the relevant Extension Offer, (ii) any Class of Incremental Term Loans shall be as set forth in the relevant Incremental Amendment, (iii) any Class of Refinancing Term Loans shall be as set forth in the relevant Refinancing Amendment and (iv) any Class of Replacement Term Loans shall be as set forth in the relevant amendment pursuant to Section 9.08(d).

(d)    To the extent not previously paid, all Term Loans shall be due and payable on the applicable Term Loan Maturity Date, in each case, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.
(e)    All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.
SECTION 2.12.    Optional Prepayment.
(a)    The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part upon prior written (except, in the case of any prepayment of Tranche B-1 Term Loans pursuant to the First Amendment, as waived by the First Amendment) or fax notice by the Parent Borrower to the Administrative Agent, not later than 12:30 p.m., 3 Business Days prior to such prepayment in the case of Eurodollar Loans or BA Rate Loans and not later than 12:30 p.m., 1 Business Day prior to such prepayment in the case of ABR Loans or Canadian Base Rate Loans; provided, however, that each partial prepayment shall be in an aggregate amount of not less than the Minimum Currency Threshold; provided, further, that any prepayment of Term Loans with the Net Cash Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt.
(b)    Optional prepayments of Tranche A Term Loans shall be applied against the remaining scheduled installments of principal due in respect of the Tranche A Term Loans under Section 2.11(a) in the manner specified by the Parent Borrower or, if not so specified on or prior to the date of such optional prepayment, in direct order of maturity. Optional prepayments of Tranche B-2 Term Loans shall be applied against the remaining scheduled installments of principal due in respect of the Tranche B-2 Term Loans under Section 2.11(b) in the manner specified by the Parent Borrower or, if not so specified on or prior to the date of such optional prepayment, in direct order of maturity. Optional prepayments of any other Class of Term Loans shall be applied as set forth in the applicable Incremental Amendment, Extension Offer, Refinancing Amendment, amendment relating to Replacement Term Loans or other applicable Loan Document.
(c)    In the case of each prepayment of the Loans pursuant to this Section 2.12, the Borrowers may in their sole discretion select the Class or Classes and the Borrowing or Borrowings (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Lenders in any such Class ratably among the Lenders in such Class. Notwithstanding anything to the contrary in this Agreement, (x) after any Extension, the Borrowers may voluntarily prepay any Borrowing of any Class of non-extended Term Loans or non-extended Revolving Loans (and terminate the related Revolving Credit Commitment) pursuant to which the related Extension Offer was made without any obligation to prepay the corresponding Extended Term Loans or Extended Revolving Loans or may voluntarily prepay any Borrowing of any Extended Term Loans or Extended Revolving Loans (and terminate the related Extended Revolving Credit Commitment) pursuant to which the related Extension Offer was made without any obligation to voluntarily prepay the corresponding non-extended Term Loans or non-extended Revolving Loans and (y) after the incurrence or issuance of any Incremental Term Loans, Incremental Revolving Loans, Refinancing Term Loans, Refinancing Revolving Credit Loans or Replacement Term Loans, the Borrowers may voluntarily prepay (and terminate the related Commitment with respect to) any Borrowing of any Tranche A Term Loans, Tranche B-2 Term Loans or Revolving Loans without any obligation to voluntarily prepay (or terminate the related Commitment with respect to) any Class of Incremental Term Loans, Incremental Revolving Loans, Refinancing Term Loans, Refinancing Revolving Credit Loans or Replacement Term Loans, or may voluntarily prepay (and terminate the related Commitment with respect to) any Borrowing of any Class of Incremental Term Loans, Incremental Revolving Loans, Refinancing Term Loans, Refinancing Revolving Credit Loans or Replacement Term Loans without any obligation to voluntarily prepay (or terminate the related Commitment with respect to) the Tranche A Term Loans, Tranche B-2 Term Loans, any other Term Loans or any Revolving Loans; provided that any Incremental Loans effected as a Term Loan Increase or a Revolving Commitment Increase to any existing Class of Term Loans or Revolving Loans and such existing Class of Term Loans or Revolving Loans, as applicable, shall in all events be voluntarily prepaid on a pro rata basis.
(d)    Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the relevant Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided that any such notice delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness of other financing arrangements, in which case such notice may be revoked or extended by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All Eurodollar Loan and BA Rate Loan prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.
(e)    Notwithstanding any other provision herein, in the event that, on or prior to the six month anniversary of the ~~Closing~~First Amendment Effective Date, the Parent Borrower (x) makes any prepayment of any the Tranche B-2 Term Loans ~~funded~~made on the ~~Closing~~First Amendment Effective Date in connection with any Repricing Transaction with respect to such Tranche B-2 Term Loans or (y) effects any amendment of this Agreement resulting in a Repricing Transaction with respect to such Tranche B-2 Term Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Tranche B-2 Term Loan Lender, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Tranche B-2 Term Loans being prepaid and (II) in the case of clause (y), a payment equal to 1.00% of the aggregate principal amount of such Class of Tranche B-2 Term Loans subject to such Repricing Transaction.
(f)    Notwithstanding anything in any Loan Document to the contrary, in addition to the terms set forth in Sections 2.12(a) and 9.04, so long as no Event of Default has occurred and is continuing, any Company Party may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon such prepayment) (or Holdings or any of its subsidiaries may purchase such outstanding Loans and immediately cancel them) without premium or penalty on the following basis:
(i)    Any Company Party shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.12(f) and without premium or penalty.
(ii)    (1) Any Company Party may from time to time offer to make a Discounted Term
Loan Prepayment by providing the Auction Agent with five Business Days’ notice in the form of a Specified Discount Prepayment Notice (or such shorter period as agreed by the Auction Agent); provided that (I) any such offer shall be made available, at the sole discretion of the Company Party, to (x) each Term Loan Lender and/or (y) each Term Loan Lender with respect to any Class of Term Loans on an individual Class basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable Class or Classes of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.12(f)(ii)), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $2,500,000 and whole increments of $500,000 in excess thereof and (IV) unless rescinded, each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such

Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Loan Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to such Lenders (or such later date specified therein) (the “Specified Discount Prepayment Response Date”).
(2) Each Term Loan Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the Classes of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.
(3) If there is at least one Discount Prepayment Accepting Lender, the relevant Company Party will make a prepayment of outstanding Term Loans pursuant to this Section 2.12(f)(ii) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and Classes of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to clause (2) above; provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (with the consent of such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three Business Days following the Specified Discount Prepayment Response Date, notify I) the relevant Company Party of the respective Term Loan Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Loan Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the Classes of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, Class and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company Party and such Term Loan Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with Section 2.12(f)(vi) below (subject to Section 2.12(f)(ix) below).
(iii)     (1) Any Company Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five Business Days’ notice in the form of a Discount Range Prepayment Notice (or such shorter period as agreed by the Auction Agent); provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Loan Lender and/or (y) each Term Loan Lender with respect to any Class of Term Loans on an individual Class basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the Class or Classes of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant Class of Term Loans willing to be prepaid by such Company Party (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this

Section 2.12(f)(iii)), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $2,500,000 and whole increments of $500,000 in excess thereof and (IV) unless rescinded, each such solicitation by a Company Party shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to such Lenders (or such later date specified therein) (the “Discount Range Prepayment Response Date”). Each Term Loan Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable Class or Classes and the maximum aggregate principal amount and Classes of such Lender’s Term Loans (the “Submitted Amount”) such Term Loan Lender is willing to have prepaid at the Submitted Discount. Any Term Loan Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.
(2) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (with the consent of such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this Section 2.12(f)(iii). The relevant Company Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Loan Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following clause (3)) at the Applicable Discount (each such Term Loan Lender, a “Participating Lender”).
(3) If there is at least one Participating Lender, the relevant Company Party will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the Classes specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (with the consent of such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Loan Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Loan Lender of the Discounted

Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and Classes of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and Classes of such Term Loan Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Company Party and Term Loan Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with Section 2.12(f)(vi) below (subject to Section 2.12(f)(ix) below).
(iv)    (1) Any Company Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five Business Days’ notice in the form of a Solicited Discounted Prepayment Notice (or such later notice specified therein); provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Loan Lender and/or (y) each Lender with respect to any Class of Loans on an individual Class basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the Class or Classes of Term Loans the Parent Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.12(f)(iv)), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $2,500,000 and whole increments of $500,000 in excess thereof and (IV) unless rescinded, each such solicitation by a Company Party shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to such Term Loan Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Loan Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date and (z) specify both a discount to par (the “Offered Discount”) at which such Term Loan Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and Classes of such Term Loans (the “Offered Amount”) such Term Loan Lender is willing to have prepaid at the Offered Discount. Any Term Loan Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.
(2) The Auction Agent shall promptly provide the relevant Company Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Company Party shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Loan Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Company Party (the “Acceptable Discount”), if any. If the Company Party elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the fifth Business Day after the date of receipt by such Company Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this clause (2) (the “Acceptance Date”), the Company Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Company Party by the Acceptance Date, such Company Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within five Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (with the consent of such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the Classes of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Company Party at the Acceptable Discount in accordance with this Section 2.12 (f)(iv). If the Company Party elects to accept any Acceptable Discount, then the Company Party agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Loan Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Company Party will prepay outstanding Term Loans pursuant to this Section 2.12(f)(iv) to each Qualifying Lender in the aggregate principal amount and of the Classes specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (with the consent of such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Company Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Loan Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the Classes to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the Classes of such Term Loan Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Company Party and Term Loan Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with Section 2.12(f)(vi) below (subject to Section 2.12 (f)(ix) below).
(v)    In connection with any Discounted Term Loan Prepayment, the Company Parties and the Term Loan Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from a Company Party in connection therewith.
(vi)    If any Term Loan is prepaid in accordance with Sections 2.12(f)(ii) through 2.12(f)(iv) above, a Company Party shall prepay such Term Loans on the Discounted Prepayment Effective Date. The relevant Company Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 12:30 p.m. on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant Class of Loans being prepaid as directed by the Parent Borrower (and absent such direction, in direct order of maturity). The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.12(f) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Loans of such Lenders on a pro rata basis. The aggregate principal amount of the Classes and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the Classes of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment. In connection with each prepayment pursuant to this Section 2.12(f), each Lender participating in any prepayment described in this Section 2.12(f) acknowledges and agrees that in connection therewith, (1) the Parent Borrower or any Company Party then may have, and later may come into possession of, information regarding the Parent Borrower, the Sponsor, their respective affiliates not known to such Lender and that may be material to a decision by such Lender to participate in such prepayment (including material non-public information) (“Excluded Information”), (2) such Lender has independently, and without reliance on the Parent Borrower, any of its subsidiaries, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to participate in such prepayment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of the Parent Borrower, Company Parties or Sponsor or any of their respective Affiliates shall be required to make any representation that it is not in possession of material non-public information and all parties to the relevant transactions shall render customary “big boy” disclaimer letters, (4) none of the Parent Borrower, its subsidiaries, the Administrative Agent or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Parent Borrower, its subsidiaries, the Administrative Agent and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information, and (5) the Excluded Information may not be available to the Administrative Agent or the other Lenders.
(vii)    To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.12(f), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Parent Borrower.
(viii)    Each of the Company Parties and the Term Loan Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 2.12(f) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.12(f) as well as activities of the Auction Agent.
(ix)    Each Company Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Company Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.12(f) shall not constitute a Default or Event of Default under Section 7.01 or otherwise).

SECTION 2.13.    Mandatory Prepayments.
(a)    Each Borrower shall, on the date of termination of all Revolving Credit Commitments, repay or prepay all of its outstanding Revolving Credit Borrowings and all outstanding Swingline Loans and replace or cause to be canceled (or provide an L/C Backstop or make other arrangements reasonably satisfactory to the relevant Issuing Bank with respect to) all of its outstanding Letters of Credit. If, after giving effect to any partial reduction of the Revolving Credit Commitments (including as a result of the termination of any Revolving Credit Commitments on the Revolving Credit Maturity Date), the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment then in effect, then the Parent Borrower shall (and to the extent the Foreign Subsidiary Borrower Sublimit would exceed the Total Revolving Credit Commitment then in effect, then such Foreign Subsidiary Borrower shall), on the date of such reduction, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) and, after the Revolving Credit Borrowings and Swingline Loans shall have been repaid or prepaid in full, replace or cause to be canceled (or provide an L/C Backstop or make other arrangements reasonably satisfactory to the relevant Issuing Bank with respect to) Letters of Credit in an amount sufficient to eliminate such excess. For the avoidance of doubt, if for any reason, at any time during the five (5) Business Day period immediately preceding the Revolving Credit Maturity Date for any Revolving Credit Commitments where there exist other Revolving Credit Commitments with a later Revolving Credit Maturity Date, and if at such time there are outstanding Letters of Credit or Swingline Loans under such respective Class or Classes, then the Borrowers shall prepay outstanding Revolving Loans and Swingline Loans, as the case may be, as is needed so that, after giving effect thereto, the Revolving Credit Exposure of the Revolving Credit Lenders with such later Revolving Credit Maturity Date will not, after giving effect to the reallocations which will be required (in the absence of a Specified Default or event, act or condition which with notice or lapse of time or both would constitute a Specified Default) pursuant to Section 2.09(d), exceed the amount of their respective Commitments as in effect on (and after giving effect to) the Revolving Credit Maturity Date of such sooner maturing Revolving Credit Commitments.
(b)    Not later than the tenth Business Day following the receipt by the Parent Borrower or any of its Restricted Subsidiaries of Net Cash Proceeds in respect of any Prepayment Asset Sale or Property Loss Event, the Parent Borrower shall apply an amount equal to 100% of the Net Cash Proceeds received by the Parent Borrower or any of its Restricted Subsidiaries with respect thereto (subject to the restrictions set forth herein) to prepay outstanding Term Loans in accordance with Section 2.13(e); provided that (x) if prior to the date any such prepayment is required to be made, the Parent Borrower notifies the Administrative Agent of its intent to use such Net Cash Proceeds to acquire, maintain, develop, construct, improve, upgrade or replace assets then used or usable in the business of the Parent Borrower and its Restricted Subsidiaries (including any Related Business Assets), then the Parent Borrower shall not be required to prepay Term Loans hereunder in respect of such Net Cash Proceeds to the extent that such Net Cash Proceeds are so reinvested within 365 days after the date of receipt of such Net Cash Proceeds (or, within such 365 day period, the Parent Borrower or any of its Restricted Subsidiaries enters into a binding commitment to so reinvest in such Net Cash Proceeds, and such Net Cash Proceeds are so reinvested within 180 days after such binding commitment is so entered into) and (y) the Parent Borrower shall not be required to prepay Term Loans hereunder in respect of any such Net Cash Proceeds from any Prepayment Asset Sale or Property Loss Event of any Foreign Subsidiary if repatriation by that Foreign Subsidiary of such Net Cash Proceeds (i) is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Foreign Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived or (ii) would otherwise result in adverse tax consequences as determined by the Parent Borrower in good faith; provided, however, that (I) if any Net Cash Proceeds are not reinvested or applied as a repayment on or prior to the last day of the applicable application period, an amount equal to such Net Cash Proceeds shall be applied within 5 Business Days to the prepayment of the Term Loans as set forth above (without regard to the immediately preceding proviso) and (II) if, as a result of any Prepayment Asset Sale or Property Loss Event, the Parent Borrower would be required to make an “offer to purchase” the Existing Senior Notes pursuant to the terms of the Existing Senior Notes Documentation or any other Material Indebtedness, in any such case prior to the expiry of the foregoing reinvestment or repayment periods, the Parent Borrower shall apply the relevant percentage of such Net Cash Proceeds as required above by this paragraph (b) to prepay Term Loans in accordance with Section 2.13(e) on the day immediately preceding the date of such required “offer to purchase” (without regard to the immediately preceding proviso).
(c)    No later than the tenth Business Day following the delivery of the Section 5.04 Financials under Section 5.04(a) (commencing with the fiscal year ended December 31, 2016), the Parent Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(e) in an aggregate principal amount equal to the excess, if any, of (i) the applicable ECF Percentage of Excess Cash Flow for the fiscal year then ended over (ii) the sum of (1) the aggregate principal amount of Term Loans and Revolving Loans (to the extent accompanied by a permanent reduction of the Revolving Credit Commitments) prepaid pursuant to Section 2.12 (in the case of Section 2.12(f), in an amount equal to the discounted amount actually paid in cash in respect of the applicable Term Loans) or 9.04(m) during such fiscal year or on or prior to the date such payment is required to be made (without duplication) and (2) voluntary prepayments of Indebtedness secured on a pari passu basis with the Obligations, in each case to the extent such prepayments are not funded with the proceeds of long-term Indebtedness (other than revolving Indebtedness).
(d)    In the event that the Parent Borrower or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness (other than any cash proceeds from the issuance or incurrence of Indebtedness permitted pursuant to Section 6.01 but including Credit Agreement Refinancing Indebtedness and Replacement Term Loans), the Parent Borrower shall no later than the third Business Day next following the receipt of such Net Cash Proceeds, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(e).
(e)    Prior to the repayment in full of all Term Loans and all Obligations (other than contingent obligations) relating thereto, all other prepayments required by this Section 2.13 shall be applied pro rata to the repayment of the Term Loans under each Term Loan Facility until paid in full (based on the Dollar Equivalent amount of Term Loans under each Term Loan Facility on the date of prepayment and applied against the remaining scheduled installments of principal due in respect of the Term Loans in the direct order of maturity); provided that to the extent an Event of Default then exists, such prepayment shall instead be applied in accordance with Section 2.17(b); provided, that (x) any prepayment of Term Loans with the Net Cash Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt and (y) any prepayment of Term Loans with the Net Cash Proceeds of Replacement Term Loans shall be applied solely to each applicable Class of Refinanced Term Loans.
(f)    Notwithstanding anything to the contrary contained in this Section 2.13 or elsewhere in this Agreement including without limitation in Section 9.08, the Parent Borrower shall have the option in its sole discretion to give the Lenders with outstanding Term Loans the option to waive their pro rata share of a mandatory prepayment of Term Loans which is to be made pursuant to Section 2.13(b) or (c) (each such repayment a “Waivable Mandatory Prepayment”) upon the terms and provisions set forth in this Section 2.13(f). If the Parent Borrower elects to exercise the option referred to in the immediately preceding sentence the Parent Borrower shall give to the Administrative Agent written notice of its intention to give the Lenders the right to waive a Waivable Mandatory Prepayment including in such notice the aggregate amount of such proposed prepayment not later than 12:30 p.m. five Business Days prior to the date of the proposed prepayment which notice the Administrative Agent shall promptly forward to all Term Loan Lenders indicating in such notice the amount of such prepayment to be applied to each such Lender’s outstanding Term Loans. The Parent Borrower’s offer to permit the Term Loan Lenders to waive any such Waivable Mandatory Prepayment may apply to all or part of such prepayment, provided that any offer to waive part of such prepayment must be made ratably to the Term Loan Lenders (based on the Dollar Equivalent amount of Term Loans under each Term Loan Facility on the date of prepayment). In the event that any such Term Loan Lender desires to waive its pro rata share of such Lender’s right to receive any such Waivable Mandatory Prepayment in whole or in part such Lender shall so advise the Administrative Agent no later than 4:00 p.m. on the date which is two Business Days after the date of such notice from the Administrative Agent and the Administrative Agent shall promptly thereafter notify the Parent Borrower thereof which notice shall also include the amount such Lender desires to receive in respect of such prepayment. If any Term Loan Lender does not reply to the Administrative Agent within such two Business Day period such Lender will be deemed not to have waived any part of such prepayment. If any Term Loan Lender does not specify an amount it wishes to receive such Lender will be deemed to have accepted 100% of its share of such prepayment. In the event that any such Lender waives all or part of its share of any such Waivable Mandatory Prepayment the Parent Borrower shall retain 100% of the amount so waived by such Lender. Notwithstanding anything to the contrary contained above if one or more Term Loan Lenders waives its right to receive all or any part of any Waivable Mandatory Prepayment but less than all the Lenders with outstanding Term Loans waive in full their right to receive 100% of the total Waivable Mandatory Prepayment otherwise required with respect to the Term Loans, then the amount actually applied to the repayment of Term Loans of Lenders which have waived all or any part of their right to receive 100% of such prepayment shall be applied to each then outstanding Borrowing of Term Loans on a pro rata basis so that each Lender with outstanding Term Loans shall after giving effect to the application of the respective repayment maintain the same percentage as determined for such Lender but not the same percentage that the other Term Loan Lenders hold and not the same percentage held by such Lender prior to prepayment of each Borrowing of Term Loans which remains outstanding after giving effect to such application. Notwithstanding anything to the contrary Term Loan Lenders shall not have the right to waive mandatory prepayments under this Section 2.13 except as set forth in this Section 2.13(f).
(g)    Notwithstanding any other provisions of this Section 2.13, mandatory prepayments of Incremental Term Loans, Extended Term Loans, Credit Agreement Refinancing Indebtedness and Replacement Term Loans shall be made pursuant to, and to the extent set forth in, the documents governing such Indebtedness and may share ratably in, or be junior to (but shall not be in priority to) the mandatory prepayments of the Tranche A Term Loans and Tranche B-2 Term Loans; provided, however, that, for the avoidance of doubt, nothing in this Section 2.13(g) shall (x) prohibit the making of or the obligation to make any AHYDO Payments applicable to any Incremental Term Loans, Extended Term Loans, Credit Agreement Refinancing Indebtedness or Replacement Term Loans or (y) require the Tranche A Term Loans or Tranche B-2 Term Loans to share ratably in any such AHYDO Payment.
(h)    If the Administrative Agent notifies the Parent Borrower at any time that the Aggregate Revolving Credit Exposure (less the amount of any Cash Collateral provided in respect of outstanding Letters of Credit in accordance with the terms of this Agreement) at such time exceeds an amount equal to (x) 103% of the Revolving Credit Commitments (to the extent such excess is solely as a result of currency fluctuations) or (y) the Total Revolving Credit Commitment (other than as a result of currency fluctuations), then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans, Cash Collateralize Letters of Credit or a combination of the proceeding in an aggregate amount sufficient to reduce such Aggregate Revolving Credit Exposure as of such date of payment to an amount not to exceed 100% of the Revolving Credit Commitments.
SECTION 2.14.    Reserve Requirements; Change in Circumstances.
(a)    Notwithstanding any other provision of this Agreement, if any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or any Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate), (ii) impose on such Lender or such Issuing Bank or the London interbank market any other, cost, expense or condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein or (iii) subject any such Lender or such Issuing Bank to any Taxes (other than any Indemnified Taxes or Other Taxes indemnifiable under Section 2.20 or any Excluded Taxes), and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining any

Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then the relevant Borrower will pay to such Lender or such Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or any Issuing Bank shall have determined that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made or participations in Loans purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuing Bank pursuant hereto to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy) by an amount deemed by such Lender or such Issuing Bank to be material, then the relevant Borrower shall pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Parent Borrower, shall describe the applicable Change in Law, the resulting costs incurred or reduction suffered (including a calculation thereof), certifying that such Lender is generally charging such amounts to similarly situated borrowers and shall be conclusive absent manifest error. The relevant Borrower shall pay such Lender or such Issuing Bank, as applicable, the amount shown as due on any such certificate delivered by it within 30 days after its receipt of the same.
(d)    Failure or delay on the part of any Lender or any Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the relevant Borrower shall not be under any obligation to compensate any Lender or any Issuing Bank under paragraph (a) or (b) above or Section 2.20 below with respect to increased costs, Taxes or reductions with respect to any period prior to the date that is 180 days prior to such request; provided further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period. The protection of this Section 2.14 shall be available to each Lender and the respective Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed; provided that if, after the payment of any amounts by the Borrowers under this Section 2.14, any Change in Law in respect of which a payment was made is thereafter determined to be invalid or inapplicable to the relevant Lender or Issuing Bank, then such Lender or Issuing Bank shall, within 30 days after such determination, repay any amounts paid to it by the Borrowers hereunder in respect of such Change in Law.
SECTION 2.15.    Change in Legality.
(a)    Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or BA Rate Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan or BA Rate Loan, then, by written notice to the Parent Borrower and to the Administrative Agent:
(i)    such Lender may declare that dollar denominated Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and
(ii)    such Lender may require that all outstanding Eurodollar Loans (other than Tranche B-2 Term Loans) made by such Lender shall be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.
In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.
(b)    For purposes of this Section 2.15, a notice to the Parent Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Parent Borrower. Such Lender shall withdraw such notice promptly following any date on which it becomes lawful for such Lender to make and maintain Eurodollar Loans or give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan.
SECTION 2.16.    Indemnity. The relevant Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan or BA Rate Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, any BA Rate Loan to a Canadian Base Rate Loan or the conversion of the Interest Period with respect to any Eurodollar Loan or any BA Rate Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan or any BA Rate Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the relevant Borrower hereunder other than by operation of Section 2.08 (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan or BA Rate Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period (exclusive of any loss of anticipated profits). A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Parent Borrower and shall be conclusive absent manifest error; provided that the relevant Borrower shall not be under any obligation to compensate any Lender or any Issuing Bank under clauses (a) or (b) above with respect to any amounts reflected in such certificate with respect to any period prior to the date that is 180 days prior to the date such certificate is delivered to the Parent Borrower. Notwithstanding anything herein to the contrary, each Tranche B-1 Term Loan Lender delivering an executed counterpart of the First Amendment hereby irrevocably waives its right to receive any payments in respect of any Breakage Event or otherwise related to breakage costs that occurs as a result of its Tranche B-1 Term Loans being repaid or converted on the First Amendment Effective Date and not on the last day of the Interest Period applicable thereto.

SECTION 2.17.    Pro Rata Treatment.
(a)    Except as otherwise provided herein, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fee and the L/C Participation Fee, each reduction of the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments of the applicable Class (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their respective applicable outstanding Loans). For purposes of determining the available Revolving Credit Commitments of the Lenders in any Class at any time (but subject to the last sentence of Section 2.05(a)), each outstanding Swingline Loan in such Class shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. In addition, in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.
(b)    Notwithstanding anything to the contrary contained in this Agreement (but subject to Section 9.21), any payment or other distribution (whether from proceeds of Collateral or any other source, whether in the form of cash, securities or otherwise) in connection with any exercise of remedies by the Administrative Agent or any Lender made or applied in respect of any of the Secured Obligations during the existence of an Event of Default or during or in connection with Insolvency Proceedings involving any Loan Party (or any plan of liquidation, distribution or reorganization in connection therewith), shall be made or applied, as the case may be, in the following order of priority (with higher priority Secured Obligations to be paid in full prior to any payment or other distribution in respect of lower priority Secured Obligations): (i) first, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such and the Issuing Banks in their capacity as such (ratably among the Administrative Agent and the Issuing Banks in proportion to the respective amounts described in this clause first payable to them); (ii) second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, including attorney fees (ratably among such Lenders in proportion to the respective amounts described in this clause second payable to them); (iii) third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest (including any default interest) on the Loans and L/C Exposure (less, without any duplication of amounts of Cash Collateral in subclause (iv) below, the amount of any Cash Collateral previously provided in respect of any interest payments with respect to outstanding Letters of Credit in accordance with the terms of this Agreement) (ratably among the Secured Parties in proportion to the respective amounts described in this clause third payable to them), including interest accruing after the filing or commencement of Insolvency Proceedings in respect of any Loan Party, whether or not any claim for post-filing or post-petition interest is or would be allowed, allowable or otherwise enforceable in any such Insolvency Proceedings; (iv) fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and L/C Exposure (less, without any duplication of amounts of Cash Collateral in subclause (iii) above, the amount of any Cash Collateral previously provided in respect of outstanding Letters of Credit in accordance with the terms of this Agreement) (including any termination payments and any accrued and unpaid interest thereon and payments to the Administrative Agent for the account of the Issuing Banks to Cash Collateralize any L/C Exposure then outstanding) and Secured Obligations constituting Hedging Obligations and Cash Management Obligations (ratably among such Secured Parties in proportion to the respective amounts described in this clause fourth held by them); (v) fifth, to payment of all other Secured Obligations (ratably among such Secured Parties in proportion to the respective amounts described in this clause fifth held by them); and (vi) last, in the case of proceeds of Collateral, the balance, if any, thereof, after all of the Secured Obligations (including, without limitation, all Secured Obligations in respect of LC Exposure but excluding any contingent obligations) have been paid in full, to the Borrower or as otherwise required by applicable law. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section 2.17.
SECTION 2.18.    Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against any Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender in the same Class, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. For the avoidance of doubt, the provisions of this Section 2.18 shall not be construed to apply to (A) any payment made by the Borrowers or application of funds pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds and reallocation of commitments arising from the existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder, (C) transactions in connection with an open market purchase or a Dutch auction contemplated hereunder, (D) transactions in connection with an Extension Offer, Refinancing Amendment or Incremental Amendment or amendment in connection with Replacement Term Loans contemplated hereunder, (E) the application of Cash Collateral as provided herein (including the application of funds arising from the existence of a Defaulting Lender) or (F) non-pro rata payments and Commitment terminations permitted pursuant to Section 2.21. Notwithstanding anything to the contrary contained in this Section 2.18 or elsewhere in this Agreement, the Borrowers may extend the final maturity of Term Loans and/or Revolving Credit Commitments in connection with an Extension that is permitted under Section 2.25 without being obligated to effect such extensions on a pro rata basis among the Lenders (it being understood that no such extension (i) shall constitute a payment or prepayment of any Term Loans or Revolving Loans, as applicable, for purposes of this Section 2.18 or (ii) shall reduce the amount of any scheduled amortization payment due under Section 2.11, except that the amount of any scheduled amortization payment due to a Lender of Extended Term Loans may be reduced to the extent provided pursuant to the express terms of the respective Extension Offer) without giving rise to any violation of this Section 2.18 or any other provision of this Agreement. Furthermore, the Borrowers may take all actions contemplated by Section 2.25 in connection with any Extension (including modifying pricing, amortization and repayments or prepayments), and in each case such actions shall be permitted, and the differing payments contemplated therein shall be permitted without giving rise to any violation of this Section 2.18 or any other provision of this Agreement. The Borrowers expressly consent to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrowers in the amount of such participation.
SECTION 2.19.    Payments. The Borrowers shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m. on the date when due in immediately available funds.

Except as otherwise provided herein, each payment by a Borrower with respect to any Loan or Letter of Credit and each reimbursement of reimbursable expenses or indemnified liabilities shall be made in the currency in which such Loan was made, such Letter of Credit issued or such expense or liability was incurred. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the relevant Issuing Bank and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender, except as otherwise provided in Section 2.22(e)) shall be made to the Administrative Agent at its offices at Citibank, N.A., 1615 Brett Road, Ops III, New Castle, DE 19720, Tel: 302-894-6010, Fax: 646-274-5080, Email: Global.Loans.Support@Citi.com (the “Administrative Agent’s Office”). The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.
SECTION 2.20.    Taxes.
(a)    All payments by or on account of any obligation of any Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes; provided, that if any Taxes are required to be withheld or deducted in respect of any such payments by an applicable withholding agent, then (i) if such Tax is an Indemnified Tax or Other Tax, the sum payable by the applicable Borrower or other Loan Party shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.20) the applicable Lender or Issuing Bank, as the case may be (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent), receives an amount equal to the sum it would have received had no such deductions or withholdings in respect of Indemnified Taxes or Other Taxes been made, (ii) the applicable withholding agent shall make such deductions or withholdings and (iii) the applicable withholding agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.
(b)    The Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    The Borrowers shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes payable by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers or any other Loan Party hereunder or under any other Loan Document and any Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) and any reasonable expenses arising therefrom or with respect thereto, in each case, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that any Administrative Agent or Lender seeking indemnification pursuant to this Section 2.20(c) provides the applicable Borrower with a copy of the applicable documentation evidencing the Tax liability that is the subject of the Indemnified Taxes or other evidence reasonably acceptable to such Borrower (which, in each case, may be redacted to exclude any information a Lender reasonably deems confidential); provided, further, that no Foreign Subsidiary Borrower shall be required to provide any indemnification under this Section 2.20(c) in respect of any Domestic Obligations. A certificate as to the amount of such payment or liability delivered to the Parent Borrower by a Lender, or by the Administrative Agent on behalf of itself or a Lender, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers or any other Loan Party to a Governmental Authority, the Parent Borrower shall deliver to the Administrative Agent the original or a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)    Each Lender shall, at such times as are reasonably requested by the Borrowers or the Administrative Agent, provide the Borrowers and the Administrative Agent with any documentation prescribed by law or reasonably requested by the Borrowers or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation obsolete or inaccurate in any material respect, deliver promptly and on or before the date such documentation expires, becomes obsolete or inaccurate to the Borrowers and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrowers or the Administrative Agent) or promptly notify the Borrowers and the Administrative Agent in writing of its legal ineligibility to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding Tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the applicable withholding agent shall withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate. Notwithstanding any other provision of this Section 2.20(e), a Lender shall not be required to deliver any documentation pursuant to this Section 2.20(e) that such Lender is not legally eligible to deliver. Without limiting the foregoing:
(i)    Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrowers and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.
(ii)    Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) whichever of the following is applicable:
(I)    two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,
(II)    two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms),
(III)    in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit E hereto (any such certificate a “Non-Bank Certificate”) certifying that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower, within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no interest payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (B) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor forms), or
(IV)    to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or has sold a participation), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a FormW-8ECI, Form W-8BEN, Form W-8BEN-E, a Non-Bank Certificate, Form W-9, Form W-8IMY or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and one or more beneficial owners are claiming the portfolio interest exemption, the Non-Bank Certificate may be provided by such Lender on behalf of such beneficial owner(s)).
(iii)    If a payment made to a Lender or Agent under any Loan Document would be subject to U.S. federal withholding Tax imposed under FATCA if such Lender or Agent were to fail to comply with the applicable reporting requirements of FATCA, such Lender or Agent shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by laws and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable laws and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender or Agent has or has not complied with such Person’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.20(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iv)    [reserved]
(v)    Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.20(e).
(f)    If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.20, it shall pay to the relevant Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.20 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that (i) the relevant Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority and (ii) nothing herein contained shall interfere with the right of a Lender or Administrative Agent to arrange its Tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any Tax refund or to make available its Tax returns or disclose any information relating to its Tax affairs or any computations in respect thereof or require any Lender or Administrative Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.
(g)    For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 2.20, include any Issuing Bank or Swingline Lender.
(h)    If the Administrative Agent is a “United States person” within the meaning of Section 7701(a)(30) of the Code, then such Administrative Agent shall, on or prior to the date on which it becomes the Administrative Agent, provide the Borrower with a properly completed and duly executed original of IRS Form W-9 confirming that the Administrative Agent is exempt from U.S. federal backup withholding. If the Administrative Agent is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, then the Administrative Agent shall, on or prior to the date on which it becomes the Administrative Agent, provide the Borrower with (i) with respect to payments made to the Administrative Agent for its own account, a properly completed and duly executed original IRS Form W-8ECI (or other applicable IRS Form W-8), and (ii) with respect to payments made to the Administrative Agent on behalf of any Lender, a properly completed and duly executed original IRS Form W-8IMY confirming that the Administrative Agent agrees to be treated as a “United States person”

for U.S. federal withholding tax purposes; provided that an Administrative Agent described in this sentence shall not be required to provide any documentation that it is not legally eligible to provide as a result of a Change in Law after the date hereof.
SECTION 2.21.     Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.
(a)    In the event (i) any Lender or any Issuing Bank requests compensation pursuant to Section 2.14, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.15, (iii) any Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank pursuant to Section 2.20, (iv) any Lender shall become a Defaulting Lender, (v) a Lender rejects (or is deemed to reject) the Extension under Section 2.25(a) which Extension has been accepted under Section 2.25(a) by the Required Class Lenders, (vi) a Lender declines to participate in a Refinancing Amendment under Section 2.27, (vii) a Lender declines to participate in an amendment with respect to Replacement Term Loans, (viii) any Lender is a Restricted Revolving Credit Lender, or (ix) any Lender refuses to consent to any other amendment, waiver or other modification of any Loan Document requested by the Parent Borrower that requires the consent of all affected Lenders in accordance with the terms of Section 9.08 or all the Lenders with respect to a certain Class of Loans and such amendment, waiver or other modification is consented to by the Required Lenders or the Required Class Lenders for such Class, as applicable (any such Lender, a “Non-Consenting Lender”), the Parent Borrower may, at its sole cost and expense, upon notice to such Lender or such Issuing Bank, as the case may be, and upon the consent of the Administrative Agent, which shall not be unreasonably withheld, either:
(x)    replace such Lender or Issuing Bank, as the case may be, by causing such Lender or Issuing Bank to (and such Lender or Issuing Bank shall be obligated to) assign at par 100%, plus any premium owing pursuant to Section 2.12(e), of its relevant Commitments and the principal of its relevant outstanding Loans plus any accrued and unpaid interest and fees pursuant to Section 9.04 (with the assignment fee to be waived in such instance) all of its relevant rights and obligations under this Agreement to one or more Persons (which Persons shall otherwise be subject to the approval rights set forth in Section 9.04(b)); provided that (A) the replacement Lender shall agree to the consent, waiver or amendment to which the Non-Consenting Lender did not agree, (B) neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender or other such Person and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments; or
(y)    terminate the Commitment of such Lender or Issuing Bank, as the case may be, and (1) in the case of a Lender (other than an Issuing Bank), repay all Obligations (other than contingent obligations) of each Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an Issuing Bank, repay all Obligations of each Borrower owing to such Issuing Bank relating to the Loans and participations held by the Issuing Bank as of such termination date other than any Obligations pertaining to any Subject Letters of Credit.
Notwithstanding anything to the contrary contained above in this Section 2.21, unless an Issuing Bank is removed and replaced with a successor Issuing Bank at the time the Parent Borrower exercises its rights under this Section 2.21 (in which case the provisions of Section 2.23(i) shall apply), any Issuing Bank having undrawn Letters of Credit issued by it (the “Subject Letters of Credit”) whose Commitments and Obligations are to be repaid or terminated pursuant to the foregoing provisions of this Section 2.21 shall (x) remain a party hereto until the expiration or termination of the Subject Letters of Credit, (y) not issue (or be required to issue) any further Letters of Credit hereunder and (z) continue to have all rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents solely with respect to the Subject Letters of Credit until all of the Subject Letters of Credit have expired, been terminated or become subject to an L/C Backstop (including all rights of reimbursement pursuant to Sections 2.23(d), (e), (f) and (h) for any L/C Disbursement made by such Issuing Bank and all voting rights of an Issuing Bank (but such voting rights shall be limited to pertain solely to L/C Disbursements in respect of the Subject Letters of Credit, any Fee payable to the Issuing Bank in respect of the Subject Letters of Credit, and the rights or duties of the Issuing Bank in respect of the Subject Letters of Credit), but excluding any consent rights as an Issuing Bank under Section 9.04(b)).
Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in respect of the circumstances contemplated by this Section 2.21.
(b)    If (i) any Lender or any Issuing Bank requests compensation under Section 2.14, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.15 or (iii) any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Issuing Bank or any Governmental Authority for the account of any Lender or any Issuing Bank pursuant to Section 2.20, then such Lender or such Issuing Bank shall (at the request of the Parent Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.20, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 2.15, as applicable, and (ii) would not subject such Lender or such Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such Issuing Bank. The Parent Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender and any Issuing Bank in connection with any such designation or assignment.
(c)    This Section 2.21 shall supersede any provisions in Sections 2.18 or 9.08 to the contrary.
SECTION 2.22.    Swingline Loans.
(a)    Subject to the terms and conditions herein set forth, the Swingline Lender agrees to make loans to the Borrowers at any time and from time to time, on or after the Closing Date and, subject to the last sentence of this Section 2.22(a), until the earlier of the applicable Revolving Credit Maturity Date and the termination of the applicable Revolving Credit Commitments, in an aggregate principal amount at any time outstanding that will not result in (i) the principal amount of all Swingline Loans exceeding $25,000,000 in the aggregate or (ii) the Aggregate Revolving Credit Exposure exceeding the Total Revolving Credit Commitment then in effect; provided that notwithstanding the foregoing, the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Revolving Credit Lender is a Defaulting Lender, unless the Swingline Lender has entered into arrangements reasonably satisfactory to it and the Parent Borrower in accordance with (and after giving effect to any reallocation under) Section 2.26 to eliminate the Swingline Lender’s risk with respect to the Defaulting Lender’s participation in such Swingline Loans, including by Cash Collateralizing such Defaulting Lender’s Pro Rata Percentage of the outstanding amount of Swingline Loans. Each Swingline Loan shall be denominated in dollars and shall be in a principal amount that is a minimum amount of $500,000 and integral multiple of $100,000 in excess thereof. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.
(b)    The relevant Borrower shall notify the Swingline Lender by fax not later than 12:30 p.m. on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Swingline Lender shall make each Swingline Loan available to such requesting Borrower by means of a credit to an account designated by the relevant Borrower promptly on the date such Swingline Loan is so requested.

(c)    Each Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or fax notice by such Borrower to the Swingline Lender before 12:30 p.m. on the date of prepayment at the Swingline Lender’s address for notices specified in Section 9.01; provided that any such notice delivered by a Borrower may state that such notice is conditioned upon the effectiveness of other financing arrangements, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(d)    Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a).
(e)    The Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m. on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender’s Pro Rata Percentage of such Swingline Loan. Each Revolving Credit Lender acknowledges and agrees that, subject to the express provisions of Section 2.09(d), its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the Parent Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the relevant Borrower (or other party on behalf of the Borrowers) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent and be distributed by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the relevant Borrower (or other party liable for obligations of the Borrowers) of any default in the payment thereof.
(f)    If the Revolving Credit Maturity Date shall have occurred in respect of any Class of Revolving Credit Commitments at a time when another Class or Classes of Revolving Credit Commitments is or are in effect with a longer Revolving Credit Maturity Date, then on the earliest occurring Revolving Credit Maturity Date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such Revolving Credit Maturity Date); provided, however, that if on the occurrence of such earliest Revolving Credit Maturity Date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.23(n)), there shall exist sufficient unutilized Extended Revolving Credit Commitments so that the respective outstanding Swingline Loans could be incurred pursuant to the Extended Revolving Credit Commitments which will remain in effect after the occurrence of such Revolving Credit Maturity Date (and to the extent the applicable Extension provided for Swingline Loans under such Extended Revolving Credit Commitments), then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and same shall be deemed to have been incurred solely pursuant to the relevant

Extended Revolving Credit Commitments and such Swingline Loans shall not be so required to be repaid in full on such earliest Revolving Credit Maturity Date.
SECTION 2.23.    Letters of Credit.
(a)    Each Borrower may request the issuance of a Letter of Credit on a sight basis for its own account or for the account of any of its subsidiaries, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time, on or after the Closing Date and prior to the earlier to occur of (i) the termination of the Revolving Credit Commitments and (ii) the date that is 5 Business Days prior to the applicable Revolving Credit Maturity Date. This Section 2.23 shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement. Letters of Credit may be denominated in dollars or in one or more Alternative Currencies. On and as of the Closing Date each Existing Letter of Credit shall be deemed to constitute a Letter of Credit issued hereunder on the Closing Date.
(b)    In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the relevant Borrower shall deliver a notice (a “Letter of Credit Application”) to the relevant Issuing Bank and the Administrative Agent (reasonably, and in any event, unless waived by the relevant Issuing Bank, no later than 2 Business Days in advance of the requested date of issuance, amendment, renewal or extension) requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended and specifying (i) the date of issuance, amendment, renewal or extension, (ii) the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), (iii) the amount of such Letter of Credit, (iv) the currency in which such Letter of Credit is requested to be denominated, (v) the name and address of the beneficiary thereof and (vi) such other information as the relevant Issuing Bank may request with respect to such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the relevant Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the aggregate L/C Exposure shall not exceed the Letter of Credit Sublimit and, other than with respect to the Existing Letters of Credit, unless otherwise agreed by the applicable Issuing Bank in its sole discretion, the L/C Exposure of the relevant Issuing Bank shall not (but may in the sole discretion of the applicable Issuing Bank) exceed such Issuing Bank’s pro rata portion (based on the Revolving Credit Commitments of such Issuing Bank) of the Letter of Credit Sublimit, (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment then in effect and (iii) the Revolving Credit Exposure attributable to the Foreign Subsidiary Borrowers shall not exceed the Foreign Subsidiary Borrower Sublimit. Promptly after receipt of any Letter of Credit Application, the relevant Issuing Bank will confirm with the Administrative Agent (in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the relevant Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the relevant Borrower or enter into the applicable amendment, as the case may be. Promptly after receipt of any Letter of Credit Application, the relevant Issuing Bank will confirm with the Administrative Agent (in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the relevant Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the relevant Borrower or enter into the applicable amendment, as the case may be. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant Issuing Bank will also deliver to the relevant Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Each Letter of Credit shall expire at the close of business on the earlier of the date 1 year after the date of the issuance of such Letter of Credit and the date that is 5 days prior to the applicable Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date or an

L/C Backstop exists (the “Letter of Credit Expiration Date”); provided, however, that a Letter of Credit may, upon the request of the relevant Borrower, include a provision whereby such Letter of Credit (an “Auto-Renewal Letter of Credit”) shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is 5 days prior to the applicable Revolving Credit Maturity Date unless an L/C Backstop exists) unless the relevant Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable Letter of Credit Expiration Date that such Letter of Credit will not be renewed. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the relevant Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant Issuing Bank shall not permit any such renewal if (i) the relevant Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.23(l) or otherwise) or (ii) it has received notice (in writing) 5 Business Days prior to the day that is 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable Letter of Credit Expiration Date from the Administrative Agent, any Revolving Credit Lender or the relevant Borrower that one or more of the applicable conditions specified in Section 4.01 is not then satisfied.
(d)    By the issuance of a Letter of Credit and without any further action on the part of an Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Pro Rata Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the relevant Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that, subject to the express provisions of Section 2.09(d), its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Upon any change in the Revolving Credit Commitments or Pro Rata Percentages of the Revolving Credit Lenders pursuant to Section 2.21 or 9.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and unreimbursed L/C Disbursements relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.23(d) to reflect the new Pro Rata Percentages of each Revolving Credit Lender. For the avoidance of doubt, the Issuing Banks shall not be obligated to make L/C Disbursements, and Revolving Credit Lenders shall not be obligated to participate in Letters of Credit if, as of the date of the applicable L/C Disbursement, the Letter of Credit giving rise to such L/C Disbursement has a stated expiry date after the Revolving Credit Maturity Date with respect to any Revolving Credit Commitments then in effect and the aggregate stated amount of all Letters of Credit having stated expiry dates after such Revolving Credit Maturity Date would exceed the aggregate amount of Revolving Credit Commitments which will remain in effect after such Revolving Credit Maturity Date. Each Revolving Credit Lender’s risk participation in each outstanding Letter of Credit shall be automatically adjusted on each Revolving Credit Maturity Date for any Revolving Credit Commitments as, and to the extent, provided in Section 2.09(d).
(e)    If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the relevant Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on the immediately following Business Day. In the case of a Letter of Credit denominated in an Alternative Currency, the relevant Borrower shall reimburse the relevant Issuing Bank in the currency in which such L/C Disbursement shall have been made.
(f)     (i) Each Borrower’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of the existence of any claim, setoff, defense or other right that the Borrowers or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Administrative Agent or any Lender or any other Person, including any defense based on the failure of any draft or other document presented under a Letter of Credit to comply with the terms of such Letter of Credit; provided that the Borrowers shall not be obligated to reimburse any Issuing Bank for any wrongful payment made by such Issuing Bank as a result of such Issuing Bank’s gross negligence, bad faith, willful misconduct or material breach of its obligations (as determined in a final and non-appealable judgment by a court of competent jurisdiction) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.
(ii)    Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the relevant Issuing Bank shall not have any responsibility to obtain any document (other than any draft, demand, certificate or other document expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Banks, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any Issuing Bank shall be liable to any Lender for (x) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable, (y) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined in a final and non-appealable judgment by a court of competent jurisdiction) or (z) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude any Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.
(g)    The relevant Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The relevant Issuing Bank shall as promptly as possible give fax notification to the Administrative Agent and the relevant Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the relevant Borrower of its obligations to reimburse such Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement.
(h)    If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the relevant Borrower shall reimburse such L/C Disbursement in full on the same day that such LC Disbursement is made, the unpaid amount thereof shall bear interest for the account of an Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the relevant Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum then in effect that would apply to such amount if such amount were an ABR Revolving Loan.
(i)    An Issuing Bank may be removed at any time by the Borrowers by notice from the Parent Borrower to such Issuing Bank, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank (which Lender shall be reasonably acceptable to the Administrative Agent), such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank. At the time such removal shall become effective, the Borrowers shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form reasonably satisfactory to the Parent Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such removal, but shall not be required to issue additional Letters of Credit.
(j)    If the maturity of any of the Loans under the Credit Facilities has been accelerated and the Borrowers shall have received notice from the Administrative Agent or the Required Revolving Lenders, the Borrowers shall deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure (less the amount of any Cash Collateral previously provided in respect of outstanding Letters of Credit in accordance with the terms of this Agreement) as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrowers for the L/C Exposure (less the amount of any Cash Collateral previously provided in respect of outstanding Letters of Credit in accordance with the terms of this Agreement) at such time and (iii) subject to the consent of the Required Revolving Lenders, be applied to satisfy the Obligations. If the Borrowers are required to provide an amount of Cash Collateral hereunder as a result of the acceleration of the Loans under the Credit Facilities, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within 3 Business Days to the extent any such acceleration has been rescinded.
(k)    The Parent Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.
(l)    An Issuing Bank shall be under no obligation to issue any Letter of Credit if:
(i)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or direct that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular;
(ii)    the issuance of such Letter of Credit would violate any applicable laws binding upon such Issuing Bank; and
(iii)    any Revolving Credit Lender is a Defaulting Lender at such time, unless such Issuing Bank has entered into arrangements reasonably satisfactory to it and the Parent Borrower in accordance with (and after giving effect to any reallocation under) Section 2.26 to eliminate such Issuing Bank’s risk with respect to the participation in Letters of Credit by such Defaulting Lender, including by Cash Collateralizing such Defaulting Lender’s Pro Rata Percentage of the L/C Exposure.

(m)    Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict or inconsistency between the terms hereof and the terms of any Letter of Credit Applications, reimbursement agreements or similar agreements, the terms hereof shall control.
(n)    If the Revolving Credit Maturity Date in respect of any Class of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other Class of Revolving Credit Commitments in respect of which the Revolving Credit Maturity Date shall not have occurred are then in effect (and such other Class of Revolving Credit Commitments provides for the issuance of Letters of Credit by the same Issuing Bank), such Letters of Credit shall automatically be deemed to have been issued under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating Classes up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize such L/C Exposure (less the amount of any Cash Collateral previously provided in respect of outstanding Letters of Credit in accordance with the terms of this Agreement). Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Revolving Credit Maturity Date with respect to a given Class of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Credit Lenders in any Letter of Credit issued before such Revolving Credit Maturity Date.
(o)    Notwithstanding anything else to the contrary in this Agreement or any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
SECTION 2.24.    Incremental Credit Extensions.
(a)    The Parent Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) one or more additional Classes of term loans in the form of term A loans as reasonably determined by the Parent Borrower (“Tranche A Incremental Term Loans”) or other term loans (“Tranche B-2 Incremental Term Loans”) or increases to existing Classes of Term Loans (a “Term Loan Increase” and collectively, with the Tranche A Incremental Term Loans and Tranche B-2 Incremental Term Loans, the “Incremental Term Loans”) or (ii) one or more increases in the amount of the Revolving Credit Commitments (each such increase, a “Revolving Commitment Increase”) or one or more additional Classes of revolving credit commitments under this Agreement (any such new commitment, collectively with any Revolving Commitment Increase, the “Incremental Revolving Credit Commitments”, and any Incremental Revolving Credit Commitments or any Incremental Term Loans, a “Credit Increase”); provided upon the effectiveness of any Incremental Amendment referred to below, no Event of Default shall exist (or, in the case of any Credit Increase incurred to finance a Limited Condition Acquisition, no Event of Default (as determined in accordance with Section 1.11(d)) shall exist on the LCA Test Date and no Specified Default shall exist on the date that such Credit Increase becomes effective). Each Credit Increase shall be in an aggregate principal amount that is not less than $25,000,000 (or such lower amount that either (A) represents all remaining availability under the limit set forth in the next sentence or (B) is acceptable to the Administrative Agent). Notwithstanding anything to the contrary herein, the aggregate amount of the Credit Increases plus the aggregate principal amount of Incremental Equivalent Debt incurred shall not exceed the sum of (x) $450,000,000 plus (y) the maximum amount at the time of such proposed Credit Increase (or incurrence of Incremental Equivalent Debt) that could be incurred such that after giving pro forma effect to such Credit Increase (or incurrence of Incremental Equivalent Debt) (assuming that all Incremental Revolving Credit Commitments are fully drawn and excluding the cash proceeds of any such Credit Increase for purposes of netting; provided, that to the extent the proceeds thereof are used to repay Indebtedness, pro forma effect shall be given to such repayment of Indebtedness), the First Lien Net Leverage Ratio does not exceed 3.30 to 1.00 as of the last date for which Section 5.04 Financials have been delivered to the Administrative Agent (it being understood that Credit Increases may be incurred under both clauses (x) and (y), and proceeds from any such incurrence under both clauses (x) and (y) may be utilized in a single transaction by first calculating the incurrence under clause (y) above and then calculating the incurrence under clause (x) and, for the avoidance of doubt, any such incurrence under clause (x) shall not be given pro forma effect for purposes of determining the First Lien Net Leverage Ratio for purposes of effectuating the incurrence under clause (y) in such single transaction) plus (z) the aggregate principal amount of Term Loans and Revolving Loans (to the extent accompanied by a permanent reduction of the Revolving Credit Commitments) prepaid pursuant to Section 2.12 (which reduction, in the case of prepayments pursuant to Section 2.12(f), shall be limited to the cash amount paid) and the aggregate amount of Incremental Equivalent Debt voluntarily repaid (to the extent, in the case of any revolving Incremental Equivalent Debt, accompanied by a permanent reduction of the applicable revolving commitments), in each case in this clause (z), other than prepayments of Credit Increases or Incremental Equivalent Debt incurred under (y) of the Incremental Cap (such amount, the “Incremental Cap”). Each Incremental Term Loan (1) shall rank pari passu in right of payment and of security with the Revolving Loans and the then-existing Term Loans, (2) shall not mature earlier than the then latest Term Loan Maturity Date applicable to the Tranche A Term Loans in the case of Tranche A Incremental Term Loans or applicable to the Tranche B-2 Term Loans in the case of Tranche B-2 Incremental Term Loans, (3) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the then-existing Tranche A Term Loans in the case of Tranche A Incremental Term Loans or the then-existing Tranche B-2 Term Loans in the case of Tranche B-2 Incremental Term Loans and (4) shall be treated in the same manner as the Term Loans for purposes of Section 2.13(e) and Section 2.17(b). Each Incremental Revolving Credit Commitment (1) shall rank pari passu in right of payment and of security with the Revolving Loans and the then-existing Term Loans, (2) shall not mature earlier than the then latest Revolving Credit Maturity Date, (3) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the then-existing Revolving Credit Commitments and (4) shall be treated in the same manner as the Revolving Credit Commitments for purposes of Section 2.17(b). Each notice from the Parent Borrower pursuant to this Section 2.24 shall set forth the requested amount and proposed terms of the relevant Credit Increases. Incremental Term Loans may be made, and Incremental Revolving Credit Commitments may be provided, by any existing Lender or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”); provided that the relevant Persons under Section 9.04(b) shall have consented (in each case, not to be unreasonably withheld or delayed) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Credit Commitments, if such consent would be required under Section 9.04(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender. The Arrangers agree, upon the request of the Parent Borrower and pursuant to mutually satisfactory engagement and compensation arrangements, to use their commercially reasonable efforts to obtain any Additional Lenders to make any such requested Incremental Term Loans or Incremental Revolving Credit Commitments; provided that the Arrangers’ agreement to use such efforts does not constitute a commitment to provide any such requested Incremental Term Loans or Incremental Revolving Credit Commitments. With respect to Incremental Term Loans, any Affiliated Lender providing an Incremental Term Loan shall be subject to the same restrictions set forth in Section 9.04(l) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Term Loans.
(b)    Commitments in respect of Credit Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by each Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of this Section 2.24. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in the Incremental Amendment; provided, that no Event of Default shall exist after giving effect to such Incremental Amendment (or, in the case of Credit Increases incurred to finance a Limited Condition Acquisition, no Event of Default (as determined in accordance with Section 1.11(d)) shall exist on the LCA Test Date and no Specified Default shall exist on the date that such Credit Increase becomes effective). The Parent Borrower may use the proceeds of Incremental Term Loans for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Credit Increases unless it so agrees in its sole discretion. Upon each Revolving Commitment Increase pursuant to this Section 2.24, (a) each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”) in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swingline Loans held by each Revolving Credit Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (b) if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.16.
(c)    The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents and, for the avoidance of doubt, shall not be secured by assets other than the Collateral (except to the extent permitted by the applicable intercreditor agreement) or guaranteed by any subsidiary of Holdings that is not a Loan Party. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such Class of Term Loans or any such new Commitments.
(d)    In the event that the All-In Yield for any Tranche A Incremental Term Loans or Tranche B-2 Incremental Term Loans is higher than the All-In Yield for the initial Tranche A Term Loans or the initial Tranche B-2 Term Loans, as applicable, by more than 50 basis points, then the Applicable Percentage for the initial Tranche A Term Loans or the initial Tranche B-2 Term Loans, as applicable, shall be increased to the extent necessary so that the All-In Yield for the initial Tranche A Term Loans or the initial Tranche B-2 Term Loans, as applicable, is equal to the All-In Yield for such Tranche A Incremental Term Loans or Tranche B-2 Incremental Term Loans, as applicable, minus 50 basis points (the “MFN Adjustment”).
(e)    The terms, provisions and documentation of each Credit Increase, except as otherwise set forth herein, shall be as agreed between the Parent Borrower and the applicable Lenders providing such Credit Increase; provided that to the extent the terms of such Credit Increase are not consistent with the Revolving Credit Facility or the applicable Term Loan Facility, as the case may be (except to the extent permitted by this Section 2.24), the terms of such Credit Increase shall be not materially more favorable, taken as a whole (as reasonably determined by the Parent Borrower in good faith), to such Lenders than the terms of the Revolving Credit Facility or the applicable Term Loan Facility, as the case may be, unless the existing Lenders under such Credit Facility receive the benefit of such favorable terms, or such terms are reasonably satisfactory to the Administrative Agent (provided that terms and conditions applicable after the latest Revolving Credit Maturity Date or Term Loan Maturity Date applicable to such Credit Facility shall be deemed to be acceptable to the Administrative Agent).
(f)    This Section 2.24 shall supersede any provisions in Section 2.18 or 9.08 to the contrary.

SECTION 2.25.    Extensions of Term Loans and Revolving Credit Commitments.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Parent Borrower to all Lenders (which Extension Offer, for the avoidance of doubt, shall be delivered by the Parent Borrower to the Administrative Agent, who shall provide a copy of such notice to each of the Lenders under the applicable Term Loans and/or Revolving Credit Commitments subject to the Extension Offer) of all or any portion its Term Loans of any Class with a like Term Loan Maturity Date or Revolving Credit Commitments of any Class with a like Revolving Credit Maturity Date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans of such Class with the same Term Loan Maturity Date or Revolving Credit Commitments of such Class with the same Revolving Credit Maturity Date, as the case may be) and on the same terms to each such Lender, the Parent Borrower may from time to time extend the maturity date of any Term Loans of any Class and/or Revolving Credit Commitments of any Class and otherwise modify the terms of such Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer consistent with this Section 2.25 (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension”, and each group of Term Loans or Revolving Credit Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Credit Commitments (in each case not so extended), being a “Class”; any Extended Term Loans shall constitute a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Credit Commitments shall constitute a separate Class of Revolving Credit Commitments from the Class of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied: (i) no Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, All-In Yield, fees, final maturity, optional redemption or prepayment terms, and after the final maturity date of the original Revolving Credit Commitments, any other covenants and provisions (which shall be determined by the Parent Borrower and the applicable Revolving Credit Lenders and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Revolving Credit Lender extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with substantially the same terms as, or (taken as a whole) terms not materially more favorable (as reasonably determined by the Parent Borrower) than, the Class of Revolving Credit Commitments (and related outstandings) subject to such Extension Offer unless the existing Revolving Credit Lenders in such Class receive the benefit of such favorable terms, such terms are reasonably satisfactory to the Administrative Agent or such terms are applicable only to periods after the Revolving Credit Maturity Date for such Class; provided that subject to the provisions of Sections 2.22(f) and 2.23(n) to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after the applicable Revolving Credit Maturity Date when there exist Extended Revolving Credit Commitments with a longer Revolving Credit Maturity Date, and subject to clause (x) below, all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Credit Commitments in accordance with their Pro Rata Percentage of the Revolving Credit Facility (and except as provided in Sections 2.22(f) and 2.23(n), without giving effect to changes thereto on an earlier Revolving Credit Maturity Date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and all borrowings under Revolving Credit Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings), (B) repayments required upon the applicable Revolving Credit Maturity Date of the non-extending Revolving Credit Commitments and (C) repayments made in connection with a permanent repayment and termination of non-extended Revolving Credit Commitments), (iii) at the time of establishment thereof, the final maturity date of any Extended Revolving Credit Commitments of any Class shall be no earlier than the then latest Revolving Credit Maturity Date hereunder, (iv) except as to interest rates, All-In Yield, fees, amortization, final maturity date, optional prepayments and redemptions, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (v), (vi) and (vii), be determined by the Parent Borrower and the applicable Term Loan Lenders and set forth in the relevant Extension Offer), the Term Loans of any Class of any Term Loan Lender extended pursuant to any Extension (“Extended Term Loans”) shall have substantially the same terms as, or (taken as a whole) terms not materially more favorable (as reasonably determined by the Parent Borrower) than, the Class of Term Loans subject to such Extension Offer unless the existing Term Loan Lenders in such Class receive the benefit of such favorable terms, such terms are reasonably satisfactory to the Administrative Agent or such terms are applicable only to periods after the Term Loan Maturity Date for such Class, (v) at the time of establishment thereof the final maturity date of any Extended Term Loans of any Class shall be no earlier than the Term Loan Maturity Date of the Class of Term Loans subject to such Extension Offer hereunder, (vi) at the time of establishment thereof, the Weighted Average Life to Maturity of any Extended Term Loans of any Class shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans of such Class extended thereby, (vii) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (or, in the case of voluntary prepayments only, greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer (except with respect to AHYDO Payments as set forth in Section 2.13(g)), (viii) if the aggregate principal amount of any Class of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of which Term Loan Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of such Class of Term Loans or Revolving Credit Commitments, as the case may be, offered to be extended by the Parent Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Loans of such Class, as the case may be, of such Term Loan Lenders or Revolving Credit Lenders, as the case may be, shall be extended on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Loan Lenders or Revolving Credit Lenders, as the case may be, have accepted such Extension Offer, (ix) all documentation in respect of such Extension shall be consistent with the foregoing, (x) the Issuing Banks and the Swingline Lender shall have consented to any Extension of the Revolving Credit Commitments, to the extent that such Extension provides for the issuance or extension of Letters of Credit or making of Swingline Loans at any time during the extended period and (xi) any applicable Minimum Extension Condition shall be satisfied unless waived by the Parent Borrower; provided that at no time shall there be Classes of Term Loans or Revolving Credit Commitments hereunder which have more than five (5) different Term Loan Maturity Dates or Revolving Credit Maturity Dates, respectively.
(b)    With respect to all Extensions consummated by the Parent Borrower pursuant to this Section 2.25, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.12 or 2.13 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that the Parent Borrower or, if applicable, the Borrowers making such Extension Offer may elect to specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrowers’ sole discretion and may be waived by the Parent Borrower) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions and/or modifications contemplated by this Section 2.25 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.12, 2.13 and 2.17) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.25. For the avoidance of doubt, any Extension and other modifications effected pursuant to an Extension Offer under this Section 2.25 shall be applicable only to the Lenders that accept the applicable Extension Offer.
(c)    The effectiveness of any Extension Offer shall be subject to the absence of any Event of Default and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent and Collateral Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to (i) establish new Classes or sub-Classes in respect of Revolving Credit Commitments or Term Loans so extended, (ii) modify the scheduled repayments set forth in Section 2.11 with respect to any existing Term Loans subject to an Extension to reflect a reduction in the principal amount of the Terms Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.11), (iii) modify the prepayments set forth in Section 2.12 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iv) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of Section 9.08(c) (without the consent of the Required Lenders called for therein) and (v) make or effect such other amendments to this Agreement or the other Loan Documents as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers to effect the provisions of this Section 2.25 and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such amendments. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Collateral Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then latest Term Loan Maturity Date so that such maturity date is extended to the then latest Term Loan Maturity Date (or such later date as may be advised by local counsel to the Collateral Agent); provided, that such amendments may be effected after the consummation of the Extension Offer as agreed between the Loan Parties and the Collateral Agent.
(d)    In connection with any Extension, the Parent Borrower shall provide the Administrative Agent at least 5 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.25.
(e)    For the avoidance of doubt, any Extension shall not constitute a payment or prepayment of any Term Loans or Revolving Loans.
(f)    This Section 2.25 shall supersede any provisions in Section 2.18 or 9.08 to the contrary.
SECTION 2.26.    Defaulting Lenders
(a)    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.08.
(ii)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Banks or Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by the applicable Issuing Bank or Swingline Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit or Swingline Loan; fourth, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to (x) satisfy obligations of such Defaulting Lender to fund Loans under this Agreement and (y) be held as Cash Collateral for funding obligations of such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.03; sixth, to the payment of any amounts owing to the Lenders, the applicable Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Issuing Bank or Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Disbursements were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.26(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender), (y) shall not be entitled to receive any interest pursuant to Section 2.07 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such interest that otherwise would have been required to have been paid to that Defaulting Lender) and (z) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).
(iv)    During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to Sections 2.22 and 2.23, the “Pro Rata Percentage” of each Non- Defaulting Lender’s Revolving Loans, L/C Exposure and Swingline Loans shall automatically be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Commitment of that Non-Defaulting Lender minus (2) the aggregate outstanding amount of the Loans of that Lender and (ii) each reallocation shall be given effect only to the extent it does not cause the Revolving Credit Exposure of the applicable Lender to exceed its Revolving Credit Commitments.
(b)    If the Borrower, the Administrative Agent, Swingline Lender and the Issuing Banks agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Percentage (without giving effect to Section 2.26(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees, or interest pursuant to Section 2.07, accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    At any time that there shall exist a Defaulting Lender, promptly upon the written request of the Administrative Agent (with respect to any or all Fronting Exposure) or any Issuing Bank or the Swingline Lender (solely with respect to such Person’s Fronting Exposure at such time), the Borrower shall deliver to the Administrative Agent Cash Collateral (or, in the case of Fronting Exposure with respect to Swingline Loans, repay such Swingline Loans) in an amount sufficient to cover all such Fronting Exposure that has not been reallocated pursuant to Section 2.26(a)(iv) (after giving effect to any Cash Collateral provided by the Defaulting Lender). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of (i) the relevant Issuing Bank and the Appropriate Lenders, as collateral for any L/C Exposure or (ii) the Swingline Lender and the Appropriate Lenders, as collateral for the Obligations, cash, Cash Equivalents (if reasonably acceptable to the Administrative Agent and the relevant Issuing Bank or Swingline Lender, as applicable) or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank or Swingline Lender, as applicable (which documents are hereby consented to by the Appropriate Lenders). Derivatives of such term have corresponding meanings.
(d)    This Section 2.26 shall supersede any provisions in Sections 2.18 or 9.08 to the contrary.
SECTION 2.27.    Refinancing Amendments.
(a)    On one or more occasions after the Closing Date, the Parent Borrower may obtain, from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans and the Revolving Loans (or unused Revolving Credit Commitments) then outstanding under this Agreement (which for purposes of this Section 2.27(a) will be deemed to include any then outstanding Refinancing Term Loans or Incremental Term Loans), in the form of Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans pursuant to a Refinancing Amendment; provided that notwithstanding anything to the contrary in this Section 2.27 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Refinancing Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the Refinancing Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments of Loans with respect to Refinancing Revolving Credit Commitments after the date of obtaining any Refinancing Revolving Credit Commitments) shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) subject to the provisions of Sections 2.22 and 2.23 to the extent dealing with Letters of Credit and Swingline Loans, respectively, which mature or expire after a maturity date when there exist Extended Revolving Credit Commitments with a longer maturity date, all Letters of Credit and Swingline Loans shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments (and except as provided in Sections 2.22 and 2.23, without giving effect to changes thereto on an earlier maturity date with respect to Letters of Credit and Swingline Loans theretofore incurred or issued) and (3) assignments and participations of Refinancing Revolving Credit Commitments and Refinancing Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Loans.

(b)    The effectiveness of any Refinancing Amendment (other than a Refinancing Amendment pursuant to which Indebtedness in the form of securities (including Registered Equivalent Notes) or a bridge credit agreement intended to be refinanced with an issuance of securities is being issued) shall be subject to, the absence of any Event of Default and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions consistent with those delivered on the Closing Date (other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent) and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.
(c)    Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.27(a) shall be in an aggregate principal amount that is (x) not less than $15,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.
(d)    Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of Section 9.08(c) (without the consent of the Required Lenders called for therein) and Section 9.08(d) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.27, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.
(e)    This Section 2.27 shall supersede any provisions in Section 2.18 or 9.08 to the contrary.
ARTICLE III
Representations and Warranties
Each Borrower represents and warrants (it being understood that, for purposes of the representations and warranties made in the Loan Documents on the Closing Date, such representations and warranties shall be construed as though the Transactions have been consummated) to the Administrative Agent, the Collateral Agent, each Issuing Bank and each of the Lenders that:
SECTION 3.01.    Organization; Powers. Each Loan Party and each Restricted Subsidiary (a) is duly organized or formed, validly existing and in good standing (where relevant) under the laws of the jurisdiction of its organization, except where the failure to exist (other than in the case of each Borrower) or be in good standing could not reasonably be expected to result in a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, except where the failure to have such power and authority could not reasonably be expected to result in a Material Adverse Effect, (c) is qualified to do business in, and is in good standing (where relevant) in, every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party.
SECTION 3.02.    Authorization. The execution, delivery and performance of the Loan Documents (a) have been duly authorized by all requisite corporate or other organizational and, if required, stockholder or member action and (b) will not (i) violate (A) any provision (x) of any applicable law, statute, rule or regulation, or (y) of the certificate or articles of incorporation, bylaws or other constitutive documents of any Loan Party, (B) any applicable order of any Governmental Authority, (C) any provision of the Existing Senior Notes Documentation to the extent the Existing Senior Notes constitute Material Indebtedness or (D) any provision of any other material indenture, agreement or other instrument to which any Loan Party or any Restricted Subsidiary is a party or by which any of them or any of their property is bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to require the prepayment, repurchase or redemption of any obligation under (x) the Existing Senior Notes Documentation to the extent the Existing Senior Notes constitute Material Indebtedness or (y) any other such material indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party or any Restricted Subsidiary (other than Liens created or permitted hereunder or under the Security Documents); except with respect to clauses (b)(i) through (b)(iii) (other than clauses (b)(i)(A)(y), (b)(i)(C) and (b)(ii)(x)), to the extent that such violation, conflict, breach, default, or creation or imposition of Lien could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.03.    Enforceability. This Agreement and each other Loan Document (when delivered) have been duly executed and delivered by each Loan Party which is a party thereto. This Agreement and each other Loan Document delivered on the Closing Date constitutes, and each other Loan Document when executed and delivered by each Loan Party which is a party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally or by general equity principles.
SECTION 3.04.    Governmental Approvals. Except to the extent the failure to obtain or make the same could not reasonably be expected to result in a Material Adverse Effect, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is necessary or will be required in connection with the Loan Documents, except for (a) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent and (b) such as have been made or obtained and are in full force and effect.
SECTION 3.05.    Financial Statements.
(a)    As of the Closing Date, the Company’s consolidated balance sheets and related statements of income, stockholder’s equity and cash flows as of and for the fiscal years ended December 31, 2012, December 31, 2013 and December 31, 2014, audited by and accompanied by the report of KPMG LLP, present fairly in all material respects the financial condition and results of operations and cash flows of the Company and its consolidated subsidiaries as of such dates and for such periods. The Company’s unaudited consolidated balance sheet and related statements of income, stockholder’s equity and cash flows as of and for the six months ended June 30, 2015, present fairly in all material respects the financial condition and results of operations and cash flows of the Company and its consolidated subsidiaries as of such dates and for such periods, subject to normal year-end audit adjustments. Such financial statements were prepared in accordance with GAAP (subject to the absence of footnotes in the case of unaudited financial statements) consistently applied throughout the period covered thereby, except as otherwise noted therein.
(b)    The Parent Borrower has heretofore delivered to the Administrative Agent its unaudited pro forma consolidated balance sheet and related pro forma statements of income and cash flows as of and for the last four quarters ended June 30, 2015, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the four-fiscal quarter period ending on such date, it being understood that such pro forma financial statements need not be prepared in compliance with Regulation S-X of the Securities Act or include adjustments for purchase accounting or recapitalization accounting (including adjustments or the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)). As of the Closing Date, such pro forma financial statements have been prepared in good faith by the Parent Borrower, based on the assumptions believed by the Parent Borrower on the date of delivery thereof to be reasonable, are based in all material respects on the information reasonably available to the Parent Borrower as of the date of delivery thereof, reflect in all material respects the adjustments required to be made to give effect to the Transactions, it being understood that actual adjustments may vary from the pro forma adjustments and actual results may vary from such projected results and, in each case, such variations may be material.
SECTION 3.06.    No Material Adverse Change. Since the Closing Date, no event, change or condition has occurred that (individually or in the aggregate) has had, or could reasonably be expected to have, a Material Adverse Effect.
SECTION 3.07.    Title to Properties. Each Loan Party and each Restricted Subsidiary has good and marketable title in fee simple to, or valid leasehold interests in or valid rights to use, all its material properties and assets other than (i) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, (ii) except where the failure to have such title or other property interests described above could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iii) all such material properties and assets are free and clear of Liens, other than Permitted Liens.
SECTION 3.08.    Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all subsidiaries of the Parent Borrower, the jurisdiction of their formation or organization, as the case may be, and the percentage ownership interest of such subsidiary’s parent company therein, and such Schedule shall denote which subsidiaries as of the Closing Date are not Subsidiary Guarantors.
SECTION 3.09.    Litigation; Compliance with Laws.
(a)    Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrowers, threatened in writing against any Loan Party or any Restricted Subsidiary or any business, property or rights of any such Person that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(b)    None of the Loan Parties or any Restricted Subsidiary or any of their respective material properties is in violation of any applicable law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where any such violation or default could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10.    Federal Reserve Regulations.
(a)    None of the Loan Parties or any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.
(b)    No part of the proceeds of any Loan or any Letter of Credit will be used (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or (ii) for a purpose in violation of Regulation T, U or X issued by the Board.
SECTION 3.11.    Investment Company Act. None of the Loan Parties or any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.12.    Taxes. Each of the Loan Parties and each Restricted Subsidiary has, except where the failure to so file or pay could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, filed or caused to be filed all Federal, state, local and other Tax returns required to have been filed by it (including in its capacity as a withholding agent) and has paid, caused to be paid, or made provisions for the payment of all Taxes due and payable by it and all material assessments received by it (including in its capacity as a withholding agent), except such Taxes and assessments that are (i) not yet overdue for a period of more than 45 days or the nonpayment of which in the aggregate would not reasonably be expected to result in a Material Adverse Effect, (ii) which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP or (iii) for property taxes on property (other than any Mortgaged Property) that the Company or one of its subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property.
SECTION 3.13.    No Material Misstatements. As of the Closing Date, the Lender Presentation and other written information, reports, financial statements, exhibits and schedules furnished by (as modified or supplemented by other information so furnished prior to the Closing Date) or on behalf of the Parent Borrower to the Administrative Agent or the Lenders (other than projections and other forward looking information and information of a general economic or industry specific nature) on or prior to the Closing Date in connection with the transactions contemplated hereby (taken as a whole) did not and, as of the Closing Date, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading. The projections contained in the Lender Presentation were prepared in good faith on the basis of assumptions believed by the Parent Borrower to be reasonable in light of the conditions existing at the time of delivery of such projections, and represented, at the time of delivery thereof, a reasonable good faith estimate of future financial performance by the Parent Borrower (it being understood that such projections are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Parent Borrower, that actual results may vary from projected results and such variances may be material and that the Parent Borrower makes no representation as to the attainability of such projections or as to whether such projections will be achieved or will materialize).
SECTION 3.14.    Employee Benefit Plans. No ERISA Event has occurred or could reasonably be expected to occur, that could reasonably be expected to result in a Material Adverse Effect. Each Pension Plan and/or Foreign Plan is in compliance with the applicable provisions of ERISA, the Code and/or applicable law, except for such non-compliance that could not reasonably be expected to have a Material Adverse Effect. No Pension Event has occurred or could reasonably be expected to occur, which could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.15.    Environmental Matters. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) each Loan Party and each of their respective subsidiaries are in compliance with all Environmental Laws, and have obtained, and are in compliance with, all permits required of them under Environmental Laws, (ii) there are no claims, proceedings, investigations or actions by any Governmental Authority or other Person pending, or to the knowledge of the Borrowers, threatened against any Loan Party or any of their respective subsidiaries under any Environmental Law, (iii) none of the Loan Parties or any of their respective subsidiaries has agreed to assume or accept responsibility, by contract, for any liability of any other Person under Environmental Laws and (iv) to the knowledge of the Borrowers, there are no facts, circumstances or conditions relating to the past or present business or operations of any Loan Party, any of their respective subsidiaries, or any of their respective predecessors (including the disposal of any wastes, hazardous substances or other materials), or to any past or present assets of any Loan Party or any of their respective subsidiaries, that could reasonably be expected to result in any Loan Party or any subsidiary incurring any claim or liability under any Environmental Law.
SECTION 3.16.    Security Documents. All filings and other actions necessary to perfect the Liens on the Collateral created under, and in the manner contemplated by, this Agreement and the Security Documents have been duly made or taken or otherwise provided for in a manner reasonably acceptable to the Collateral Agent to the extent required by the terms of this Agreement or such Security Documents, and the Security Documents create in favor of the Collateral Agent, for the benefit of the

Secured Parties, a valid, and together with such filings and other actions required by this Agreement or the Security Documents, perfected first priority Lien in the Collateral (to the extent that, with respect to Collateral that is intellectual property, a valid, perfected Lien in such Collateral is possible through such filings and other actions), securing the payment of the Secured Obligations, subject only to Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Collateral Agent pursuant to any applicable law; provided, however, the representation and warranty set forth in this Section 3.16 as it relates to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Collateral Agent or any Lender with respect thereto shall be made only to the extent of comparable representations and warranties applicable to such Equity Interests or Collateral set forth in the Security Documents pursuant to which Liens on such Equity Interests or Collateral are purported to be granted.
SECTION 3.17.    Location of Real Property and Leased Premises.
(a)    Schedule 3.17(a) lists completely and correctly (in all material respects) as of the Closing Date all real property owned by the Loan Parties and the Restricted Subsidiaries and the addresses thereof, to the extent reasonably available. Except as otherwise provided in Schedule 3.17(a), the Parent Borrower and its Restricted Subsidiaries own in fee all the real property set forth on such schedule, except to the extent the failure to have such title could not reasonably be expected to result in a Material Adverse Effect.
(b)    Schedule 3.17(b) lists completely and correctly (in all material respects) as of the Closing Date all real property leased by the Loan Parties and the Restricted Subsidiaries and the addresses thereof. Except as otherwise provided on Schedule 3.17(b), the Loan Parties and the Restricted Subsidiaries have valid leasehold interests in all the real property set forth on such schedule, except to the extent the failure to have such valid leasehold interest could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.18.    Labor Matters. Except as set forth in Schedule 3.18 and except in the aggregate to the extent the same has not had and could not be reasonably expected to have a Material Adverse Effect, (a) there are no strikes, lockouts, slowdowns or other labor disputes against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of the Borrowers, threatened in writing, and (b) the hours worked by and payments made to employees of the Loan Parties and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.
SECTION 3.19.    Solvency. On the Closing Date after giving effect to the Transactions, the Loan Parties, on a consolidated basis, are Solvent.
SECTION 3.20.    Intellectual Property. Except as set forth in Schedule 3.20, the Parent Borrower and each of its Restricted Subsidiaries own, license or possess the right to use all intellectual property, free from burdensome restrictions, that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights or the imposition of such restrictions could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.21.    Subordination of Junior Financing. The Obligations constitute “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation.
SECTION 3.22.    USA PATRIOT Act; Sanctions; Anti-Corruption Laws.
(a)    Each of the Parent Borrower and its subsidiaries are in compliance, in all material respects, with the USA PATRIOT Act.

(b)    (i) None of the Parent Borrower, any of its subsidiaries or, to the knowledge of the Parent Borrower, any director, officer or employee of the Parent Borrower or any of its subsidiaries, is an individual or entity that is, or to the knowledge of the Parent Borrower is owned or controlled by any individual or entity that is, (A) currently the subject or target of any Sanctions, (B) included on OFAC’s List of Specially Designated nationals available at http://www.treas.gov/offices/enforcement/ofac/sdn, or as otherwise published from time to time or (C) resident in a Designated Jurisdiction, and (ii) the Parent Borrower and its subsidiaries will not use the proceeds of the Loans or otherwise direct any Person to use such proceeds, for the purpose of financing the activities of any Person that is the subject of Sanctions, or in any Designated Jurisdiction, in violation of any Sanctions.
(c)    No part of the proceeds of the Loans will be used by the Parent Borrower or its subsidiaries, or at the direction of the Parent Borrower, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any applicable Anti-Corruption Laws.
ARTICLE IV
Conditions of Lending
The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction (or waiver by the Arrangers on or prior to the Closing Date and in accordance with Section 9.08 thereafter) of the following conditions:
SECTION 4.01.    All Credit Events. On the date of the making of each Loan, including the making of a Swingline Loan and on the date of each issuance or amendment of a Letter of Credit (each such event being called a “Credit Event”; it being understood that the conversion into a Eurodollar Loan, an ABR Loan, a BA Rate Loan or a Canadian Base Rate Loan or continuation of a Eurodollar Loan or BA Rate Loan does not constitute a Credit Event):
(a)The Administrative Agent shall have received a notice of such Loan as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the relevant Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.22(b).
(b)The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
(c)At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.
Each Credit Event shall be deemed to constitute a representation and warranty by the Borrowers to the relevant Lenders and/or Issuing Banks on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.
Notwithstanding anything in this Section 4.01 to the contrary, (i) the effectiveness of any Incremental Amendment shall be subject only to the conditions precedent set forth in Section 2.24(a) and to such conditions as are mutually agreed between the applicable Borrower and the Lenders party to such

Incremental Amendment, (ii) the effectiveness of any Extension Offer shall be subject only to the conditions precedent set forth in Section 2.25(c) and to such conditions as are mutually agreed between the applicable Borrower and the Lenders agreeing to such Extension Offer, (iii) the effectiveness of any Refinancing Amendment shall be subject only to the conditions precedent set forth in Section 2.27(b) and such conditions as are mutually agreed between the applicable Borrower and the Lenders party to such Refinancing Amendment and (iv) the effectiveness of any amendment with respect to Replacement Term Loans shall be subject only to the absence of any Event of Default and such conditions as are mutually agreed between the applicable Borrower and the Lenders party to the applicable amendment.
SECTION 4.02.    First Credit Event. On the Closing Date:
(a)The Administrative Agent shall have received counterparts of this Agreement duly executed and delivered by the Borrowers.
(b)The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, opinions of (i) Kirkland & Ellis LLP, special counsel for the Loan Parties, and (ii) Taft Stettinius & Hollister LLP, Ohio counsel for the Loan Parties, in each case addressed to each Issuing Bank, the Administrative Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent.
(c)The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or organization of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.
(d)The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Company, certifying compliance with the conditions precedent set forth in Sections 4.01(b) and 4.02(i).
(e)The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced at least 3 Business Days prior to the Closing Date, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Parent Borrower hereunder or under any other Loan Document.
(f)The Parent Borrower shall have delivered or caused to be delivered to the Administrative Agent a solvency certificate from a Responsible Officer of the Parent Borrower setting forth the conclusions that, after giving effect to the Transactions, the Loan Parties (on a consolidated basis) are Solvent.

(g)The Security Documents (other than any Mortgages) shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect. All actions necessary to establish that the Collateral Agent will have a perfected first priority Lien on the Collateral (subject to Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law) shall have been taken.
(h)The Administrative Agent shall have received the results of (i) searches of the Uniform Commercial Code filings (or equivalent filings) and (ii) bankruptcy, judgment and tax lien searches, made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Person, together with (in the case of clause (i)) copies of the financing statements (or similar documents) disclosed by such search.
(i)From June 30, 2015, no event, change or effect shall have occurred which, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect.
(j)The Administrative Agent shall have received a certificate as to coverage under the insurance policies required by Section 5.02 in form and substance reasonably satisfactory to it.
(k)All amounts due or outstanding in respect of the Existing Debt (other than Existing Letters of Credit and contingent obligations) shall have been (or substantially simultaneously with the initial funding of the Loans on the Closing Date shall be) paid in full, all commitments (if any) in respect thereof terminated, all security interests and mortgages (if any) in respect thereof released and all guarantees (if any) thereof discharged and released.
(l)The Lenders shall have received from the Loan Parties at least 3 Business Days prior to the Closing Date, to the extent requested at least 10 days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
SECTION 4.03.    Additional Conditions Applicable to Foreign Subsidiary Borrowers. The obligations of each Lender to make Loans and of each Issuing Bank to issue Letters of Credit requested to be made by it to any Foreign Subsidiary Borrower on any date is subject to satisfaction or waiver of, in addition to the conditions precedent set forth in Section 4.01, the following conditions precedent: (a) in the case of the making of any extension of credit to any Foreign Subsidiary Borrower for the first time, the delivery to the Administrative Agent of (i) the executed legal opinion of counsel to such Foreign Subsidiary Borrower, in form and substance reasonably satisfactory to the Administrative Agent, and (ii) the collateral and security documents, in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by a duly authorized officer of such Foreign Subsidiary Borrower and each of its subsidiaries, and such other documents, instruments and agreements as may be reasonably requested by the Administrative Agent and (b) the truthfulness and correctness in all material respects on and as of such date of the following additional representations and warranties:
(a)The obligations of such Foreign Subsidiary Borrower under this Agreement and any Note, when executed and delivered by such Foreign Subsidiary Borrower, will rank at least pari passu with all other secured Indebtedness of such Foreign Subsidiary Borrower.
(b)Such Foreign Subsidiary Borrower is subject to civil and commercial law with respect to its obligations under this Agreement and any Note, and the execution, delivery and performance by such Foreign Subsidiary Borrower of this Agreement constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Subsidiary Borrower nor any of its property, whether or not held for its own account, has any immunity (sovereign or other similar immunity) from any suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or other similar immunity) under the laws of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing in respect of its obligations under this Agreement or any Note. Such Foreign Subsidiary Borrower has, pursuant to Section 9.15(e), waived every immunity (sovereign or otherwise) to which it or any of its properties would otherwise be entitled from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) under the laws of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing in respect of its obligations under this Agreement and any Note. The waiver by such Foreign Subsidiary Borrower described in the immediately preceding sentence is the legal, valid and binding obligation of such Foreign Subsidiary Borrower.
(c)This Agreement and each Note, if any, is in proper legal form under the laws of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing for the enforcement hereof or thereof against such Foreign Subsidiary Borrower under the laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and any such Note. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and any such Note that this Agreement, any Note or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement, any Note or any other document, except for any such filing, registration or recording, or execution or notarization, as has been made or is not required to be made until this Agreement, any Note or any other document is sought to be enforced and for any charge or tax as has been timely paid.
(d)The execution, delivery and performance by such Foreign Subsidiary Borrower of this Agreement, any Note or the other Loan Documents is, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing, not subject to any notification or authorization except such as have been made or obtained or cannot be made or obtained until a later date.
Each borrowing by any Foreign Subsidiary Borrower hereunder shall constitute a representation and warranty by each of the Parent Borrower and such Foreign Subsidiary Borrower as of the date of such borrowings that the conditions contained in this Section 4.03 have been satisfied.
ARTICLE V
Affirmative Covenants
Each Borrower covenants and agrees with each Lender that until the Termination Date such Borrower will, and will cause each of the Restricted Subsidiaries to:
SECTION 5.01.    Existence; Compliance with Laws; Businesses and Properties.
(a)    Do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence under the laws of its jurisdiction of organization, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) as otherwise expressly permitted under Section 6.04 or Section 6.05.
(b)    Other than as could not reasonably be expected to have a Material Adverse Effect, (i) do or cause to be done all things reasonably necessary to obtain, preserve, renew, extend and keep in full force and effect the material rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names necessary to the conduct of its business, (ii) comply with applicable laws, rules, regulations and decrees and orders of any Governmental Authority (including Environmental Laws, ERISA, Sanctions, any applicable Anti-Corruption Laws and the USA PATRIOT Act), whether now in effect or hereafter enacted and (iii) maintain and preserve all property necessary to the conduct of such business and keep such property in good repair, working order and condition (ordinary wear and tear, casualty and condemnation excepted) and from time to time make, or cause to be made, all needed repairs, renewals, additions, improvements and replacements thereto necessary in the reasonable judgment of management to the conduct of its business.
SECTION 5.02.    Insurance.
(a)    Keep its material insurable properties adequately insured in all material respects at all times by financially sound and reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations.
(b)    If any portion of the improvements located on any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Parent Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.
(c)    With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require and is considered normal and customary and at reasonable cost, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.
SECTION 5.03.    Taxes. Pay and discharge when due all Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become overdue by more than 45 days; provided, however, that such payment and discharge shall not be required with respect to any such Tax (i) so long as the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in accordance with GAAP have been established or (ii) with respect to which the failure to pay or discharge could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
SECTION 5.04.    Financial Statements, Reports, etc. Furnish to the Administrative Agent (who will distribute to each Lender):
(a)as soon as available, but in any event not later than the fifth Business Day after the 90th day following the end of each fiscal year of the Parent Borrower, (i) its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Parent Borrower and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Persons during such year, together with comparative figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP, all audited by KPMG LLP or other independent public accountants of recognized national standing and (ii) an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than a “going concern” qualification that is solely as a result of (i) current debt maturity of any Indebtedness scheduled to mature within one year from the date of delivery of such opinion or (ii) any actual (except in the case of the Revolving Credit Facility and the Tranche A Term Loans) or prospective inability to satisfy the covenant under Section 6.11 or any financial covenant that becomes applicable to the Loans pursuant to Section 2.24(e), Section 2.25(a) or the definition of “Credit Agreement Refinancing Indebtedness”) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Parent Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP;
(b)as soon as available, but in any event not later than the fifth Business Day after the 45th day following the end of each of the first 3 fiscal quarters of each fiscal year of the Parent Borrower, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Parent Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Persons during such fiscal quarter and the then elapsed portion of the fiscal year, and for each fiscal quarter occurring after the first anniversary of the Closing Date, comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;
(c)concurrently with any delivery of Section 5.04 Financials, a certificate of a Financial Officer of the Parent Borrower (i) certifying that to such Financial Officer’s knowledge, no Event of Default has occurred and is continuing or, if such an Event of Default has occurred and is continuing, reasonably specifying the nature thereof, (ii) setting forth (x) to the extent applicable, computations in reasonable detail demonstrating the First Lien Net Leverage Ratio and the Total Net Leverage Ratio as of the date of such financial statements and (y) in the case of a certificate delivered with the financial statements required by paragraph (a) above (commencing with the fiscal year ended December 31, 2016), setting forth the Parent Borrower’s calculation of Excess Cash Flow;
(d)as soon as available, but in any event not later than the fifth Business Day after the 90th day after the commencement of each fiscal year of the Parent Borrower, copy of the projections by the Parent Borrower of the operating budget and cash flow budget of the Parent Borrower and its subsidiaries for such fiscal year, such projections to be accompanied by a certificate of a Financial Officer of the Parent Borrower to the effect that such Financial Officer believes such projections to have been prepared on the basis of reasonable assumptions;
(e)simultaneously with the delivery of any Section 5.04 Financials, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements (but only to the extent such Unrestricted Subsidiaries would not be considered “minor” under Rule 3-10 of Regulation S-X under the Securities Act);
(f)simultaneously with the delivery of any Section 5.04 Financials, management’s discussion and analysis of the important operational and financial developments of the Parent Borrower and its Restricted Subsidiaries during the respect fiscal year or fiscal quarter, as the case may be;
(g)to the extent not previously delivered to the Administrative Agent, after the request by any Lender (through the Administrative Agent), all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and
(h)promptly, from time to time, such other information regarding the operations, business, legal or corporate affairs and financial condition of any Loan Party or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.
In addition, at any time a direct or indirect parent company of the Parent Borrower is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 or otherwise reports on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the reports, information and other documents required to be delivered pursuant to Section 5.04(a), 5.04(b) and 5.04(f) may, at the option of the Parent Borrower, be delivered and be those of such parent company rather than the Parent Borrower; provided that the same is accompanied by consolidating information that explains in reasonable detail any material differences between the information relating to such parent company, on the one hand, and the information relating to the Parent Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand; provided, further, that to the extent such information is in lieu of information required to be provided under Section 5.04(a), such materials are accompanied by an opinion of KPMG LLP or other independent public accountants of recognized national standing on the annual financial statements of such parent company (which opinion shall be prepared in accordance with generally accepted auditing standards and shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than a “going concern” qualification that is solely as a result of (i) current debt maturity of any Indebtedness scheduled to mature within one year from the date of delivery of such opinion or (ii) any actual (except in the case of the Revolving Credit Facility and the Tranche A Term Loans) or prospective inability to satisfy the covenant under Section 6.11)).
Information required to be delivered pursuant to this Section 5.04 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on a SyndTrak, IntraLinks or similar site to which the Lenders have been granted access (the “Platform”) or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov or on the website of the Parent Borrower. Information required to be delivered pursuant to this Section 5.04 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.
The Parent Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Issuing Banks and the Lenders materials and/or information provided by or on behalf of the Parent Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Holdings and its subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Parent Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Parent Borrower shall be deemed to have authorized the Administrative Agent, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Parent Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
SECTION 5.05.    Notices. Promptly upon any Responsible Officer of the Parent Borrower becoming aware thereof, furnish to the Administrative Agent notice of the following:
(a)the occurrence of any Event of Default (except to the extent the Administrative Agent shall have previously delivered or furnished to the Parent Borrower a written notice of such Event of Default);
(b)the occurrence of any event that has had, or could reasonably be expected to have, a Material Adverse Effect; and

(c)	the designation of a subsidiary as an Unrestricted Subsidiary.
SECTION 5.06.    Information Regarding Collateral. Furnish to the Administrative Agent notice of any change on or prior 60 days following the occurrence of such change (i) in any Loan Party’s legal name, (ii) in the jurisdiction of organization or formation of any Loan Party or (iii) in any Loan Party’s identity or corporate structure; provided that the inclusion of such information in any Section 5.04 Financials or Pricing Certificate delivered following such change and on or prior to the 60th day following the occurrence of such change shall satisfy the requirements of this Section 5.06 in respect of such change.
SECTION 5.07.    Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP are made. Permit any representatives designated by the Administrative Agent or any Lender to visit and inspect during normal business hours the corporate, financial and operating records and the properties of the Parent Borrower or the Restricted Subsidiaries upon reasonable advance notice, and to make extracts from and copies of such records, and permit any such representatives to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor; provided that the Administrative Agent shall give the Parent Borrower an opportunity to participate in any discussions with its accountants; provided, further, that in the absence of the existence of an Event of Default, (i) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.07 and (ii) the Administrative Agent shall not exercise its rights under this Section 5.07 more often than two times during any fiscal year and only one such time shall be at the Parent Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent or any Lender and their respective designees may do any of the foregoing at the expense of the Parent Borrower at any time during normal business hours and upon reasonable advance notice.
SECTION 5.08.    Use of Proceeds. The proceeds of the ~~initial~~Tranche A Term Loans and the Tranche B-1 Term Loans made on the Closing Date shall be used solely to repay the Existing Debt and to pay Transaction Expenses. The proceeds of the Tranche B-2 Term Loans made on the First Amendment Effective Date shall be used solely to repay the Tranche B-1 Term Loans that are not converted into Tranche B-2 Term Loans on the First Amendment Effective Date. For the avoidance of doubt, the Tranche B-1 Term Loans may be converted into the Tranche B-2 Term Loans as contemplated by the First Amendment. The proceeds of the Revolving Loans and Swingline Loans, shall be used for working capital, general corporate purposes and any other purpose not prohibited by this Agreement. The Letters of Credit shall be used solely to support obligations of the Parent Borrower and its subsidiaries incurred for working capital, general corporate purposes and any other purpose not prohibited by this Agreement.
SECTION 5.09.    Further Assurances.
(a)    From time to time duly authorize, execute and deliver, or cause to be duly authorized, executed and delivered, such additional instruments, certificates, financing statements, agreements or documents, and take all reasonable actions (including filing UCC and other financing statements but subject to the limitations set forth in the Security Documents), as the Administrative Agent or the Collateral Agent may reasonably request, for the purposes of perfecting the rights of the Administrative Agent, the Collateral Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by the Parent Borrower or any other Loan Party which may be deemed to be part of the Collateral) pursuant hereto or thereto.
(b)    With respect to any assets acquired by any Loan Party after the Closing Date of the type constituting Collateral under the Guarantee and Collateral Agreement or other Security Documents and as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected first priority (subject only to Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law) security interest, on or prior to the later to occur of (i) 45 days following such acquisition and (ii) the earlier of the date of the required delivery of the Pricing Certificate following the date of such acquisition and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent), (x) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other Security Documents as the Administrative Agent deems necessary to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such assets and (y) take all commercially reasonable actions necessary to grant to, or continue on behalf of, the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such assets (subject only to Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law), including the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or other Security Documents or as may be reasonably requested by the Administrative Agent or the Collateral Agent.
(c)    With respect to any wholly owned Restricted Subsidiary (other than a Foreign Subsidiary or an Excluded Subsidiary) created or acquired after the Closing Date, on or prior to the later to occur of 45 days following the date of such creation or acquisition and (ii) the earlier of the date of the required delivery of the Pricing Certificate following such creation, cessation or acquisition and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent), (x) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary to grant to the Collateral Agent, for the benefit of the relevant Secured Parties, a valid, perfected first priority (subject only to Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law) security interest in the Equity Interests in such new subsidiary that are owned by any of the Loan Parties to the extent the same constitute Collateral under the terms of the Guarantee and Collateral Agreement (provided that, if such new subsidiary is a CFC Holdco, only 65% of the voting Equity Interests of such new subsidiary shall be pledged by such Loan Party), (y) deliver to the Collateral Agent the certificates, if any, representing any of such Equity Interests that constitute certificated securities, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the pledgor and (z) cause such Restricted Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, to the extent applicable, each Intellectual Property Security Agreement and (B) to take such actions necessary for such Restricted Subsidiary to guaranty the Obligations and to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority (subject only to Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law) security interest in any assets required to be Collateral pursuant to the Guarantee and Collateral Agreement and each Intellectual Property Security Agreement with respect to such Restricted Subsidiary, including, if applicable, the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, any applicable Intellectual Property Security Agreement or as may be reasonably requested by the Administrative Agent or the Collateral Agent.

(d)    With respect to any Equity Interests in any Foreign Subsidiary that are acquired after the Closing Date by any Loan Party (including as a result of formation of a new Foreign Subsidiary), on or prior to the later to occur of (i) 45 days following the date of such acquisition and (ii) the earlier of the date of the required delivery of the Pricing Certificate following the date of such acquisition and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent), (x) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent reasonably deems necessary in order to grant to the Collateral Agent, for the benefit of the relevant Secured Parties, a perfected first priority security interest (subject only to Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law) in the Equity Interests in such Foreign Subsidiary that are owned by the Loan Parties to the extent the same constitutes Collateral under the terms of the Guarantee and Collateral Agreement (provided that, (A) with respect to any Collateral in respect of any Domestic Obligations, only first-tier Foreign Subsidiaries owned directly by such Loan Party shall be pledged by such Loan Party, (B) 100% of the voting Equity Interests of such Foreign Subsidiary described in clause (A) shall be pledged by such Loan Party (provided that only 65% of such voting Equity Interests shall secure the Domestic Obligations) and (C) in the case of any Equity Interests of any Foreign Subsidiaries owned by a Foreign Subsidiary Borrower, only first-tier Foreign Subsidiaries owned directly by such Borrower shall be pledged and such Equity Interests shall secure only such Borrower’s Obligations) and (y) deliver to the Collateral Agent any certificates representing any such Equity Interests that constitute certificated securities, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the pledgor, as the case may be, and take such other action as may be reasonably requested by the Administrative Agent or the Collateral Agent to perfect the security interest of the Collateral Agent thereon (but subject to the limitations set forth in the Security Documents).
(e)    With respect to any Foreign Subsidiary designated as a Foreign Subsidiary Borrower, the Parent Borrower shall cause such Foreign Subsidiary to take all actions contemplated by Section 9.08(g).
(f)    If, at any time and from time to time after the Closing Date, any wholly-owned Domestic Subsidiary ceases to constitute an Immaterial Subsidiary in accordance with the definition of “Immaterial Subsidiary” and does not otherwise constitute an Excluded Subsidiary or ceases to constitute an Excluded Subsidiary in accordance with the definition of “Excluded Subsidiary”, then the Parent Borrower shall within 45 days (or such longer period as may be agreed by the Administrative Agent) of such Person ceases to constitute an Immaterial Subsidiary or Excluded Subsidiary cause such subsidiary to become an additional Loan Party and take all the actions contemplated by Section 5.09(c) as if such subsidiary were a newly-formed wholly-owned Domestic Subsidiary of the Parent Borrower.
(g)    With respect to any fee interest in any real property located in the United States with a book value in excess of $10,000,000 (as reasonably estimated by the Parent Borrower) acquired after the Closing Date by any Loan Party, within 90 days following the date of such acquisition (or such longer period as to which the Administrative Agent may consent) (i) execute and deliver Mortgages in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property and complying with the provisions herein and in the Security Documents and (ii) comply with the requirements of Section 5.10 with respect to any Mortgages to be provided after the Closing Date pursuant to such Schedule.
(h)    Furthermore, to the extent Indebtedness outstanding under the Loans shall at any time be greater than the amount originally set forth in any Mortgage on any Mortgaged Property located in the State of New York or to the extent otherwise required by law to grant, preserve, protect or perfect the Liens created by such Mortgage and the validity or priority thereof, the Parent Borrower will, and will cause each of its applicable subsidiaries to, promptly take all such further actions including the payment of any additional mortgage recording taxes, fees, charges, costs and expenses required so to grant, preserve, protect or perfect the Liens created by such Mortgage to the maximum amount of Indebtedness by its terms secured thereby and the validity or priority of any such Lien.

Notwithstanding anything to the contrary in this Section 5.09 or any other Security Document (1) the Collateral Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Parent Borrower and the Administrative Agent and (2) Liens required to be granted pursuant to this Section 5.09 shall be subject to exceptions and limitations consistent with those set forth in the Security Documents as in effect on the Closing Date (to the extent appropriate in the applicable jurisdiction).
SECTION 5.10.    Post-Closing Obligations.
(a)    The Collateral Agent shall have received not later than 90 days after the Closing Date (unless extended by the Administrative Agent in its sole discretion):
(i)    a Mortgage encumbering each Mortgaged Property in favor of the Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable Requirements of Law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to the Collateral Agent:
(ii)    with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary to consummate the Transactions or as shall reasonably be deemed necessary by the Collateral Agent in order for the owner or holder of the fee interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;
(iii)    with respect to each Mortgage, a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Property and fixtures described therein in the amount reasonably acceptable to the Collateral Agent, which policy (or such marked-up commitment) (each, a “Title Policy”) shall (A) be issued by the Title Company reasonably acceptable to the Collateral Agent, (B) to the extent necessary and available, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (C) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent) as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit, and so-called comprehensive coverage over covenants and restrictions), and (E) contain no exceptions to title other than Permitted Liens and such other exceptions reasonably acceptable to the Collateral Agent;
(iv)    with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Company to issue the title policies and endorsements contemplated above;

(v)    evidence reasonably acceptable to the Collateral Agent of payment by the Parent Borrower of all title policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title policies referred to above;
(vi)    with respect to each Mortgaged Property, copies of all leases in which the Parent Borrower or any Restricted Subsidiary holds the lessor’s interest or other agreements relating to possessory interests if any;
(vii)    Surveys with respect to each Mortgaged Property; provided that, if the Parent Borrower is able to obtain a “no change” affidavit acceptable to the Title Company to enable it to issue a Title Policy removing all survey exceptions and issuing all survey related endorsements, then a new Survey shall not be requested;
(viii)    with respect to each Mortgage, opinions addressed to the Collateral Agent and the Secured Parties, of local counsel in each jurisdiction (i) where a Mortgaged Property is located and (ii) where the applicable Loan Party granting the Mortgage on said Mortgaged Property is organized, regarding the due execution and delivery and enforceability of each such Mortgage, the corporate formation, existence and good standing of the applicable Loan Party, and such other matters as may be reasonably requested by the Collateral Agent, each in form and substance reasonably satisfactory to the Collateral Agent;
(ix)    a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Parent Borrower and each Loan Party relating thereto); and
(x)    if applicable, a copy of, or a certificate as to coverage under, and a declaration page relating to, the flood insurance policies required by Section 5.02(b) which shall (a) identify the addresses of each property located in a special flood hazard area, (b) indicate the applicable flood zone designation, the flood insurance coverage and the deductible relating thereto and (c) provide that the insurer will give the Collateral Agent 45 days (or such shorter period as may be agreed by the Collateral Agent) written notice of cancellation or non-renewal and (d) be otherwise in form and substance satisfactory to the Administrative Agent.
(b)    Not later than 10 days after the Closing Date (unless extended by the Administrative Agent in its sole discretion), the Collateral Agent shall have received an endorsement to the general liability insurance certificate and property insurance certificate in form and substance reasonable satisfactory to it.
SECTION 5.11.    Designation of Subsidiaries.
(a)    The Parent Borrower may designate any subsidiary (including any existing subsidiary and any newly acquired or newly formed subsidiary, but excluding any Foreign Subsidiary Borrower) to be an Unrestricted Subsidiary unless such subsidiary or any of its subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Parent Borrower or any Restricted Subsidiary (other than solely any Unrestricted Subsidiary of the subsidiary to be so designated); provided that:
(i)    any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Parent Borrower;
(ii)    such designation complies with the covenants described in Section 6.03(c);

(iii)    no Event of Default shall have occurred and be continuing; and
(iv)    each of:
(I)    the subsidiary to be so designated; and
(II)    its subsidiaries
has not at the time of designation, and does not thereafter, incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Parent Borrower or any Restricted Subsidiary. Furthermore, no subsidiary may be designated as an Unrestricted Subsidiary hereunder unless it is also designated as an “Unrestricted Subsidiary” for purposes of the Existing Senior Notes or any Junior Financing.
(b)    The Parent Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, (i) such designation shall constitute (x) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such subsidiary existing at such time and (y) a return on any Investment by the Parent Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value as determined in good faith by the Parent Borrower at the date of such designation and (ii) immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing and either, in each case on a pro forma basis taking into account such designation.
Any such designation by the Parent Borrower shall be notified by the Parent Borrower to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the board of directors of the Parent Borrower or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.
SECTION 5.12.    Maintenance of New York Process Agent. In the case of any Foreign
Subsidiary Borrower, maintain in New York, New York or at such other location in the United States of America as may be reasonably satisfactory to the Administrative Agent a Person acting as agent to receive on its behalf and on behalf of its property service of process and capable of discharging the functions of the New York Process Agent set forth in Section 9.15(e).
ARTICLE VI
Negative Covenants
The Borrowers covenant and agree that, until the Termination Date, the Borrowers will not, nor will they cause or permit any of the Restricted Subsidiaries to:
SECTION 6.01.    Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock
and Preferred Stock.
(a)    Directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Parent Borrower and the Restricted Guarantors will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Parent Borrower and the Restricted Guarantors may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary that is not a Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if (i) the Total Net Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 6.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom, but excluding the cash proceeds therefrom for purposes of netting), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which Section 5.04 Financials have been delivered to the Administrative Agent and (ii) except in connection with an issuance of securities (or bridge loans incurred in anticipation of an issuance of securities), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof (or, in the case of any Indebtedness incurred under this Section 6.01(a) to finance a Limited Condition Acquisition, no Event of Default (as determined in accordance with Section 1.11(d)) shall exist on the LCA Test Date and no Specified Default shall exist on the date that such Indebtedness is incurred); provided, further, that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by a Restricted Subsidiary that is not a Guarantor pursuant to this paragraph (a) is subject to the limitations of paragraph (g) below.
(b)    The limitations set forth in clause (a) will not apply to the following items:
(i)    the Indebtedness under the Loan Documents (including any Incremental Term Loans or increase in the Revolving Credit Commitments under Section 2.24) of the Parent Borrower or any of its Restricted Subsidiaries (including letters of credit, bank guarantees and bankers’ acceptances thereunder);
(ii)    Indebtedness of the Parent Borrower and the Subsidiary Guarantors issued or incurred in lieu of a Credit Increase that is secured by Liens on the Collateral (and no other assets, except as permitted by the applicable intercreditor agreement) ranking pari passu with or junior to the Liens securing the Obligations or unsecured (“Incremental Equivalent Debt”); provided that (i) the aggregate principal amount of all such Incremental Equivalent Debt incurred pursuant to this clause plus the aggregate principal amount of Credit Increases shall not exceed the Incremental Cap at the time such Incremental Equivalent Debt is incurred, (ii) the incurrence of such Indebtedness shall be subject to the same principal amount limitations applicable to the incurrence of Credit Increases set forth in Sections 2.24(a), (iii) except in the case of Indebtedness in the form of a bridge loan intended to be refinanced with a securities offering the maturity date of which provides for an automatic extension of the maturity date thereof, subject to customary conditions, to a date that is not earlier than the then latest Term Loan Maturity Date, such Indebtedness shall not mature earlier than the then latest Term Loan Maturity Date, (iv) except in the case of Indebtedness in the form of a bridge loan intended to be refinanced with a securities offering the maturity date of which provides for an automatic extension of the maturity date thereof, subject to customary conditions, to a date that is not earlier than the then latest Term Loan Maturity Date, such Indebtedness shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Term Loans with the then latest Term Loan Maturity Date, (v) solely with respect to Incremental Equivalent Debt (A) secured by Liens on the Collateral ranking pari passu with the Liens securing the Obligations and (B) not in the form of securities (including Registered Equivalent Notes) or a bridge credit agreement intended to be refinanced with an issuance of securities, such Incremental Equivalent Debt shall be subject to the MFN Adjustment and (vi) and any such Incremental Equivalent Debt that ranks junior to the Liens securing the Obligations or is unsecured shall be deemed to be secured on a pari passu basis with the Obligations for purposes of clause (y) of the Incremental Cap (clauses (i) through (vi) above, the “Incremental Equivalent Debt Conditions”);
(iii)    Indebtedness of the Parent Borrower and its Restricted Subsidiaries in existence on the Closing Date (other than Indebtedness described in clauses (b)(i) and (b)(xx) of this Section 6.01) and set forth in all material respects on Schedule 6.01 (including the Existing Intercompany Debt);
(iv)    Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Parent Borrower or any of its Restricted Subsidiaries, to finance the purchase, construction, lease or improvement of property (real or personal) or equipment that is used or useful in the business of the Parent Borrower and its Restricted Subsidiaries, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness, Disqualified Stock and/or Preferred Stock incurred and outstanding under this clause (iv), not to exceed the greater of $50,000,000 and 1.25% of Total Assets at any time outstanding; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;
(v)    Indebtedness incurred by the Parent Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances, bank guarantees, and letters of credit issued in the ordinary course of business, including without limitation bankers’ acceptances, bank guarantees, and letters of credit or bank guarantee in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such bankers’ acceptances, bank guarantees and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 45 days following such drawing or incurrence;
(vi)    Indebtedness arising from agreements of the Parent Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition or acquisition of any business, assets or a subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a subsidiary for the purpose of financing such acquisition or disposition; provided, however, that such Indebtedness is not reflected on the balance sheet (other than by application of Financial Accounting Standards Codification Topic 460-Guarantees (ASC 460) as a result of an amendment to an obligation in existence on the Closing Date) of the Parent Borrower or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (vi));
(vii)    Indebtedness of (A) the Parent Borrower to any Restricted Subsidiary and (B) any Restricted Subsidiary to the Parent Borrower or to any other Restricted Subsidiary; provided that any such Indebtedness owing by the Parent Borrower or a Guarantor to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Obligations; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Parent Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (vii);
(viii)    shares of Preferred Stock of a Restricted Subsidiary issued to the Parent Borrower or another Restricted Subsidiary, provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Parent Borrower or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (viii);
(ix)    Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) and Cash Management Obligations;

(x)    obligations in respect of customs, stay, performance, bid, appeal and surety bonds and other similar types of bonds and performance and completion guarantees and other obligations of a like nature provided by the Parent Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit or bank guarantees related thereto, in each case, in the ordinary course of business or consistent with past practices;
(xi)    (A) Indebtedness or Disqualified Stock of the Parent Borrower or any Restricted Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor in an aggregate principal amount or liquidation preference equal to 100.0% of the net cash proceeds received by the Parent Borrower and its Restricted Subsidiaries since immediately after the Closing Date from the issue or sale of Equity Interests of the Parent Borrower or cash contributed to the capital of the Parent Borrower (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Parent Borrower or any of its subsidiaries) as determined in accordance with paragraphs (c) and (d) of the definition of “Restricted Payment Applicable Amount” (to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or other Investments, payments or exchanges pursuant to of Section 6.03(b) or to make Permitted Investments (other than Permitted Investments specified in paragraphs (a) and (c) of the definition thereof)); and (B) Indebtedness or Disqualified Stock of the Parent Borrower or a Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (xi)(B), does not at any one time outstanding exceed the greater of $100,000,000 and 2.50% of Total Assets (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (xi)(B) shall cease to be deemed incurred or outstanding for purposes of this clause (xi)(B) but shall be deemed incurred for the purposes of Section 6.01(a) from and after the first date on which the Parent Borrower or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 6.01(a) without reliance on this clause (xi)(B));
(xii)    the incurrence by the Parent Borrower or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund, replace or refinance any Indebtedness, Disqualified Stock or Preferred Stock permitted under Section 6.01(a) and clauses (iii), (iv), (xi)(A), (xiii), (xviii) and (xx) of this Section 6.01(b) or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund, replace or refinance such Indebtedness, Disqualified Stock or Preferre Stock, including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay accrued interest, premiums (including tender premiums), defeasance costs and other amounts owing or paid related to such Indebtedness, Disqualified Stock or Preferred Stock and fees and expenses in connection therewith and additional Indebtedness in an amount equal to any unutilized existing commitments with respect thereto so long as such additional Indebtedness would have been permitted to be borrowed hereunder and shall be deemed to be a usage of Section 6.01(a) or another clause of this Section 6.01(b) immediately prior thereto (collectively, the “Refinancing Indebtedness”) prior to its respective maturity; provided that nothing in this clause (xii) shall limit the ability of the Parent Borrower to incur additional Indebtedness concurrently as part of the issuance or incurrence of such Refinancing Indebtedness so long as such additional Indebtedness is otherwise permitted pursuant to the terms of this Agreement; provided, further, however, that such Refinancing Indebtedness:
(I)    except in the case of Indebtedness in the form of a bridge loan intended to be refinanced with a securities offering the maturity date of which provides for an automatic extension of the maturity date thereof, subject to customary conditions, to a date that is not earlier than the then latest Term Loan Maturity Date, has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,
(II)    to the extent such Refinancing Indebtedness refinances (1) Indebtedness subordinated or pari passu to the Obligations, such Refinancing Indebtedness is subordinated or pari passu to the Obligations at least to the same extent as the Indebtedness being refinanced or refunded or (2) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and
(III)    shall not include:
(1)    Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Parent Borrower;
(2)    Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Guarantor; or
(3)    Indebtedness, Disqualified Stock or Preferred Stock of the Parent Borrower or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;
provided, further, that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to this clause (xii) (solely as it relates to Indebtedness under clause (xiii) and Section 6.01(a)) shall be subject to the limitations set forth in Section 6.01(g) to the same extent as the Indebtedness refinanced;
(xiii)    Indebtedness, Disqualified Stock or Preferred Stock (x) of the Parent Borrower or a Restricted Subsidiary (other than a Foreign Subsidiary) incurred to finance an acquisition, of Persons (other than foreign Persons) that are acquired by the Parent Borrower or any Restricted Subsidiary or Persons merged into the Parent Borrower or a Restricted Subsidiary (other than a Foreign Subsidiary) in accordance with the terms of this Agreement or (z) that is assumed by the Parent Borrower or any Restricted Subsidiary (other than a Foreign Subsidiary) in connection with such acquisition so long as:
(I)    except in connection with an issuance of securities (or bridge loans incurred in anticipation of issuance of securities), no Event of Default exists or shall result therefrom (or, in the case of any Indebtedness incurred under this Section 6.01(b)(xiii) to finance a Limited Condition Acquisition, no Event of Default (as determined in accordance with Section 1.11(d)) shall exist on the LCA Test Date and no Specified Default shall exist on the date that such Indebtedness is incurred);
(II)    solely in the case of any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on clause (x) above, such Indebtedness, Disqualified Stock or Preferred Stock shall not mature (and shall not be mandatorily redeemable in the case of Disqualified Stock of Preferred Stock) or require any payment of principal (other than in a manner consistent with the terms of the Existing Senior Notes Documentation), in each case, prior to the date which is 91 days after the latest Term Loan Maturity Date at the time of such incurrence;

(III)    any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on clause (y) or (z) above shall not have been incurred in contemplation of such acquisition;
(IV)    after giving pro forma effect to such acquisition or merger either (1) the Total Net Leverage Ratio is less than or equal to the Total Net Leverage Ratio immediately prior to such acquisition or merger or (2) the Parent Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Net Leverage Ratio test described in Section 6.01(a);
provided that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by a Restricted Subsidiary that is not a Guarantor pursuant to this clause (xiii) is subject to the limitations of paragraph (g) below;
(xiv)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;
(xv)    Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries supported by a Letter of Credit in a principal amount not to exceed the face amount of such Letter of Credit;
(xvi)    (A) any guarantee by the Parent Borrower or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as such Indebtedness is permitted under this Agreement or such other obligations are not prohibited by this Agreement, or (B) any guarantee by a Restricted Subsidiary of Indebtedness or other obligations of the Parent Borrower; provided that, in each case, (x) such Restricted Subsidiary shall comply with its obligations under Section 5.09 and (y) in the case of any guarantee of Indebtedness of the Parent Borrower or any Subsidiary Guarantor by any Restricted Subsidiary that is not a Subsidiary Guarantor, such Restricted Subsidiary becomes a Subsidiary Guarantor under this Agreement;
(xvii)    Indebtedness, Disqualified Stock or Preferred Stock of any Foreign Subsidiary incurred under local credit facilities for general corporate purposes not exceeding, as to all such Foreign Subsidiaries, the greater of $100,000,000 and 2.5% of Total Assets in the aggregate at any one time outstanding or (B) incurred to finance or assumed in connection with the Foreign Subsidiary Reorganization; provided that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by a Restricted Subsidiary that is not a Guarantor pursuant to clause (xvii)(B) is subject to the limitations of paragraph (g) below;
(xviii)    Indebtedness, Disqualified Stock or Preferred Stock (x) of a Restricted Subsidiary that is a Foreign Subsidiary incurred to finance an acquisition, (y) of foreign Persons that are acquired by the Parent Borrower or any Restricted Subsidiary or merged into a Restricted Subsidiary that is a Foreign Subsidiary in accordance with the terms of this Agreement or (z) that is assumed by a Restricted Subsidiary that is a Foreign Subsidiary in connection with such acquisition so long as:
(I)    except in connection with an issuance of securities (or bridge loans incurred in anticipation of issuance of securities), no Event of Default exists or shall result therefrom (or, in the case of any Indebtedness incurred under this Section 6.01(b)(xviii) to finance a Limited Condition Acquisition, no Event of Default (as determined in accordance with Section 1.11(d)) shall exist on the LCA Test Date and no Specified Default shall exist on the date that such Indebtedness is incurred);

(II)    any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on clause (x) above shall not exceed the fair market value of the assets or Person being acquired (as determined in good faith by the Parent Borrower; provided that with respect to any acquisition with a fair market value in excess of $20,000,000, such determination shall be made in good faith by the Board of Directors of the Parent Borrower);
(III)    any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on clause (y) or (z) above shall not have been incurred in contemplation of such acquisition;
(IV)    after giving pro forma effect to such acquisition or merger either (1) the Total Net Leverage Ratio is less than or equal to the Total Net Leverage Ratio immediately prior to such acquisition or merger or (2) the Parent Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Net Leverage Ratio test described in Section 6.01(a);
(xix)    Indebtedness issued by the Parent Borrower or any of its Restricted Subsidiaries to future, current or former officers, directors, employees and consultants thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Parent Borrower, a Restricted Subsidiary or any of their respective direct or indirect parent companies to the extent described in Section 6.03(b)(iv);
(xx)    the Existing Senior Notes;
(xxi)    Credit Agreement Refinancing Indebtedness;
(xxii)    cash management obligations and Indebtedness in respect of netting services, overdraft facilities, employee credit card programs, Cash Pooling Arrangements or similar arrangements in connection with cash management and deposit accounts; provided that, with respect to any Cash Pooling Arrangements, the total amount of all deposits subject to any such Cash Pooling Arrangement at all times equals or exceeds the total amount of overdrafts that may be subject to such Cash Pooling Arrangements;
(xxiii)    Indebtedness of the Parent Borrower or any of its subsidiaries in respect of Sale and Lease-Back Transactions;
(xxiv)    Indebtedness of the Parent Borrower or any of its subsidiaries incurred to finance insurance premiums or take or pay obligations contained in supply agreements, in each case, in the ordinary course of business;
(xxv)    Indebtedness representing deferred compensation to employees of any Borrower or any subsidiary incurred in the ordinary course of business;
(xxvi)    Indebtedness, Disqualified Stock or Preferred Stock of the Parent Borrower or a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed the greater of $75,000,000 and 1.875% of Total Assets in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (xxvi); provided that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by a Restricted Subsidiary that is not a Guarantor pursuant to this clause (xxvi) is subject to the limitations of paragraph (g) below; and

(xxvii)    Indebtedness of the Receivables Subsidiaries in connection with Receivables Facilities;
(c)    For purposes of determining compliance with this Section 6.01:
(i)    in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in Section 6.01(b) or is entitled to be incurred pursuant to Section 6.01(a), the Parent Borrower, in its sole discretion, may classify or reclassify such item (other than amounts described in clauses (xvii) and (xviii) of clause (b) above, in the case of a reclassification as an incurrence pursuant to Section 6.01(a)) of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above permitted clauses, in which case such item of Indebtedness, Disqualified Stock or Preferred Stock will be treated as having been incurred pursuant to only one of such categories; and
(ii)    at the time of incurrence or permitted reclassification, the Parent Borrower will be entitled to divide and classify an item of Indebtedness in one or more types of Indebtedness, Disqualified Stock or Preferred Stock described in Section 6.01(a) or (b).
(d)    The accrual of interest, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 6.01.
(e)    For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness, the dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.
(f)    The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
(g)    Notwithstanding anything to the contrary contained in Section 6.01(a) or (b), no Restricted Subsidiary of the Parent Borrower that is not a Subsidiary Guarantor shall incur any Indebtedness or issue any Disqualified Stock or Preferred Stock in reliance on Section 6.01(a) or (b)(xiii), (b)(xvii)(B), or (b)(xxvi) (the “Limited Non-Guarantor Debt Exceptions”) if the amount of such Indebtedness, Disqualified Stock or Preferred Stock, when aggregated with the amount of all other Indebtedness, Disqualified Stock or Preferred Stock outstanding under such Limited Non-Guarantor Debt Exceptions, together with any Refinancing Indebtedness in respect thereof, would exceed the greater of $135,000,000 and 3.375% of Total Assets; provided that in no event shall any Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Subsidiary Guarantor (i) existing at the time it became a Restricted Subsidiary or (ii) assumed in connection with any acquisition, merger or acquisition of minority interests of a non-Wholly-Owned Subsidiary (and in the case of clauses (i) and (ii), not created in contemplation of such Person becoming a Restricted Subsidiary or such acquisition, merger or acquisition of minority interests) be deemed to be Indebtedness outstanding under the Limited Non-Guarantor Debt Exceptions for purposes of this Section 6.01(g).
SECTION 6.02.    Liens. Directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any asset or property of the Parent Borrower or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom.
For purposes of determining compliance with this Section 6.02, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of Permitted Liens described in clauses (a) through (mm) of the definition of “Permitted Liens”, but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described in clauses (a) through (mm) of the definition of “Permitted Liens”, the Borrowers shall, in their sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.02 and will only be required to include the amount and type of such Lien securing such item of Indebtedness in one of the clauses of the definition of “Permitted Liens,” in which case such Lien securing such item of Indebtedness will be treated as being incurred or existing pursuant to only one of such clauses.
SECTION 6.03.    Restricted Payments. Directly or indirectly, make any Restricted Payment, other than:
(a)Restricted Payments in an amount, together with the aggregate amount of all other Restricted Payments made by the Parent Borrower and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (i), (ii) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (C) thereof only), and (vi)(C) of Section 6.03(b), but excluding all other Restricted Payments permitted by Section 6.03(b)) not to exceed the Restricted Payment Applicable Amount; provided that solely with respect to Restricted Payments (other than Investments) made in reliance on clause (b) of the definition of Restricted Payment Applicable Amount, (i) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof, in each case, at the time of the declaration of such Restricted Payment; and (ii) the Total Net Leverage Ratio at the time such Restricted Payment is declared is no greater than 4.50 to 1.00, determined on a pro forma basis as if such Restricted Payment had been made at the beginning of the most recently ended four fiscal quarters for which Section 5.04 Financials have been delivered to the Administrative Agent.
(b)Section 6.03(a) will not prohibit:
(i)the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;
(ii)(A) the redemption, repurchase, retirement or other acquisition of any (1) Equity Interests (“Treasury Capital Stock”) of the Parent Borrower or any Restricted Subsidiary, Subordinated Indebtedness of the Parent Borrower or any Guarantor or (2) Equity Interests of any direct or indirect parent company of the Parent Borrower, in the case of each of clause (1) and (2), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Parent Borrower or a Restricted Subsidiary) of, Equity Interests of the Parent Borrower, or any direct or indirect parent company of the Parent Borrower to the extent contributed to the capital of the Parent Borrower or any Restricted Subsidiary (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (B) the declaration and payment of dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Parent Borrower or a Restricted Subsidiary) of the Refunding Capital Stock, and (C) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (vi)(A) or (B) of this Section 6.03(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Parent Borrower) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;
(iii)    the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Parent Borrower or a Restricted Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Parent Borrower or a Restricted Guarantor, as the case may be, which is incurred in compliance with Section 6.01 so long as:
(I)    such new Indebtedness is subordinated to the Obligations at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value; such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness being so redeemed, repurchased, acquired or retired; and
(II)    such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness being so redeemed, repurchased, acquired or retired.
(iv)    a Restricted Payment to pay for the repurchase, retirement, redemption or other acquisition or retirement for value of Equity Interests of the Parent Borrower or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant (or any of their successors, heirs, estates or assigns) of the Parent Borrower, any of its subsidiaries or any of their respective direct or indirect parent companies pursuant to any management unit purchase agreement, management equity plan or stock option plan or any other management or employee benefit plan, agreement or arrangement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Parent Borrower or any direct or indirect parent company in connection with any such repurchase, retirement or other acquisition or retirement); provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed in any calendar year the greater of $35,000,000 and 0.875% of Total Assets (with unused amounts in any calendar year being carried over to the two immediately succeeding calendar years subject to a maximum of $70,000,000 in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:
(I)    the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Parent Borrower and, to the extent contributed to the capital of the Parent Borrower, Equity Interests of any of the direct or indirect parent companies of the Parent Borrower, in each case to members of management, directors or consultants of the Parent Borrower, any of its subsidiaries or any of their respective direct or indirect parent companies that occurs after the Closing Date (other than Equity Interests the proceeds of which are used to fund the Transactions), to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 6.03(a); plus
(II)    the cash proceeds of key man life insurance policies received by the Parent Borrower or any of its Restricted Subsidiaries after the Closing Date; less
(III)    the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A) and (B) of this clause (iv);

and provided, further, that cancellation of Indebtedness owing to the Parent Borrower from members of management of the Parent Borrower, any of its subsidiaries or its direct or indirect parent companies in connection with a repurchase of Equity Interests of the Parent Borrower or any of the Parent Borrower’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Agreement;
(v)    the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Parent Borrower or any of its Restricted Subsidiaries issued in accordance with Section 6.01;
(vi)    (A) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Parent Borrower or any of its Restricted Subsidiaries after the Closing Date, provided that the amount of dividends paid pursuant to this clause (A) shall not exceed the aggregate amount of cash actually received by the Parent Borrower or a Restricted Subsidiary from the issuance of such Designated Preferred Stock;
(B)    a Restricted Payment to a direct or indirect parent company of the Parent Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Closing Date, provided that the amount of Restricted Payments paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the capital of the Parent Borrower from the sale of such Designated Preferred Stock; or
(C)    the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (ii) of this Section 6.03(b);
provided, however, in the case of each of clause (A), (B) and (C) of this clause (vi), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Parent Borrower could incur $1.00 of additional Indebtedness pursuant to the Total Net Leverage Ratio test described in Section 6.01(a);
(vii)    Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, without giving effect to any distribution pursuant to clause (xvi) of this Section 6.03(b) or the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed the greater of $50,000,000 and 1.25% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
(viii)    repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or similar stock-based instruments if such Equity Interests represent a portion of the exercise price of such options, warrants or stock-based instrument or in connection with a gross-up or tax withholding related to such Equity Interests;
(ix)    the declaration and payment of dividends on the Parent Borrower’s common stock (or a Restricted Payment to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public Equity Offering of such common stock after the Closing Date, of up to 6% per annum of the net cash proceeds received by or contributed to the capital of the Parent Borrower in or from any such public Equity Offering;

(x)    Restricted Payments that are made with Excluded Contributions;
(xi)    other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (xi) not to exceed the greater of $175,000,000 and 4.375% of Total Assets at the time of such Restricted Payment;
(xii)    distributions or payments of Receivables Fees and purchases of any assets in connection with a Receivables Facility;
(xiii)    to the extent constituting Restricted Payments, the Parent Borrower (or any direct or indirect parent thereof) and its Restricted Subsidiaries may enter into and consummate transactions permitted by any provision of Section 6.02, 6.04, 6.05 (other than Section 6.05(c)) or 6.06 (other than Section 6.06(c)(x));
(xiv)    the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness upon the occurrence of a Change of Control (so long as such Change of Control has been waived by the Required Lenders);
(xv)    the declaration and payment of dividends or the payment of other distributions by the Parent Borrower to, or the making of loans or advances to, any of its respective direct or indirect parents or the equity interest holders thereof in amounts required for any direct or indirect parent companies or the equity interest holders thereof to pay, in each case without duplication,
(I)    franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;
(II)    any consolidated, combined or similar federal, foreign, state and/or local income or franchise tax liability (or any alternative tax in lieu thereof) of such direct or indirect parent company’s income tax group that is attributable to the income of the Parent Borrower or its Restricted Subsidiaries (or, to the extent of any cash actually paid by an Unrestricted Subsidiary to the Borrowers or any Restricted Subsidiary for such purpose, such Unrestricted Subsidiary); provided that, in each fiscal year, the amount of such payments shall be equal to the amount that the Parent Borrower, its Restricted Subsidiaries and, to the extent described above, its Unrestricted Subsidiaries would have been required to pay in respect of such taxes if such entities were corporations paying taxes separately from such direct or indirect parent entity at the highest combined applicable federal, foreign, state and/or local income or franchise tax rate for such fiscal year;
(III)    customary salary, bonus, severance, indemnification obligations and other benefits payable to officers and employees of any direct or indirect parent company of the Parent Borrower and any payroll, social security or similar taxes thereof to the extent such salaries, bonuses, severance, indemnification obligations and other benefits are reasonably attributable to the ownership or operation of the Parent Borrower and its Restricted Subsidiaries;
(IV)    general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Parent Borrower to the extent such costs and expenses are reasonably attributable to the ownership or operation of the Parent Borrower and its Restricted Subsidiaries;
(V)    [reserved];

(VI)    fees and expenses other than to Affiliates of the Parent Borrower related to (1) any equity or debt offering of such parent entity (whether or not successful), (2) any Investment otherwise permitted under this covenant (whether or not successful) and any transaction of the type described in Section 6.04;
(VII)    cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Parent Borrower or any direct or indirect parent;
(VIII)    amounts to finance Investments otherwise permitted to be made pursuant to this Agreement; provided that (1) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (2) such direct or indirect parent company shall, immediately following the closing thereof, cause (x) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Parent Borrower or one of its Restricted Subsidiaries or (y) the merger of the Person formed or acquired into the Parent Borrower or one of its Restricted Subsidiaries (to the extent not prohibited by Section 6.04) in order to consummate such Investment; (3) such direct or indirect parent company and its Affiliates (other than the Parent Borrower or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction, (4) any property received by the Parent Borrower shall not increase amounts available for Restricted Payments pursuant to Section 6.03(a) and (5) such Investment shall be deemed to be made by the Parent Borrower or such Restricted Subsidiary by another paragraph of this Section 6.03 (other than pursuant to clause (x) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (i) thereof);
(IX)    [reserved]
(X)    reasonable and customary fees payable to any directors of any direct or indirect parent of the Parent Borrower and reimbursement of reasonable out-of-pocket costs of the directors of any direct or indirect parent of the Parent Borrower in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of the Parent Borrower and its Restricted Subsidiaries; and
(XI)    reasonable and customary indemnities to directors, officers and employee of any direct or indirect parent of the Parent Borrower in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of the Parent Borrower and its Restricted Subsidiaries;
(xvi)    the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Parent Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);
(xvii)    payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, that complies with Section 6.04; provided that if as a result of such consolidation, merger or transfer of assets, a Change of Control has occurred, such Change of Control has been consented to or waived by the Required Lenders;
(xviii)    the declaration and payment of dividends or the payment of other distributions by any Restricted Subsidiary to (A) the Parent Borrower or any Restricted Subsidiary or (B) to each other owner of Equity Interests of such Restricted Subsidiary based on such other owner’s relative ownership interests of the relevant class of Equity Interests;

(xix)    [reserved];
(xx)    purchases of minority interests in non-Wholly-Owned Subsidiaries by the Parent Borrower and the Guarantors;
(xxi)    the Foreign Subsidiary Reorganization and payments or distributions in connection therewith;
(xxii)    the declaration and payment of dividends or the payment of other distributions by the Parent Borrower to Holdings in order to enable Holdings to make payments required to be made under the TRA;
(xxiii)    any payment of any dividend from the Parent Borrower to Holdings in connection with the payment of social security or other payroll taxes based on the issuance of Equity Interests to employees or other service providers;
(xxiv)    other Restricted Payments; provided that the Total Net Leverage Ratio at the time such Restricted Payment is made is no greater than 3.75 to 1.00, determined on a pro forma basis as if such Restricted Payment had been made at the beginning of the most recently ended four fiscal quarters for which Section 5.04 Financials have been delivered to Administrative Agent;
(xxv)    cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Parent Borrower or any direct or indirect parent; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 6.03 (as determined in good faith by the Parent Borrower);
(xxvi)    payments or distributions in connection with an AHYDO Payment with respect to Indebtedness permitted to be incurred hereunder; an
(xxvii)    any Restricted Payment used to fund the Transactions and the Transaction Expenses; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (ix) (as determined at the time of the declaration of such dividend), (xi) (except in the case of Investments), (xvi) and (xxiv) (except in the case of Investments), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.
To the extent an Investment is permitted to be made by a Loan Party directly in a Target Person under any provision of this Section 6.03, such Investment may be made by advance, contribution or distribution by a Loan Party to a Restricted Subsidiary or Holdings, and further contemporaneously advanced or contributed to a Restricted Subsidiary for purposes of making the relevant Investment in the Target Person without constituting a Restricted Investment for purposes of this Section 6.03 (it being understood that such Investment must satisfy the requirements of, and shall count towards any thresholds in, a provision of this Section 6.03 or a provision of the definition of “Permitted Investments” as if made by the applicable Loan Party directly to the Target Person).
The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by any Borrower or such subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 6.03 will be determined in good faith by the Parent Borrower.

(c)    As of the Closing Date, all of the subsidiaries of the Parent Borrower will be Restricted Subsidiaries. The Parent Borrower will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to Section 5.11(b). For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Parent Borrower and its Restricted Subsidiaries (except to the extent repaid) in the subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 6.03(a) or (b)(vii), (x), (xi) or (xxiv), or pursuant to the definition of “Permitted Investments,” and if such subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Loan Documents.
(d)    For the avoidance of doubt, any dividend or distribution otherwise permitted pursuant to this Section 6.03 may be in the form of a loan.
SECTION 6.04.    Fundamental Changes.
(a)    The Parent Borrower may not consolidate or merge with or into or wind up into (whether or not the Parent Borrower is the surviving corporation), and may not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:
(i)    the Parent Borrower is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Parent Borrower) or the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, the “Successor Company”);
(ii)    the Successor Company, if other than the Parent Borrower, expressly assumes all the Obligations of the Parent Borrower pursuant to documentation reasonably satisfactory to the Administrative Agent;
(iii)    immediately after such transaction, no Event of Default exists;
(iv)    immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,
(I)    the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Net Leverage Ratio test described in Section 6.01(a); or
(II)    the Total Net Leverage Ratio for the Parent Borrower and its Restricted Subsidiaries would be equal to or less than the Total Net Leverage Ratio immediately prior to such transaction;
(v)    each Guarantor, unless it is the other party to the transactions described above, in which case Section 6.04(c)(i)(B) shall apply, shall have confirmed that its Obligations under the Loan Documents to which it is a party pursuant to documentation reasonably satisfactory to the Administrative Agent; and
(vi)    the Parent Borrower shall have delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such documentation relating to the Loan Documents, if any, comply with this Agreement;

provided that the Parent Borrower shall promptly notify the Administrative Agent of any such transaction and shall take all required actions either prior to or upon the later to occur of 30 days following such transaction (or the earlier of the date of the required delivery of the next Pricing Certificate and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent)) in order to preserve and protect the Liens on the Collateral securing the Secured Obligations.
The Successor Company will succeed to, and be substituted for the Parent Borrower under the Loan Documents.
(b)    Notwithstanding the foregoing paragraphs (a)(iii) and (a)(iv),
(i)    the Parent Borrower or a Restricted Subsidiary may consolidate with or merge into or sell, assign, convey, lease, transfer or otherwise dispose of all or part of its properties and assets to the Parent Borrower or a Restricted Guarantor;
(ii)    the Parent Borrower may merge with an Affiliate of the Parent Borrower solely for the purpose of reorganizing the Parent Borrower in a State of the United States so long as the amount of Indebtedness of the Parent Borrower and its Restricted Subsidiaries is not increased thereby;
(iii)    any Foreign Subsidiary may consolidate with or merge into or sell, assign, convey, lease, transfer or otherwise dispose of all or part of its properties and assets to any other Foreign Subsidiary; provided that if the Foreign Subsidiary so consolidating, merging or transferring all or part of its properties and assets is a Foreign Subsidiary Borrower, such Foreign Subsidiary Borrower shall, substantially simultaneously with such merger, transfer or disposition, repay in full all its Obligations and terminate its rights to borrow hereunder; and
(iv)    the Foreign Subsidiary Reorganization may be effected.
(c)    No Restricted Guarantor will, and the Parent Borrower will not permit any Restricted Guarantor to, consolidate or merge with or into or wind up into (whether or not the Parent Borrower or Restricted Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:
(i)    such Restricted Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Restricted Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the jurisdiction of organization of such Restricted Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Restricted Guarantor or Person, the “Successor Person”);
(I)    the Successor Person, if other than such Restricted Guarantor, expressly assumes all the Obligations of such Restricted Guarantor pursuant to documentation reasonably satisfactory to the Administrative Agent;
(II)    immediately after such transaction, no Event of Default exists; and
(III)    the Borrowers shall have delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such documentation relating to the Loan Documents, if any, comply with this Agreement;
(ii)    the transaction does not violate Section 6.05;

provided that the Parent Borrower shall promptly notify the Administrative Agent of any such transaction and shall take all required actions either prior to or upon the later to occur of 30 days following such transaction (or the earlier of the date of the required delivery of the next Pricing Certificate and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent)) in order to preserve and protect the Liens on the Collateral securing the Secured Obligations.
In the case of clause (c)(i)(A) above, the Successor Person will succeed to, and be substituted for, such Restricted Guarantor under the Loan Documents. Notwithstanding the foregoing, any Restricted Guarantor (x) may merge into or transfer all or part of its properties and assets to another Restricted Guarantor or any Borrower or (y) dissolve, liquidate or wind up its affairs if such dissolution, liquidation or winding up could not reasonably be expected to have a Material Adverse Effect.
SECTION 6.05.    Dispositions. Cause, make or suffer to exist a Disposition, except:
(a)any Disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business and dispositions of property no longer used or useful in the conduct of the business of the Parent Borrower and its Restricted Subsidiaries or the disposition of inventory in the ordinary course of business;
(b)the Disposition of all or substantially all of the assets of the Parent Borrower and its Restricted Subsidiaries in a manner permitted pursuant to Section 6.04 or any disposition that constitutes a Change of Control;
(c)the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 6.03;
(d)any Disposition of property or assets or issuance of Equity Interests (A) by a Restricted Subsidiary of the Parent Borrower to the Parent Borrower or (B) by the Parent Borrower or a Restricted Subsidiary of the Parent Borrower to another Restricted Subsidiary of the Parent Borrower; provided that in the case of any event described in clause (B) where the transferee or purchaser is not a Guarantor, then at the option of the Parent Borrower, either (1) such disposition shall constitute a Disposition for purposes of the definition of Prepayment Asset Sale or (2) the Net Cash Proceeds thereof, when aggregated with the amount of Permitted Investments made pursuant to clauses (a) and (c) of the definition thereof, shall not exceed the dollar amount set forth in the final proviso of such definition; provided further that if the Restricted Subsidiary which makes a Disposition of its assets is a Foreign Subsidiary Borrower, such Foreign Subsidiary Borrower shall, substantially simultaneously with such disposition, repay in full all outstanding Loans made to it and terminate its right to borrow hereunder;

(e)	any Permitted Asset Swap;
(f)the sale, lease, license, sub-license, assignment or sub-lease of any real or personal property in the ordinary course of business;
(g)any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(h)sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(i)    any financing transaction with respect to property built or acquired by the Parent Borrower or any Restricted Subsidiary after the Closing Date, including Sale and Lease-Back Transactions and asset securitizations permitted under this Agreement;
(j)    sales of accounts receivable in connection with the collection or compromise thereof;
(k)    transfers of property subject to casualty or condemnation proceedings (including in lieu thereof) upon the receipt of the net cash proceeds therefor; provided such transfer shall constitute a Property Loss Event to the extent required by the definition thereof;
(l)    the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Parent Borrower or a Restricted Subsidiary are not material to the conduct of the business of the Parent Borrower and its Restricted Subsidiaries taken as a whole;
(m)    voluntary terminations of Hedging Obligations;
(n)    Dispositions (including Sale and Lease-Back Transactions) by a Foreign Subsidiary designed to generate foreign distributable reserves;
(o)    any Disposition to the extent not involving property (when taken together with any related Disposition or series of Dispositions) with a fair market value in excess of $25,000,000; and
(p)    Dispositions not otherwise permitted under this Section 6.05, provided that at least 75% of the consideration therefor received by the Parent Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of (A) any liabilities (as shown on the Parent Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Parent Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Obligations or that are owed to the Parent Borrower or a Restricted Subsidiary, that are assumed by the transferee of any such assets and for which the Parent Borrower and all of its Restricted Subsidiaries have been validly released by all creditors in writing, (B) any securities received by the Parent Borrower or such Restricted Subsidiary from such transferee that are converted by the Parent Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Disposition, and (C) any Designated Non-Cash Consideration received by the Parent Borrower or such Restricted Subsidiary in such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of $75,000,000 and 1.875% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose;
(q)    foreclosures;
(r)    Sale and Lease-Back Transactions involving (i) real property owned on the Closing Date (other than any Mortgaged Property), (ii) property acquired not more than 180 days prior to such Sale and Lease-Back Transaction for cash in an amount at least equal to the cost of such property and (iii) other property for cash consideration if the sale is treated as a Prepayment Asset Sale; and
(s)    the issuance by the Parent Borrower or a Restricted Subsidiary of Disqualified Stock or Preferred Stock that is permitted by Section 6.01;

provided that the consideration received by the Parent Borrower or such Restricted Subsidiary, as the case may be, with respect to any Disposition of any property with a fair market value in excess of $25,000,000 must be at least equal to the fair market value (as determined in good faith by the Parent Borrower) of the assets sold or otherwise disposed of. To the extent any Collateral is disposed of as expressly permitted by this Section 6.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.
SECTION 6.06.    Transactions with Affiliates. Except for transactions by or among Loan Parties (or by and among the Parent Borrower and its Restricted Subsidiaries), sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, in each case, involving aggregate payments or consideration in excess of $10,000,000 unless:
(a)such transaction is on terms that are not materially less favorable to the Parent Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and
(b)the Parent Borrower delivers to the Administrative Agent with respect to any such transaction or series of related transactions involving aggregate payments or consideration in excess of $25,000,000, a resolution adopted by the majority of the board of directors of the Parent Borrower approving such transaction and set forth in an Officer’s Certificate certifying that such transaction complies with clause (a) above.

(c)	The foregoing provisions will not apply to the following:
(i)    the Parent Borrower or any Restricted Subsidiary may engage in any of the foregoing transactions at prices and on terms and conditions not less favorable to the Parent Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;
(ii)    [reserved];
(iii)    [reserved];
(iv)    issuances by the Parent Borrower and its Restricted Subsidiaries of Equity Interests not prohibited under this Agreement;
(v)    reasonable and customary fees payable to any directors of the Parent Borrower and its Restricted Subsidiaries (or any direct or indirect parent of the Parent Borrower) and reimbursement of reasonable out-of-pocket costs of the directors of the Parent Borrower and its subsidiaries (or any direct or indirect parent of the Parent Borrower) in the ordinary course of business, in the case of any direct or indirect parent to the extent reasonably attributable to the ownership or operations of the Parent Borrower and its subsidiaries;
(vi)    expense reimbursement and other payments in respect of employment, severance and compensation arrangements entered into by the Parent Borrower and its Restricted Subsidiaries with their officers, employees and consultants in the ordinary course of business, including, without limitation, the payment of stay bonuses and incentive compensation and/or such officer’s, employee’s or consultant’s equity investment in certain Restricted Subsidiaries;

(vii)    payments by the Parent Borrower and its Restricted Subsidiaries to each other pursuant to tax sharing agreements;
(viii)    the payment of reasonable and customary indemnities to directors, officers and employees of the Parent Borrower and its Restricted Subsidiaries (or any direct or indirect parent of the Parent Borrower) in the ordinary course of business, in the case of any direct or indirect parent to the extent attributable to the operations of the Parent Borrower and its Restricted Subsidiaries;
(ix)    transactions, payments made, or performance pursuant to any agreements in existence on the Closing Date and any amendment or joinder thereto to the extent such an amendment is not adverse to the interests of the Lenders in any material respect;
(x)     Restricted Payments and Permitted Investments permitted under this Agreement;
(xi)    payments by the Parent Borrower and its Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Parent Borrower, in good faith;
(xii)    loans and other transactions among the Parent Borrower and its subsidiaries (and any direct and indirect parent company of the Parent Borrower) to the extent permitted under this Article VI; provided that any Indebtedness of any Loan Party owed to a Restricted Subsidiary that is not a Loan Party shall be subject to subordination provisions no less favorable to the Lenders than the subordination provisions reasonably acceptable to the Administrative Agent;
(xiii)    the existence of, or the performance by the Parent Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Parent Borrower or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (xiii) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders when taken as a whole;
(xiv)    transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business which are fair to the Parent Borrower and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Parent Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
(xv)    sales of accounts receivable, or participations therein, in connection with any Receivables Facility;
(xvi)    payments or loans (or cancellation of loans) to employees or consultants of the Parent Borrower, any of its direct or indirect parent companies or any of its Restricted Subsidiaries which are approved by a majority of the board of directors of the Parent Borrower in good faith;

(xvii)    transactions among Foreign Subsidiaries for tax planning and tax efficiency purposes;
(xviii)    transactions in which the Parent Borrower or any Restricted Subsidiary delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Parent Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 6.06(a);
(xix)    any transaction permitted by Section 6.04; and
(xx)    the Transactions and the payment of the Transaction Expenses.
SECTION 6.07.    Restrictive Agreements. Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon:
(a)the ability of the Parent Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations;
(b)the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Parent Borrower or any other Restricted Subsidiary or to guarantee Indebtedness of the Parent Borrower or any other Restricted Subsidiary; or
(c)the ability of any Restricted Subsidiary to sell, lease or transfer any of its properties or assets to the Parent Borrower or any of its Restricted Subsidiaries;
provided that the foregoing shall not apply to:
(i)    restrictions and conditions imposed by law, rule, regulation or order, by any Loan Document or which (x) exist on the date hereof and (y) to the extent contractual obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such contractual obligation;
(ii)    customary restrictions and conditions contained in agreements relating to any sale of assets pending such sale, provided such restrictions and conditions apply only to the Person or property that is to be sold;
(iii)    restrictions and conditions (x) on any Foreign Subsidiary, VWR Instruments or VWR International by the terms of any Indebtedness of such Foreign Subsidiary, VWR Instruments or VWR International, as applicable, in each case permitted to be incurred hereunder or (y) by the terms of the documentation governing any Receivables Facility that in the good faith determination of the Parent Borrower are necessary or advisable to effect such Receivables Facility;
(iv)    restrictions or conditions imposed by any agreement relating to Secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Person obligated under such Indebtedness and its subsidiaries or the property or assets intended to secure such Indebtedness;
(v)    any agreement or other instrument of a Person acquired by the Parent Borrower or any Restricted Subsidiary in existence at the time of such acquisition or contractual obligations binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;
(vi)    restrictions and conditions imposed by the terms of the documentation governing any Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Parent Borrower (other than any Foreign Subsidiary, VWR Instruments and VWR International), which Indebtedness, Disqualified Stock or Preferred Stock is permitted by Section 6.01, so long as such restrictions and conditions are, taken as a whole, in the good faith judgment of the Parent Borrower, no more restrictive with respect to the Parent Borrower or any Restricted Subsidiary than customary market terms for Indebtedness Disqualified Stock or Preferred Stock of such type (and, in any event, taken as a whole, are not materially more restrictive than the restrictions and conditions contained in this Agreement), so long as the Parent Borrower shall have determined in good faith that such restrictions and conditions will not affect its obligation or ability to make any payments required hereunder;
(vii)    customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.03 and applicable solely to such joint venture entered into in the ordinary course of business;
(viii)    negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01 but solely to the extent such negative pledges and restrictions relate to (i) the property financed by such Indebtedness and the proceeds, accessions and products thereof or (ii) the property secured by such Indebtedness and the proceeds, accessions and products thereof so long as the agreements governing such Indebtedness permit the Liens securing the Obligations;
(ix)    restrictions on cash, other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(x)    Secured Indebtedness otherwise permitted to be incurred under Sections 6.01 and 6.02 that limits the right of the obligor to dispose of the assets securing such Indebtedness;
(xi)    any encumbrances or restrictions of the type referred to in clauses (a) and (b) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (x) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Parent Borrower, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and
(xii)    purchase money obligations or other obligations permitted under Section 6.01(b)(iv) that, in each case, impose restrictions of the nature described in Section 6.07(c) on the property so acquired.
Clause (a) of the foregoing shall not apply to customary provisions in leases, subleases, licenses, sublicenses and other contracts restricting the assignment thereof, in each case entered into in the ordinary course of business.
SECTION 6.08.    Business of the Parent Borrower and Its Restricted Subsidiaries. Engage in any line of business material to the Parent Borrower and its subsidiaries taken as a whole other than (a) those lines of business conducted by the Parent Borrower or any subsidiary on the Closing Date or (b) any Similar Business.

SECTION 6.09.    Modification of Junior Financing Documentation. Directly or indirectly, amend, modify or change (a) the subordination provisions of any Junior Financing Documentation (and the component definitions used therein) or (b) any other term or condition of any Junior Financing Documentation, in the case of this clause (b), in any manner materially adverse to the interests of the Lenders and, in each case, without the consent of the Administrative Agent (which consent shall not be unreasonably withheld).
SECTION 6.10.    Changes in Fiscal Year. Make any change in its fiscal year; provided, however, that the Parent Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Parent Borrower and the Administrative Agent will, and are hereby authorized by Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
SECTION 6.11.    First Lien Net Leverage Ratio. Except with the written consent of the Required Covenant Lenders, the Parent Borrower shall not permit the First Lien Net Leverage Ratio as of the last day of any fiscal quarter (commencing with the fiscal quarter ending December 31, 2015) to be greater than 4.00 to 1.00.
SECTION 6.12.    Amendments or Waivers of Organization Documents. Agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of their respective Organization Documents after the Closing Date in a manner that is materially adverse to the Lenders, except as required by law.
ARTICLE VII
Events of Default
SECTION 7.01.    Events of Default. In case of the happening of any of the following events (“Events of Default”):
(a)any representation or warranty made or deemed made in any Loan Document or any representation, warranty, statement or information contained in any certificate required to be furnished pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;
(b)default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for mandatory prepayment thereof or by acceleration thereof or otherwise;
(c)default shall be made in the payment of (i) any reimbursement with respect to any L/C Disbursement or interest on any Loan or L/C Disbursement, when and as the same shall become due and payable, and such default shall continue unremedied for a period of 5 Business Days or (ii) any Fee or other amount (other than an amount referred to in clause (b) or (c)(i) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of 10 Business Days;
(d)default shall be made in the due observance or performance by the Borrowers or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to any Borrower), 5.05(a) (provided, that the delivery of a notice of Event of Default at any time will cure any Event of Default arising from the failure to timely deliver a notice of such Event of Default pursuant to Section 5.05(a)) or in Article VI (provided that an Event of Default under Section 6.11 shall not constitute an Event of Default for purposes of any Loan other than Revolving Loans and Tranche A Term Loans unless and until the Required Covenant Lenders have actually declared all such obligations to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded on or before the date on which the applicable Lenders of such other Loans declare an Event of Default under this clause (d); provided further that the covenant in Section 6.11 is subject to cure pursuant to Section 7.02);
(e)default shall be made in the due observance or performance by any Loan Party or its Restricted Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Parent Borrower;
(f)(i) the Borrowers or any Restricted Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to an applicable grace period), which failure enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that is a failure to pay such Material Indebtedness at its maturity or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that clause (ii) shall not apply to secured Material Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness if such sale or transfer is otherwise permitted hereunder;
(g)an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary), or of a substantial part of the property or assets of any Borrower or a Restricted Subsidiary (other than an Immaterial Subsidiary), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of the property or assets of any Borrower or a Restricted Subsidiary (other than an Immaterial Subsidiary) or (iii) the winding-up or liquidation of any Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)any Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of any proceeding or the filing of any petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of the property or assets of any Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (v) make a general assignment for the benefit of creditors;
(i)one or more judgments for the payment of money in an aggregate amount exceeding $50,000,000 (to the extent not covered by insurance as to which an insurance company has not denied coverage or by an indemnification agreement as to which the indemnifying party has not denied liability) shall be rendered against any Borrower and/or any Restricted Subsidiary (other than an Immaterial Subsidiary) and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;
(j)(i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect or (ii) a Pension Event occurs with respect to a Foreign Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect;
(k)any material provision of any Loan Document, at any time after its execution and delivery, shall for any reason cease to be in full force and effect (other than in accordance with its terms or in accordance with the terms of the other Loan Documents), or any Loan Party contests in writing the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability thereunder (other than as a result of the discharge of such Loan Party in accordance with the terms of the Loan Documents);
(l)other than with respect to items of Collateral not exceeding $10,000,000 in the aggregate, any Lien purported to be created by any Security Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid, perfected first priority Lien (subject only to Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or any subordination agreement permitted by this Agreement) having the priority contemplated thereby on the securities, assets or properties purported to be covered thereby, except (i) to the extent that any such validity, perfection or priority is not required pursuant to the Loan Documents (including as a result of a transaction not prohibited by this Agreement), (ii) to the extent that any lack of validity, perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities or promissory notes actually delivered to it and pledged under the Security Documents or to file Uniform Commercial Code financing, amendment or continuation statements or to take other actions required to be taken by the Collateral Agent for the Secured Parties to maintain a valid, perfected first priority Lien on the Collateral (so long as such act or omission does not result from the breach or non-compliance by a Loan Party with the Loan Documents) and (iii) as to Collateral consisting of Real Property to the extent the lack of validity, perfection or priority is covered by a lender’s title insurance policy and such insurer has not denied coverage; or

(m)	there shall have occurred a Change of Control;
then, and in every such event (other than an event (x) with respect to the Borrowers described in paragraph (g) or (h) above and (y) under paragraph (d) arising with respect to a failure to comply with Section 6.11, unless the conditions of the final proviso contained in paragraph (d) have been satisfied), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrowers described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event under paragraph (d) arising with respect to a failure to comply with Section 6.11, unless the conditions of the final proviso contained in paragraph (d) have been satisfied, and at any time thereafter during the continuance of such event, subject to Section 7.02, the Administrative Agent may, and at the request of the Required Covenant Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Revolving Credit Commitments (including Revolving Commitment Increases) and (ii) declare the Loans then outstanding in respect of the Revolving Credit Commitments (including Revolving Commitment Increases) and the Tranche A Term Loans to be forthwith due and payable in whole or in part, whereupon the principal of such Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder with respect to such Loans, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.
SECTION 7.02.    Equity Cure. Unless otherwise agreed by the Required Covenant Lenders:
(a)Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Parent Borrower fails to comply with the covenant set forth in Section 6.11 as of the end of any relevant fiscal quarter, at any time after the beginning of such fiscal quarter and prior to the day that is ten (10) Business Days (the “Cure Period”) after the day on which financial statements are required to be delivered for such fiscal quarter hereunder, Holdings or any Permitted Investor (or any other Person so long as no Change of Control results therefrom) may make a Specified Equity Contribution, directly or indirectly, to the Parent Borrower, and the Parent Borrower may, at the election of the Borrowers, apply the amount (the “Cure Amount”) of the net cash proceeds thereof to increase EBITDA of the Parent Borrower with respect to such fiscal quarter and all subsequent periods that include such fiscal quarter; provided that such net cash proceeds (i) are actually received Parent Borrower as common equity no later than ten (10) Business Days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder and (ii) are Not Otherwise Applied. The parties hereby acknowledge that this Section 7.02 may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 6.11 and shall not result in any adjustment to any amounts other than the amount of the EBITDA referred to in the immediately preceding sentence. If, after giving effect to the foregoing increase in EBITDA as a result of the Cure Amount, the requirements of Section 6.11 shall be satisfied, then the requirements of such Section shall be deemed satisfied as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply therewith at such date, and the breach of such Section that had occurred (and any resultant Event of Default or potential Event of Default) shall be deemed retroactively not to have occurred for all purposes of the Loan Documents. The Parent Borrower shall have the right at any time during the Cure Period to give the Administrative Agent notice from a Responsible Officer that it intends to make a Specified Equity Contribution (a “Notice of Intent to Cure”) which shall include a representation stating the expected date of the Specified Equity Contribution and the proposed source of funds (or otherwise be in a form reasonably satisfactory to the Administrative Agent). Upon the delivery by the Parent Borrower of a Notice of Intent to Cure, any resultant Event of Default or potential Event of Default shall be deemed retroactively not to have occurred for purposes of this Agreement; provided, however, that the Borrowers shall not be permitted to borrow Revolving Loans or Swingline Loans or issue Letters of Credit until such Specified Equity Contribution has been made and the requirements of Section 6.11 are satisfied; provided further that if the Specified Equity Contribution is not made before the expiration of the Cure Period, such Event of Default or potential Event of Default shall be deemed reinstated and the Borrowers shall not be permitted to incur Revolving Loans or Swingline Loans or issue Letters of Credit as otherwise provided under this sentence. Neither the Administrative Agent nor any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and none of the Administrative Agent, the Collateral Agent, any Lender or any Secured Party shall exercise any right to foreclose on or take possession of the Collateral or exercise any other remedy pursuant to the Loan Documents or applicable law prior to the expiration of the Cure Period solely on the basis of an Event of Default having occurred and being continuing under Section 6.11.
(b)(i) In each period of four consecutive fiscal quarters, there shall be at least two fiscal quarters in which no Specified Equity Contribution is made, (ii) no more than five Specified Equity Contributions shall be made in the aggregate during the term of this Agreement, (iii) the amount of any Specified Equity Contribution shall be no more than the amount required to cause the Borrowers to be in compliance with Section 6.11 for any applicable period and (iv) there shall be no pro forma reduction in Indebtedness (including as a result of netting) with the proceeds of any Specified Equity Contribution for determining compliance with Section 6.11 for the fiscal quarter in which the Specified Equity Contribution is made (it being understood and agreed that actual reductions in Indebtedness with the proceeds of any Specified Equity Contributions may be given effect for the fiscal quarters in which such reductions occur for purposes of determining compliance with Section 6.11).
ARTICLE VIII
The Administrative Agent and the Collateral Agent
SECTION 8.01.    Appointment and Authority.
(a)    Each of the Lenders and each Issuing Bank hereby irrevocably appoints the Administrative Agent and the Collateral Agent (the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.
(b)    The bank serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any subsidiary or other Affiliate thereof as if it were not an Agent hereunder.
SECTION 8.02.    Exculpatory Provisions.
(a)    Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), (c) each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the relevant Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the relevant Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action and (d) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrowers or any of the subsidiaries thereof that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence, bad faith or willful misconduct or material breach of the Loan Documents (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Neither Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Parent Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.
SECTION 8.03.    Reliance by the Administrative Agent.
(a)    Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrowers or any Affiliate thereof), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith and in accordance with the advice of any such counsel, accountants or experts.
(b)    For purposes of determining compliance with the conditions specified in Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
SECTION 8.04.    Delegation of Duties.
(a)    Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
SECTION 8.05.    Resignation of Administrative Agent.
(a)    Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying in writing the relevant Lenders, each Issuing Bank (if applicable) and the Parent Borrower. Upon receipt of any such notice of resignation of the Administrative Agent or the Collateral Agent, the Required Lenders shall have the right, with the consent of the Parent Borrower (such consent not to be unreasonably withheld, and provided that no such consent of the Parent Borrower shall be required if an Event of Default has occurred and is continuing under paragraphs (g)(i) or (h) of Article VII), to appoint a successor (other than a Disqualified Institution) which shall be a commercial banking institution organized under the laws of the United States or any State or a United States branch or agency of a commercial banking institution, in each case having a combined capital and surplus of at least $500,000,000. If the Administrative Agent becomes a Defaulting Lender, the Parent Borrower may remove such Defaulting Lender from such role upon 15 days’ notice to the Lenders (the date of such removal, the “Removal Effective Date”).

(b)    If no successor Agent is appointed by the Required Lenders and shall have accepted such appointment within 30 days after the resigning Agent gives notice of its resignation, the resigning Agent may appoint, after consulting with the relevant Lenders and the Parent Borrower, a successor Agent from among the relevant Lenders. If no successor Agent has accepted appointment as the successor Agent by the date which is 30 days following the retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the relevant Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders, appoint a successor Agent as provided for above (except in the case of the Collateral Agent holding collateral security on behalf of any Secured Parties, the resigning Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed). Upon the acceptance of any appointment as an Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Security Documents, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Security Documents or (b) otherwise ensure that the obligations under Section 5.09 are satisfied, the successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. The fees payable by the Parent Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor. After an Agent’s resignation hereunder or the occurrence of any Removal Effective Date, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.
(c)    Any resignation by Citibank, N.A. as Administrative Agent pursuant to this Section 8.05 shall also constitute its resignation as an Issuing Bank and the Swingline Lender. If Citibank, N.A. resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all L/C Exposure with respect thereto, including the right to require the Lenders to make ABR Loans or fund risk participations in unreimbursed L/C Disbursements pursuant to Section 2.23. If Citibank, N.A. resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to the Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make ABR Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.22. Upon the appointment by the Borrower of a successor Issuing Bank or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender) (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, (ii) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.
SECTION 8.06.    No Other Duties, Etc.
(a)    None of Lenders or other Persons identified on the cover page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “bookrunner” or “arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.
SECTION 8.07.    Non-Reliance on Administrative Agent and Other Lenders.
(a)    Each Lender acknowledges that it has, independently and without reliance upon the Agents, the Arrangers or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, the Arrangers or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.
SECTION 8.08.    Withholding Tax Indemnity.
(a)    To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties, additions to tax or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations.
SECTION 8.09.    Administrative Agent May File Proof of Claims.
(a)    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent and the Collateral Agent (irrespective of whether the Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise;
(i)    to file and prove a claim for the whole amount of the Obligations and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and each Agent or (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and each Agent and their respective agents and counsel and all other amounts due such Lenders and the Administrative Agent under Section 2.05 and 9.05) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to such Agent and, in the event such Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 9.05.

(b)    Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any relevant Lender any plan or reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any relevant Lender to authorize such Agent to vote in respect of the claim of any such Lender in any such proceeding.
(c)    Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (i) provided to the Agents in this Article VIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article VIII included such Issuing Bank with respect to such acts or omissions and (ii) as additionally provided herein with respect to such Issuing Bank.
(d)    The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions f the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).
ARTICLE IX
Miscellaneous
SECTION 9.01.    Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a)	if to the Borrowers, to them at:
c/o VWR International, Inc.
Radnor Corporate Center
Building One, Suite 200
P.O. Box 6660
100 Matsonford Road
Radnor, PA 19087
Attention of: James M. Kalinovich, Vice President and Treasurer, and George Van Kula, Senior Vice President, General Counsel and Secretary
(Fax No. (484) 881-5638 and (484) 881-6535)
Email address: James_Kalinovich@vwr.com and George_VanKula@vwr.com

(b)	if to Citibank, N.A. as Administrative Agent, to:
Citibank, N.A.
1615 Brett Road, Ops III New Castle, DE 19720 302-894-6010 (Phone)
646-274-5080 (Fax)
Global.Loans.Support@Citi.com

(c)	if to Citibank, N.A. as Swingline Lender, to:
Citibank, N.A.
1615 Brett Road, Ops III New Castle, DE 19720 302-894-6010 (Phone)
646-274-5080 (Fax)
GLAgentOfficeOps@citi.com

(d)	if to Citibank, N.A. as an Issuing Bank, to:
Citibank, N.A.
c/o Citicorp North America, Inc. Bldg B, 3rd Floor
3800 Citibank Center
Tampa, FL 33610
Attn: U.S. Standby Unit 866-945-6284 (Phone)
813-604-7187 (Fax)
leveragedfinance.middleoffice@citi.com; and
(e)if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.
All notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in the immediately succeeding paragraph shall be effective as provided in such paragraph.
Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing paragraph of notification that such notice or communication is available and identifying the website address therefor.
SECTION 9.02.    Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers herein or any other Loan Document, shall be considered to have been relied upon by the Agents, the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by each Issuing Bank, regardless of any investigation made by the Agents, the Lenders or such Issuing Bank or on their behalf, and notwithstanding that any Agent, any Lender or any Issuing Bank may have had notice or actual knowledge of any Default at the time of any Credit Event shall continue in full force and effect until the Termination Date. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank.
SECTION 9.03.    Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.
SECTION 9.04.    Successors and Assigns.
(a)    Whenever in this Agreement any of the parties hereto is referred to, such reference shallbe deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, the Administrative Agent, the Collateral Agent, any Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
(b)    Each Lender may assign to one or more assignees (in each case, other than to Defaulting Lenders, natural Persons or Disqualified Institutions unless, in the case of Disqualified Institutions, the Parent Borrower consents to such assignment to such entity, in which case such entity will not be considered a Disqualified Institution solely for the purpose of such assignment) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) each of the Administrative Agent and the Parent Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided that no such consent shall be required for an assignment of all or a portion of the Term Loans to a Lender or to an Affiliate of a Lender or any Approved Fund thereof or an assignment of all or a portion of any Revolving Credit Commitments or Revolving Credit Exposure to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or any Approved Fund thereof (in each case, other than to Disqualified Institutions, Defaulting Lenders and natural Persons) (each, an “Eligible Assignee”) and the consent of the Parent Borrower shall not be required during the continuance of any Event of Default arising under clause (b), (c), (g)(i) or (h) of Section 7.01, (ii) in the case of any assignment of a Revolving Credit Commitment, each Issuing Bank and the Swingline Lender must give its prior written consent (which consent shall not be unreasonably withheld or delayed), (iii) (A) in the case of any assignment, other than assignments to any Eligible Assignee, the amount of the Revolving Credit Commitment of the assigning Lender (or, in the case of an assignment of Loans after the Revolving Credit Commitment has expired or been terminated, the aggregate principal amount of the loans of the assigning Lenders) subject to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender’s Revolving

Credit Commitment (or Loans)) and shall be in an amount that is an integral multiple of $1,000,000 (or the entire remaining amount of such Lender’s Revolving Credit Commitment (or Loans) of the applicable Class), the amount of the Tranche A Term Loan Commitment or Tranche A Term Loans of the assigning Lender subject to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (or if less, the entire remaining amount of such Lender’s Tranche A Term Loan Commitment or Tranche A Term Loans) and shall be in an amount that is an integral multiple of $1,000,000 (or the entire remaining amount of such Lender’s Tranche A Term Loan Commitment or Tranche A Term Loans of the applicable Class) and the amount of the Tranche B-2 Term Loan Commitment or Tranche B-2 Term Loans of the assigning Lender subject to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than €1,000,000 (or if less, the entire remaining amount of such Lender’s Tranche B-2 Term Loan Commitment or Tranche B-2 Term Loans) and shall be in an amount that is an integral multiple of €500,000 (or the entire remaining amount of such Lender’s Tranche B-2 Term Loan Commitment or Tranche B-2 Term Loans of the applicable Class), provided, however, that simultaneous assignments by or to two or more Approved Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, and (B) in the case of any assignment to any Eligible Assignee, after giving effect to such assignment, the aggregate Revolving Credit Commitments (or Loans), Term Loan Commitments or Term Loans of the assigning Lender and its Affiliates and Approved Funds shall be zero or not less than $1,000,000 and the aggregate Revolving Credit Commitments (or Loans) or Term Loan Commitments or Term Loans of the assignee Lenders and their Affiliates and Approved Funds shall be not less than $1,000,000, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance (such Assignment and Acceptance to be (A) electronically executed and delivered to the Administrative Agent via an electronic settlement system then acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and (B) delivered together with a processing and recordation fee of $3,500, unless waived or reduced by the Administrative Agent in its sole discretion; provided that only one such fee shall be payable in connection with simultaneous assignments by or to two or more Approved Funds) and (v) the assignee, if it shall not be a Lender immediately prior to the assignment, shall deliver to the Administrative Agent an Administrative Questionnaire and the tax forms required under Section 2.20(e). Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) other than in connection with an assignment pursuant to Section 9.04(m), the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, as well as to any Fees accrued for its account and not yet paid). Any assignment or transfer that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section 9.04.
(c)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of

Holdings, the Borrowers or any subsidiary or the performance or observance by Holdings, the Borrowers or any subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance, (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance and each Affiliated Lender Assignment and Assumption delivered to it and each notice of cancellation of any Loans delivered by the Parent Borrower pursuant to Section 9.04(m) and a register for the recordation of the names and addresses of the Lenders and any changes thereto, whether by assignment or otherwise, and the Commitment of, and principal amount of the Loans (and related interest amount and fees with respect to such Loan) owing and paid to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrowers, the Administrative Agent, each Issuing Bank, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and Lenders (with respect to such Lender’s own interests only) at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender nor shall the Administrative Agent be obligated to monitor the aggregate amount of Term Loans held by Affiliated Lenders. Notwithstanding anything to the contrary in this Agreement, the Parent Borrower, Holdings, the other Loan Parties and the Lenders acknowledge and agree that in no event shall the Administrative Agent (in its capacity as such) be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender is a Disqualified Institution or (y) have any liability with respect to any assignment or participation of Loans or Commitments, or any disclosure of confidential information, to any Disqualified Institution. Upon request by the Administrative Agent, the Borrower shall (i) promptly (and in any case, not less than three Business Days (or shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 9.08) provide to the Administrative Agent, a complete list of all Affiliated Lenders holding Term Loans or Incremental Term Loans at such time and (ii) not less than three Business Days (or shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 9.08, provide to the Administrative Agent, a complete list of all Debt Fund Affiliates holding Term Loans or Incremental Term Loans at such time.
(e)    Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent, the Borrowers and the Issuing Banks to such assignment (in each case to the extent required pursuant to paragraph (b) above) and any applicable tax forms required by Section 2.20(e), the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).
(f)    Each Lender may without the consent of the Borrowers, the Swingline Lender, any Issuing Bank or the Administrative Agent sell participations to one or more banks or other Persons (other than a natural person, a Defaulting Lender, the Sponsor, Holdings, any Non-Debt Fund Affiliate and, to the extent the list thereof has been made available to all Lenders, any Disqualified Institution) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and its participations in the L/C Exposure and/or Swingline Loans); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 (subject to the requirements and limitations of such Sections, it being agreed that any documentation required to be provided under Section 2.20(e) shall be provided solely to the participating Lender) to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant, except to the extent such entitlement to a greater amount results from a Change in Law after the participant became a participant), (iv) to the extent permitted by applicable law, each participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided that each participant shall be subject to Section 2.18 as though it were a Lender and (v) the Borrowers, the Administrative Agent, each Issuing Bank, the Swingline Lender and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers described in clauses (i), (ii) and (iii) of Section 9.08(b) as it pertains to the Loans or Commitments in which such participant has an interest). Each Lender selling a participation to a participant shall keep a register of each such participation, specifying such participant’s entitlement to payments of principal and interest with respect to such participation, and the parties shall treat each Person whose name is recorded in the participant register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(g)    Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any non-public information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such non-public information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.
(h)    Any Lender may, without the consent of the Borrowers or the Administrative Agent, at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that (i) such assignment shall not increase the costs or expenses or otherwise increase or change the obligations of the Borrowers hereunder and (ii) no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
(i)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (x) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers hereunder; provided that an SPC may be entitled to a greater payment under Section 2.14, Section 2.16 or Section 2.20 to the extent such entitlement to a greater payment results from a Change in Law after the grant is made (y) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (z) the Granting Lender shall for all purposes remain the Lender of record hereunder. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (A) with notice to, but without the prior written consent of, the Parent Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender and (B) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.
(j)    Neither the Parent Borrower nor any Foreign Subsidiary Borrower (unless the Parent Borrower has assumed in writing all Obligations of any Foreign Subsidiary Borrower hereunder) shall assign or delegate any of its rights or duties hereunder (other than in a transaction permitted by Section 6.04) without the prior written consent of the Administrative Agent, each Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.
(k)    If the Parent Borrower wishes to replace the Loans or Commitments under any Credit Facility with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders under such Credit Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders under such Credit Facility to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 9.08 (with such replacement, if applicable, being subject to, and deemed to have been made pursuant to, Section 9.08(d)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders under such Credit Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrowers), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 2.16. By receiving such purchase price, the Lenders under such Credit Facility shall automatically be deemed to have assigned the Loans or Commitments under such Credit Facility pursuant to the terms of an Assignment and Acceptance, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.
(l)    Any Lender may, so long as no Event of Default has occurred and is continuing, at any time, without any consent, assign all or a portion of its rights and obligations with respect to any Class of Term Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through (x) Dutch auctions open to all Lenders holding Term Loans of such Class on a pro rata basis in accordance with procedures of the type described in Section 2.12(f) or (y) open market purchases on a non-pro rata basis, in each case subject to the following limitations:
(i)    no assignment of Term Loans to an Affiliated Lender may be purchased with the proceeds of any Revolving Loan or Swingline Loan;
(ii)    the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit I hereto (an “Affiliated Lender Assignment and Assumption”);

(iii)    Affiliated Lenders (A) will not receive information provided solely to Lenders by the Administrative Agent or any Lender, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II, (B) will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent and (C) will not receive advice of counsel to the Administrative Agent and the Lenders;
(iv)    in connection with each assignment pursuant to this Section 9.04(l), the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans shall render customary “big boy” letters to each other (and, in connection with any assignments pursuant to clause (x) above, the Auction Agent) regarding information that is not known to such assigning Lender that may be material to the decision by such assigning Lender to enter into such assignment to such Affiliated Lender; and
(v)    the aggregate principal amount of Term Loans (as of the date of consummation of any transaction under this Section 9.04(l)) held at such time by all Affiliated Lenders shall not exceed 25% of the principal amount of all Term Loans outstanding as of the date of such transaction (such percentage, the “Affiliated Lender Cap”).
Each Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within 10 Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within 10 Business Days) if it becomes an Affiliated Lender. Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit B-2.
Each Lender participating in any assignment to Affiliated Lenders acknowledges and agrees that in connection with such assignment, (1) the Affiliated Lenders then may have, and later may come into possession of Excluded Information, (2) such Lender has independently and, without reliance on the Affiliated Lenders or any of their subsidiaries, Holdings, the Parent Borrower or any of their subsidiaries, the Administrative Agent or any other Agent-Related Persons, has made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of the Parent Borrower, Company Parties or Sponsor or any of their respective Affiliates shall be required to make any representation that it is not in possession of material non-public information, (4) none of the Affiliated Lenders or any of their subsidiaries, Holdings, the Parent Borrower or their respective subsidiaries, the Administrative Agent or any other Agent-Related Persons shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Affiliated Lenders and any of their subsidiaries, Holdings, the Parent Borrower and their respective subsidiaries, the Administrative Agent and any other Agent-Related Persons, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (5) that the Excluded Information may not be available to the Administrative Agent or the other Lenders.
Notwithstanding anything to the contrary in the Loan Documents, any Term Loans assigned to an Affiliated Lender in accordance with this Section 9.04(l) or Section 9.04(p) may be contributed to Holdings or any of its Restricted Subsidiaries and be exchanged for debt or equity securities of the Parent Borrower (or any of its direct or indirect parent) to the extent otherwise permitted herein, in which case Holdings, the Parent Borrower and its Restricted Subsidiaries shall comply with Sections 9.04(m)(ii), (iii), (iv) and (v) (with any references to the Parent Borrower in such sections to be deemed to include any applicable Restricted Subsidiary) and, for the avoidance of doubt, any other assignment to Holdings or its Restricted Subsidiaries shall be consummated only pursuant to Section 9.04(m) below.
(m)    Any Lender may, so long as no Event of Default has occurred and is continuing, at any time, without any consent, assign all or a portion of its rights and obligations with respect to any Class of Term Loans under this Agreement to Holdings, the Parent Borrower or any Restricted Subsidiary through (x) Dutch auctions open to all Lenders holding Term Loans of such Class on a pro rata basis in accordance with procedures of the type described in Section 2.12(f) or (y) notwithstanding Sections 2.17 and 2.18 or any other provision in this Agreement, open market purchase on a non-pro rata basis, in each case subject to the following:
(i)    no assignment of Term Loans to Holdings, the Parent Borrower or a Restricted Subsidiary may be purchased with the proceeds of any Revolving Loan or Swingline Loan;
(ii)    the assigning Lender and Holdings, the Parent Borrower or such Restricted Subsidiary, as applicable, shall execute and deliver to the Administrative Agent an Affiliated Lender Assignment and Assumption substantially in the form of Exhibit I hereto;
(iii)    if Holdings or a Restricted Subsidiary is the assignee, upon such assignment, transfer or contribution, Holdings or such Restricted Subsidiary, as applicable, shall automatically be deemed to have contributed or distributed, as applicable, the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Parent Borrower;
(iv)    if the Parent Borrower is the assignee (including through contribution or transfers set forth in clause (iii) above), (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, distributed, assigned or transferred to the Parent Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishment of the Term Loans then held by the Parent Borrower and (c) the Parent Borrower shall promptly provide notice to the Administrative Agent of such contribution, distribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register; and
(v)    in connection with each assignment pursuant to this Section 9.04(m), the assigning Lender and Holdings, the Parent Borrower or such Restricted Subsidiary, as applicable, shall render customary “big boy” letters to each other (and, in connection with any assignments pursuant to clause (x) above, the Auction Agent) regarding information that is not known to such assigning Lender that may be material to the decision by such assigning Lender to enter into such assignment to Holdings, the Parent Borrower or such Restricted Subsidiary, as applicable.
Each Lender participating in any assignment pursuant to this clause (m) acknowledges and agrees that in connection with such assignment, (1) Holdings and its subsidiaries then may have, and later may come into possession of Excluded Information, (2) such Lender has independently and, without reliance on Holdings or any of its subsidiaries or Affiliates, the Administrative Agent or any other Agent-Related Persons, has made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of the Parent Borrower, Company Parties or Sponsor or any of their respective Affiliates shall be required to make any representation that it is not in possession of material non-public information, (4) none of Holdings or its subsidiaries or Affiliates, the Administrative Agent or any other Agent-Related Persons shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Parent Borrower and its subsidiaries and Affiliates, the Administrative Agent and any other Agent-Related Persons, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (5) the Excluded Information may not be available to the Administrative Agent or the other Lenders.
(n)    Notwithstanding anything in Section 9.08 or the definition of “Required Lenders” or “Required Covenant Lenders” to the contrary, for purposes of determining whether the Required Lenders or the Required Covenant Lenders, as applicable, have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 9.04(o), any plan of reorganization pursuant to the U.S. federal Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and:
(A)all Term Loans held by Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders or the Required Covenant Lenders, as applicable, have taken any actions; and
(B)all Term Loans held by Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question adversely affects such Affiliated Lender in any material respect as compared to other Lenders.
(o)    Additionally, the Loan Parties and Affiliated Lenders hereby agree that if a case under Title 11 of the United States Code is commenced by or against any Loan Party, such Loan Party shall seek (and the Affiliated Lenders shall consent) to provide that the vote of the Affiliated Lenders with respect to any plan of reorganization of such Loan Party shall be counted in the same proportion as all other Lenders, except that Affiliated Lenders’ vote may be counted to the extent any such plan of reorganization (i) proposes to treat the Obligations held by Affiliated Lenders in a manner that is less favorable in any material respect to the Affiliated Lenders (in their respective capacities as Lenders) than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Parent Borrower, (ii) would deprive the Affiliated Lenders of their Pro Rata Percentage of any payments to which all Lenders are entitled or (iii) requires the consent of each Lender or each affected Lender. The Affiliated Lenders hereby irrevocably appoint the Administrative Agent (such appointment being coupled with an interest) as the Affiliated Lenders’ attorney-in-fact, with full authority in the place and stead of the Affiliated Lenders and in the name of the Affiliated Lenders, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this Section 9.04(o).
(p)    Although Debt Fund Affiliates shall not be subject to the provisions of Section 9.04(n) or 9.04(o), any Lender may, at any time, assign all or a portion of its rights and obligations with respect to any Class of Loans or Commitments under this Agreement to a Person who is or will become, after such assignment, a Debt Fund Affiliate only through (x) Dutch auctions open to all Lenders holding such Class of Loans or Commitments on a pro rata basis in accordance with procedures of the type described in Section 2.12(f) or (y) open market purchases on a non-pro rata basis. Notwithstanding anything in Section 9.08 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Term Loans, Revolving Credit Commitments and Revolving Loans held by Debt Fund Affiliates may not account for more than 49.9% of the Term Loans, Revolving Credit Commitments and Revolving Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 9.08.
SECTION 9.05.    Expenses; Indemnity.
(a)    The Parent Borrower agrees to pay (and, to the extent directly attributable to Revolving Loans made to any Foreign Subsidiary Borrower hereunder, such Foreign Subsidiary Borrower shall, jointly and severally with the Parent Borrower, agree to pay) (i) all reasonable out-of-pocket expenses (but limited, as to legal fees and expenses, to those of Cahill Gordon & Reindel LLP, counsel for the Agents and the Arrangers taken as a whole, and, if reasonably necessary, of one local counsel in any material jurisdiction) incurred by the Arrangers and the Agents, in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) and (ii) all reasonable out-of-pocket expenses (but limited, as to legal fees and expenses, to one counsel for all such Persons taken as a whole, and, if reasonably necessary, of one local counsel to all such Persons taken as a whole in any relevant jurisdiction; provided that if the representation of such Persons (or any portion thereof) by the same counsel would be inappropriate due to actual or potential differing interests between them, then such expenses shall include the reasonable legal fees and expenses of one separate counsel to such Persons, taken as a whole, in each relevant jurisdiction) incurred by the Agents, any Issuing Bank, the Swingline Lender or any Lender in connection with the enforcement or protection of its rights or remedies in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder.
(b)    The relevant Borrower agrees to indemnify each Arranger, each Agent, each Agent-Related Person, each Lender, each Issuing Bank, the Swingline Lender and each of the foregoing Persons’ Affiliates and the respective directors, officers, employees and agents of such Person and such Person’s Affiliates and their successors and assigns (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all costs, expenses (including reasonable fees, out-of-pocket disbursements and other charges of one counsel to the Indemnitees, taken as a whole, and one local counsel to the Indemnitees taken as a whole in each relevant jurisdiction; provided that if (i) one or more Indemnitees shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to one or more other Indemnitees or (ii) the representation of the Indemnitees (or any portion thereof) by the same counsel would be inappropriate due to actual or potential differing interests between them, then such expenses shall include the reasonable fees, out-of-pocket disbursements and other charges of one separate counsel to such Indemnitees, taken as a whole, in each relevant jurisdiction), and liabilities of such Indemnitee arising out of or in connection with (w) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (x) the use of the proceeds of the Loans or issuance of Letters of Credit, (y) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrowers, any other Loan Party or any of their respective Affiliates), or (z) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by Holdings, the Borrowers or any of the subsidiaries, or any liability under Environmental Laws related in any way to Holdings, the Borrowers or the subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such costs, expenses or liabilities (x) resulted from the gross negligence, bad faith, fraud or willful misconduct of such Indemnitee (or its Affiliates and the respective directors, officers, employees and agents of such Indemnitee and such Indemnitee’s Affiliates) (each, a “related party” of such Indemnitee) or material breach of its (or any of its related parties’) obligations hereunder or under any of the other Loan Documents or in connection with any transaction contemplated hereby or thereby (as determined by a court of competent jurisdiction in a final non-appealable judgment), (y) relate to the presence or Release of Hazardous Materials that first occur at any property owned by Holdings, the Borrowers or any of Holdings’ other subsidiaries after such property is transferred to any Indemnitee, any of its related parties or any of their respective successors or assigns by foreclosure, deed-in-lieu of foreclosure or similar transfer or (z) resulted from any dispute solely among Indemnitees (or their related parties) that does not arise out of any act or omission of the Parent Borrower, any of its Subsidiaries or any direct or indirect parent company of the Parent Borrower (other than claims against an Indemnitee in its capacity or in fulfilling its role as an Agent or Arranger or similar role under the Credit Facilities). The Parent Borrower shall have no obligation to reimburse any Indemnitee for fees and expenses unless such Indemnitee provides the Parent Borrower with an undertaking in which such Indemnitee agrees to refund and return any and all amounts paid by the Parent Borrower to such Indemnitee to the extent any of the foregoing items in clauses (x) through (z) occurs. Notwithstanding the foregoing, this Section 9.05 shall not apply to Tax matters (other than Taxes that represent liabilities, obligations, losses, damages, etc., with respect to a non-Tax claim).

(c)    To the extent that any Borrower fails to pay any amount required to be paid by it to the Arrangers, the Administrative Agent or any other Indemnitee related thereto under paragraph (a) or (b) of this Section 9.05 (and without limiting its obligation to do so), each Lender severally agrees to pay to the Arrangers, such Indemnitee and the Administrative Agent, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Arrangers, the Agents, the Issuing Banks, the Swingline Lender or such Indemnitee in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans and unused Commitments at the time.
(d)    To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim from (i) the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent such damages have resulted from the willful misconduct, bad faith, fraud or gross negligence of such party of any of its Affiliates (as determined by a court of competent jurisdiction in a final non-appealable judgment) or the respective directors, officers, employees and agents of such party and such party’s Affiliates and (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof (it being agreed that this clause (ii) shall not limit the indemnification obligations of the Borrowers (including in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses)).
(e)    The provisions of this Section 9.05 shall survive the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Banks. All amounts due under this Section 9.05 shall be payable within 30 days after receipt of an invoice relating thereto setting forth such amounts in reasonable detail.
SECTION 9.06.    Right of Setoff; Payments Set Aside.
(a)    If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, without prior notice to any Borrower or any other Loan Party, any such notice being waived by each Borrower (on its own behalf and on behalf of each Loan Party and its subsidiaries) to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.26 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the applicable Issuing Banks and Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Parent Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

(b)    To the extent that any payment by or on behalf of any Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, then (i) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.
SECTION 9.07.    Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN SUCH OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.
SECTION 9.08.    Waivers; Amendment.
(a)    No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.
(b)    Except as otherwise set forth in this Agreement, and except for those actions expressly permitted to be taken by the Agents, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Required Lenders and the Loan Parties that are party thereto and are affected by such waiver, amendment or modification and acknowledged by the Administrative Agent; provided, however, that no such agreement shall (i) reduce the principal amount of, or extend or waive any scheduled amortization payment or the final scheduled maturity date of or date for the payment of any interest or premium on, any Loan or any date for reimbursement of an L/C Disbursement, forgive any such payment or any part thereof, or decrease the rate of interest or premium on any Loan or L/C Disbursement, without the prior written consent of each Lender directly and adversely affected thereby (it being understood that (x) any amendments, waiver or other modifications of any term or provision of Section 6.11, 7.01(d) (solely as it relates to Section 6.11 or 7.02), 7.02 or the definition of “Consolidated First Lien Net Leverage Ratio” (or any of its component definitions (as used in such Sections but not as used in other Sections of this Agreement)), including pursuant to Section 1.02, shall only require the consent of the Parent Borrower and the Required Covenant Lenders, (y) except as set forth in clause (x), the amendment, waiver or other modification of a Default or an Event of Default shall only require the consent of the Parent Borrower and the Required Lenders and (z) the amendment, waiver or modification of any default interest, mandatory prepayment of Loans or mandatory reductions of Commitments shall only require the consent of the Parent Borrower and the Required Class Lenders of the affected Class), (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender (it being understood that (x) any amendments, waiver or other modifications of any term or provision of Section 6.11, 7.01(d) (solely as it relates to Section 6.11 or 7.02), 7.02 or the definition of “Consolidated First Lien Net Leverage Ratio” (or any of its component definitions (as used in such Sections but not as used in other Sections of this Agreement)), including pursuant to Section 1.02, shall only require the consent of the Required Covenant Lenders, (y) except as set forth in clause (x), the amendment, waiver or other modification of a Default or an Event of Default shall only require the consent of the Parent Borrower and the Required Lenders and (z) the amendment, waiver or modification of any default Fees, mandatory prepayment of Loans or mandatory reductions of Commitments shall only require the consent of the Parent Borrower and the Required Class Lenders of the affected Class), (iii) amend or modify the provisions of Section 2.17, the provisions of Section 2.18, the provisions of Section 9.04(j) (it being understood that any change to Section 6.04 shall only require approval of the Required Lenders) or the provisions of this Section 9.08 (in each case, except as set forth below) without the prior written consent of each directly and adversely affected Lender, (iv) release all or substantially all of the Guarantors or all or substantially all of the Collateral (except as permitted under Section 6.04, Section 6.05 or the Guarantee and Collateral Agreement), without the prior written consent of each Lender, (v) except as specifically provided in Section 9.15(d), change the currency in which any Loan is denominated without the written consent of each Lender directly affected thereby or (vi) reduce the percentage contained in the definition of the term “Required Covenant Lenders,” “Required Lenders,” “Required Class Lenders” or “Required Revolving Lenders” without the prior written consent of each directly and adversely affected Lender (it being understood that with the consent of the Required Covenant Lenders, the Required Lenders, the Required Class Lenders or the Required Revolving Lenders (if such consent is otherwise required) or the Administrative Agent (if the consent of the Required Covenant Lenders, the Required Lenders, the Required Class Lenders or the Required Revolving Lenders is not otherwise required), additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Covenant Lenders, the Required Lenders, Required Revolving Lenders or Required Class Lenders on substantially the same basis as the Commitments and extensions of credit thereunder on the date hereof and this Section may be amended to reflect such extension of credit); provided, further, that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, any Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, such Issuing Bank or the Swingline Lender, as the case may be; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swingline Loans with only the written consent of the Administrative Agent, the Swingline Lender and the Parent Borrower so long as the obligations of the Revolving Credit Lenders are not affected thereby, (2) no such agreement shall make any change to the documents that by its terms affects the rights of any Class of Lenders to receive payments in any manner different than any other Class of Lenders without the written consent of the Required Class Lenders of such Class; (3) Section 9.04(i) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (4) (A) the definitions of “Alternative Currency,” “Alternative Currency Sublimit,” “Foreign Subsidiary Borrower Sublimit” and “Special Notice Currency”, Section 9.08(g) and Schedule A may be amended by the Parent Borrower, each Revolving Credit Lender and the Administrative Agent and (B) the definition of “Minimum Currency Threshold” (as it relates to any Class of Term Loans or Revolving Credit Commitments) may be amended by the Parent Borrower and Required Class Lenders for the applicable Class of Term Loans or Revolving Credit Commitments; (5) only the consent of the parties to the Fee Letter shall be required to amend, modify or supplement the terms thereof; (6) (x) no Lender consent is required to effect an Incremental Amendment, Refinancing Amendment or the consummation of an Extension Offer (except as expressly provided in Sections 2.24, 2.25 or 2.27 or in the following clause (y) or (z), as applicable) or to effect any amendment expressly contemplated by Section 1.10 or 6.10, (y) in connection with an amendment that addresses solely a re-pricing transaction in which any Class of Term Loans is Refinanced with a replacement Class of term loans bearing (or is modified in such a manner such that the resulting term loans bear) a lower All-In Yield (which may include other customary technical amendments related thereto, including providing that such replacement term loans may have a prepayment premium in connection therewith) (a “Permitted Repricing Amendment”), only the consent of the Lenders holding Term Loans subject to such permitted repricing transaction that will continue as a Lender in respect of the repriced Class of Term Loans or modified Term Loans shall be required for such Permitted Repricing Amendment, and (z) in connection with the consummation of an Extension Amendment, only the consent of the Lenders that will continue as a Lender in respect of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, subject to such Extension Offer shall be required for the consummation thereof; (7) the Letter of Credit Sublimit may be increased with only the consent of the Required Revolving Lenders, each Issuing Bank and the Administrative Agent; (8) no Lender consent is required for any Agent to enter into, or to effect any amendment, modification or supplement to, any intercreditor agreement or arrangement contemplated under this Agreement or any document pertaining to any Indebtedness permitted hereby that is permitted to be secured by the Collateral, including any Credit Increases, any Incremental Equivalent Debt, any Permitted First Priority Refinancing Debt or any Permitted Junior Priority Refinancing Debt, for the purpose of adding the holders of such Indebtedness (or their Representative) as a party thereto and otherwise causing such Indebtedness to be subject thereto, in each case as contemplated by the terms of such intercreditor agreement or arrangement (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect (taken as a whole), to the interests of the Lenders and provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent); (9) notwithstanding anything to the contrary contained in Section 10.01, guarantees, Security Documents and related documents executed by the Loan Parties or the Restricted Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Parent Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (x) to comply with local Law or advice of local counsel or (y) to cause such guarantee, Security Document or other document to be consistent with this Agreement and the other Loan Documents; (10) amendments, waiver or other modifications of any term or provision of Section 6.11, 7.01(b) (solely as it relates to Section 6.11 or 7.02), 7.02 or the definition of “Consolidated First Lien Net Leverage Ratio” (or any of its component definitions (as used in such Sections but not as used in other Sections of this Agreement)), including pursuant to Section 1.02, may not be amended without the written consent of the Required Covenant Lenders; and (11) notwithstanding anything to the contrary contained in Section 10.01, if at any time after the Closing Date, the Administrative Agent and the Parent Borrower shall have jointly identified an ambiguity, obvious error or any error or omission of a technical or administrative nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Parent Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each directly and adversely affected Lender that by its terms materially and adversely affects any Defaulting Lender to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.
(c)    Notwithstanding the foregoing, in addition to any amendments effectuated without the consent of Lenders in accordance with Sections 2.24, 2.25 and 2.27, this Agreement (including this

Section 9.08 and Section 2.17) may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and Fees in respect thereof, (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, the Required Revolving Lenders, the Required Class Lenders and other definitions related to such new credit facilities and (iii) to provide class protection for any additional credit facilities in a manner consistent with those provided herein for the Classes of Lenders contemplated by this Agreement as in effect on the Closing Date.
(d)    Notwithstanding the foregoing, in addition, this Agreement may be amended with the written consent of the Administrative Agent, the Parent Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing in whole or in part of any Class of outstanding Term Loans (“Refinanced Term Loans”) with a replacement term loan Class hereunder (“Replacement Term Loans”), provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (ii) the Applicable Percentage for such Replacement Term Loans shall not be higher than the Applicable Percentage for such Refinanced Term Loans, (iii) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing, (iv) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing and (v) such Replacement Term Loans shall otherwise constitute Credit Agreement Refinancing Indebtedness.
(e)    Notwithstanding the foregoing, any amendment, modification or waiver of, or consent with respect to Section 2.13(e) with respect to the application of any mandatory prepayment that results in a Class of Lenders being allocated a lesser repayment than such Class would otherwise have been entitled to in the absence of such amendment, modification or waiver, shall require the consent of the Required Class Lenders or the Required Revolving Lenders, as applicable for such affected Class (except in the case where additional extensions of terms loans are being afforded substantially the same treatment afforded to the Term Loans pursuant to this Agreement on the Closing Date).
(f)    Each waiver, amendment, modification, supplement or consent made or given pursuant to this Section 9.08 shall be effective only in the specific instance and for the specific purpose for which given, and such waiver, amendment, modification or supplement shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Agents and all future holders of the Loans and Commitments.
(g)    Schedule B may be amended (and this Agreement may be amended as provided for in clauses (i)(A) and (ii) below), so long as no Default or Event of Default shall have occurred and be continuing, as follows:
(i)    Schedule B will be amended to add subsidiaries as additional Foreign Subsidiary Borrowers (provided that any such Foreign Subsidiary Borrower and its jurisdiction of organization is reasonably satisfactory to the Administrative Agent and further provided that this Agreement (including, without limitation, Section 2.20 and the definition of Excluded Taxes) shall be amended as mutually agreed by the Administrative Agent and the Parent Borrower):
(I)    if the Parent Borrower shall have provided at least ten (10) Business Days written notice to the Administrative Agent of its intention to amend Schedule B to add a Foreign Subsidiary Borrower (which notice shall specify the name of such Foreign Subsidiary Borrower and its jurisdiction of organization) (with the Administrative Agent hereby agreeing to promptly furnish any such notice received from the Parent Borrower to each Revolving Credit Lender) and either:
(x)    the Administrative Agent shall not have received from any Potentially Restricted Revolving Credit Lender, prior to the date occurring twenty (20) Business Days after the Administrative Agent received the respective written notice from the Parent Borrower, written notice to the effect that, in accordance with then applicable credit policies of such Revolving Credit Lender, such Revolving Credit Lender does not generally provide extensions of credit in the jurisdiction of organization of the proposed Foreign Subsidiary Borrower or is otherwise unable to provide extensions of credit to such Foreign Subsidiary Borrower (with each Potentially Restricted Revolving Credit Lender, if any, which provides such notice with respect to any jurisdiction being herein called a “Restricted Revolving Credit Lender” with respect to such jurisdiction); or
(y)    there is one or more Restricted Revolving Credit Lenders with respect to the relevant jurisdiction, and:
(I)the Administrative Agent (or one or more of its Affiliates acting as the “fronting” Revolving Credit Lender to the respective Foreign Subsidiary Borrower) provides (it being understood that the Administrative Agent shall not have any obligation to provide) to such Restricted Revolving Credit Lenders “fronting” arrangements on terms and conditions customary for Citibank, N.A. and reasonably satisfactory to such Restricted Revolving Credit Lenders (including with respect to voting, payment of fees and interest and indemnities by any applicable Restricted Revolving Credit Lender; it being understood that no Borrower shall have any greater liability or obligation by reason of such “fronting” arrangement than in would in the absence of such arrangement), pursuant to which (a) Citibank, N.A. or its relevant Affiliate (in its individual capacity) shall act as the “fronting” Revolving Credit Lender for such Restricted Revolving Credit Lender(s) in respect of extensions of credit otherwise required to be made to the respective Foreign Subsidiary Borrower pursuant to the Revolving Loan Commitments of the respective Restricted Revolving Credit Lender(s), and (b) such Restricted Revolving Credit Lender(s) shall act as “indemnifying lenders” in respect of extensions of credit made by Citibank, N.A. (in its capacity as “fronting” Revolving Credit Lender) to such Foreign Subsidiary Borrower, in each case, to the extent not prohibited by the laws of such Foreign Subsidiary Borrower’s jurisdiction, and
(II)in order to implement the “fronting” and “indemnity” arrangements described in immediately preceding clause (I), each of the Borrowers and the Administrative Agent shall have entered into either (a) amendments to this Agreement, the Exhibits hereto and any other Loan Documents in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers or (b) at the option of the Administrative Agent (in its reasonable discretion), ancillary documents in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers (which documents shall be thereafter deemed, for all purposes, to be “Loan Documents” hereunder) (it being hereby acknowledged and agreed by each Lender that such Lender shall have no right to consent to any amendment to this Agreement effected in accordance with this clause (II) effected by the Administrative Agent and the Borrowers unless such Lender is materially adversely affected thereby); provided that notwithstanding any provision herein to the contrary, in the event preceding clause (y) of this Section 9.08(g)(i)(A) is applicable, and any Restricted Revolving Credit Lender decides for any reason not to agree to (or avail itself of) the “fronting” and “indemnity” arrangements provided pursuant thereto, (1) such Restricted Revolving Credit Lender shall remain obligated to directly fund all extensions of credit pursuant to its Revolving Credit Commitment (including, without limitation, to Foreign Subsidiary Borrowers) unless and until (and then to the extent) it assigns such Revolving Credit Commitment to another Person in accordance with the relevant requirements of Section 9.04, (2) the provisions of this Section .08(g)(i)(A) shall not be applicable and (3) Schedule B shall be amended in accordance with the remaining provisions of Section .08(g)(i)(B) below; and
(II)    upon (I) execution and delivery by the Parent Borrower, such additional Foreign Subsidiary Borrowers and the Administrative Agent of a Joinder Agreement substantially in the form of Exhibit H (a “Joinder Agreement”), providing for such subsidiaries to become Foreign Subsidiary Borrowers hereunder and Grantors under and as defined in the Guarantee and Collateral Agreement (or shall otherwise enter into collateral and security documents reasonably satisfactory to the Administrative Agent and providing, to the extent reasonably practicable under relevant law, substantially the equivalent of the lien and security interests contemplated to be provided by Grantors under the Guarantee and Collateral Agreement), (II) delivery to the Administrative Agent of (x) in the case of any Foreign Subsidiary Borrower the Capital Stock of which is held by a Domestic Subsidiary, a stock pledge agreement (or, if the parent corporation of such Foreign Subsidiary Borrower is a party to the Guarantee and Collateral Agreement, a pledge pursuant to such agreement) covering 100% of the Capital Stock of such Foreign Subsidiary Borrower, together with any documents and instruments necessary to perfect the security interest to be created thereby (provided that only 65% of the voting Capital Stock (and 100% of the non-voting Capital Stock) of such Foreign Subsidiary Borrower shall secure the Domestic Obligations), (y) corporate resolutions, other corporate documents, certificates and legal opinions in respect of such additional Foreign Subsidiary Borrowers substantially equivalent to comparable documents delivered on the Closing Date in respect of the Loan Parties on the Closing Date and (z) such other documents with respect thereto as the Administrative Agent shall reasonably request, and (III) execution and delivery by the Parent Borrower, such Foreign Subsidiary Borrower, all of the Revolving Credit Lenders and the Administrative Agent of a written instrument providing for such amendment to Schedule B; provided that the Parent Borrower and its subsidiaries shall not be required to comply with the requirements of the foregoing clauses (II)(x), (y) or (z) if the Administrative Agent, in its sole discretion, determines that the cost of such compliance is excessive in relation to the value of the collateral security to be afforded thereby; provided, further, that no document described in the foregoing clauses (II)(x), (y) or (z) shall be required, or the form of such document shall be modified, to the extent required to avoid (A) any violation of applicable law or (B) any violation of the provisions of any joint venture or other material agreement governing or binding such Domestic Subsidiary or other Subsidiary of the Parent Borrower. Any Domestic Subsidiary or other Subsidiary of the Parent Borrower that cannot execute such a document or whose document must be amended for the foregoing reasons shall promptly upon any change of law or waiver or lapse of the applicable contractual restriction enter into such document or amend the existing document to comply with this Section 9.08(g)(i) in a manner reasonably satisfactory to the Administrative Agent.

(ii)    This Agreement may be amended with the written consent of the Parent Borrower and the Administrative Agent to add or modify any provision with respect to the extension of credit to any Foreign Subsidiary Borrower and the related requirements hereunder if it is determined by the Parent Borrower and the Administrative Agent that such addition or modification is reasonably necessary to comply with any domestic or local law, rule or regulation (including without limitation, any local tax authorities) or the advice of counsel.
(iii)    Schedule B will be amended to remove any subsidiary as a Foreign Subsidiary Borrower upon execution and delivery by the Parent Borrower to the Administrative Agent of a written notification to such effect and repayment in full of all Loans made to such Foreign Subsidiary Borrower and repayment in full of all other amounts (other than contingent obligations) owing by such Foreign Subsidiary Borrower under this Agreement and the other Loan Documents.
SECTION 9.09.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by such Lender.
SECTION 9.10.    Entire Agreement. This Agreement, the Fee Letters and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Indemnitees, the Arrangers, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
SECTION 9.11.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
SECTION 9.12.    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 9.13.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
SECTION 9.14.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 9.15.    Jurisdiction; Consent to Service of Process.
(a)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, in the county of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(d)    If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in dollars, Canadian Dollars, euros, Sterling or other Alternative Currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase dollars, Canadian Dollars, euros, Sterling or other Alternative Currency, as the case may be, with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York City time) on the Business Day preceding that on which final judgment is given, for the purchase of dollars, Canadian Dollars, euros, Sterling or other Alternative Currency, as the case may be, for delivery two Business Days thereafter. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.
(e)    Upon any Foreign Subsidiary becoming a Foreign Subsidiary Borrower in accordance with Section 9.08(g), such Foreign Subsidiary Borrower hereby agrees to irrevocably and unconditionally appoint an agent for service of process located in The City of New York (the “New York Process Agent”), reasonably satisfactory to the Administrative Agent, as its agent to receive on behalf of such Foreign Subsidiary Borrower and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any such New York State or Federal court described in paragraph (a) of this subsection and agrees promptly to appoint a successor New York Process Agent in The City of New York (which successor New York Process Agent shall accept such appointment in a writing reasonably satisfactory to the Administrative Agent) prior to the termination for any reason of the appointment of the initial New York Process Agent. In any such action or proceeding in such New York State or Federal court, such service may be made on such Foreign Subsidiary Borrower by delivering a copy of such process to such Foreign Subsidiary Borrower in care of the New York Process Agent at the New York Process Agent’s address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to such Foreign Subsidiary Borrower at its address specified in Section 9.01 with (if applicable) a copy to the Parent Borrower (such service to be effective upon such receipt by the New York Process Agent and the depositing of such process in the mails as aforesaid). Each of the Foreign Subsidiary Borrowers hereby irrevocably and unconditionally authorizes and directs the New York Process Agent to accept such service on its behalf. As an alternate method of service, each of the Foreign Subsidiary Borrowers irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such New York State or Federal court by mailing of copies of such process to such Foreign Subsidiary Borrower by certified or registered air mail at its address specified in Section 9.01. Each of the Foreign Subsidiary Borrowers agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(f)    To the extent that any Foreign Subsidiary Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Foreign Subsidiary Borrower hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and any Note.
SECTION 9.16.    Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Arrangers, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ (other than Excluded Parties (as defined below)) trustees, officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) in connection with the transactions contemplated or permitted hereby, (b) to the extent required or requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates), provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Parent Borrower in advance in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process or required or requested by any regulatory authority having or asserting jurisdiction over such Person or its Related Parties, provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Parent Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation, (d) to the extent reasonably necessary in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions at least as restrictive as those of this Section 9.16 (or as otherwise may be acceptable to the Parent Borrower), to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents, (ii) any pledgee referred to in Section 9.04(h) or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers, any subsidiary or any Affiliate thereof or any of their respective obligations, (f) with the written consent of the Parent Borrower, (g) to any Rating Agency when required by it (it being understood that, prior to any such disclosure, such Rating Agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Person) or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16; provided that, no such disclosure shall be made by the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders to any of their respective affiliates that are engaged as principals primarily in private equity, mezzanine finance or venture capital (the “Excluded Parties”). For the purposes of this Section 9.16, “Information” shall mean all information received from the Parent Borrower or Holdings and related to the Borrowers or their business, other than any such information that is publicly available to the Administrative Agent, the Collateral Agent, any Arranger, any Issuing Bank or any Lender, other than by reason of disclosure by Administrative Agent, the Collateral Agent, any Arranger, any Issuing Bank or any Lender in breach of this Section 9.16.
SECTION 9.17.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Parent Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Parent Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers on the other hand, (B) the Parent Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Parent Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and each Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Parent Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Arranger has any obligation to the Parent Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent Borrower and its Affiliates, and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests to the Parent Borrower or its Affiliates. To the fullest extent permitted by law, the Parent Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 9.18.    Release of Collateral. The Lenders irrevocably authorize the Agents (and the Agents agree (other than in the case of clause (b) below)):
(a)to release any Lien on any property granted to or held by the Collateral Agent or the Administrative Agent under any Loan Document (u) if the property of any U.S. Loan Party that is organized and existing under the laws of the United States, any state thereof or the District of Columbia subject to such Lien constitutes Excluded Collateral (as defined in the Security Agreement), (v) in the event of the Foreign Subsidiary Reorganization (as defined below) to the extent that, after giving effect to such reorganization, would be excluded from the Collateral pursuant to the Loan Documents so long as any new property or assets that would be included in the Collateral pursuant to the Loan Documents is pledged substantially concurrently with such release, (w) upon the Termination Date (and, concurrently therewith, to release all the Loan Parties from their obligations under the Loan Documents (other than those that specifically survive the Termination Date)), (x) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to any Person other than a Loan Party, (y) subject to Section 9.08, if approved, authorized or ratified in writing by the Required Lenders, or (z) owned by a Subsidiary Guarantor upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below; provided that no such release shall occur if such asset continues to secure obligations in respect of the Existing Senior Notes, any Junior Financing and any Refinancing Indebtedness in respect thereof unless and until such asset is (or is being simultaneously) released from the lien securing obligations with respect to the Existing Senior Notes, such Junior Financing and any Refinancing Indebtedness in respect thereof;
(b)at the request of the Parent Borrower, at the Collateral Agent’s or the Administrative Agent’s option in its reasonable discretion, to subordinate any Lien on any property granted to or held by the Collateral Agent or the Administrative Agent, respectively, under any Loan Document to the holder of any Permitted Lien; and
(c)to release any Subsidiary Guarantor from its obligations under any Loan Document to which it is a party if such Person ceases to be a subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the Existing Senior Notes, any Junior Financing and any Refinancing Indebtedness in respect thereof unless and until such Guarantor is (or is being simultaneously) released from its guarantee with respect to the Existing Senior Notes, such Junior Financing and any Refinancing Indebtedness in respect thereof.
Upon request by any Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Loan Documents pursuant to this Section 9.18. In each case as specified in this Section 9.18, the relevant Agent will, at the Parent Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Loan Documents, or to release such Loan Party from its obligations under the Loan Documents, in each case, in accordance with the terms of the Loan Documents and this Section 9.18.
SECTION 9.19.    USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA PATRIOT Act.
SECTION 9.20.    Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or any Hedging Obligation or Cash Management Obligation (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 9.20 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
SECTION 9.21.    Obligations of the Foreign Subsidiary Borrowers ~~SECTION 9.22.~~. Notwithstanding anything contained herein or in the other Loan Documents to the contrary, none of the Foreign Subsidiary Borrowers shall be liable for any Domestic Obligations or any Hedging Obligations or Cash Management Obligations of any Loan Party or Restricted Subsidiary, in each case, that is organized and existing under the laws of the United States, any state thereof or the District of Columbia, and none of the Collateral pledged by any Foreign Subsidiary Borrower shall secure any Domestic

Obligations or any such Hedging Obligations or Cash Management Obligations. In addition, any insurance proceeds from any Collateral pledged by any Foreign Subsidiary Borrower shall not be available to secure any Domestic Obligations or any such Hedging Obligations or Cash Management Obligations.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

VWR FUNDING, INC.

By:
Name:
Title:

S - 1

CITIBANK, N.A.,
as Administrative Agent and Collateral Agent

By:
Name:
Title:

CITIBANK, N.A.,
individually and Swingline Lender and an Issuing Bank

By:
Name:
Title:

[OTHER LENDERS]

S - 2